As filed with the Securities and Exchange Commission on July 3, 2013

Registration no. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PLURES TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-3880130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5297 Parkside Drive

Canandaigua, NY 14424

(Address of principal executive offices)

585-905-0554

(Issuer’s telephone number)

Glenn Fricano/President

Plures Techonologies, Inc.

5297 Parkside Drive

Suite 400, Box 24

Canandaigua, NY 14424

(585) 905-0554

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart M. Sieger, Esq.

Ruskin , Moscou Faltischek, P.C.

1425 RXR Plaza

Uniondale, New York 11556

516.663.6600

516.663.6746 (Facsimile)

Approximate date of commencement of proposed sale to the public:

From time to time after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. ☐

Large accelerated filer    ☐ Accelerated filer    ☐ Non-accelerated filer    ☐ Smaller reporting company   ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

common stock, $.001 par value(3)	15,000,000	$.31	$4,650,000	$634.26

(1)	Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act.

(3)	The Company is registering the following shares of common stock: TO BE COMPLETED IN AMENDMENT NO. 1

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED July 3, 2013

PLURES TECHNOLOGIES, INC.

15,000,000 Shares of common Stock

The “Selling Stockholders” named in this prospectus are offering to sell up to an aggregate of _15,000,000 shares of Plures Technologies, Inc.’s common stock as follows: TO BE COMPLETED IN AMENDMENT NO. 1

We will not receive any proceeds from the sale of these securities. Information on the Selling Stockholders and the times and manner in which they may offer and sell shares of our common stock under this prospectus is provided under “Selling Stockholders” and “Plan of Distribution.”

Shares of our common stock trade on the OTC-QB Bulletin Board under the symbol “MANY”. On July ______, 2013 the closing price of our common stock was $_____ per share.

See “Risk Factors” beginning on Page __4___ for the factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of this Prospectus is _____, 2013

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TABLE OF CONTENTS

SUMMARY	3

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION	4

CERTAIN TERMS USED IN THIS REPORT	4

RISK FACTORS	4

USE OF PROCEEDS	10

DETERMINATION OF OFFERING PRICE	11

DILUTION	11

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK AND RELATED STOCKHOLDER MATTERS	11

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	12

BUSINESS	17

PROPERTY	22

MANAGEMENT	22

EXECUTIVE COMPENSATION	25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29

SELLING STOCKHOLDERS	31

DESCRIPTION OF SECURITIES	32

PLAN OF DISTRIBUTION	33

LEGAL MATTERS	35

EXPERTS	35

REPORTS TO SECURITY HOLDERS	35

WHERE YOU CAN FIND MORE INFORMATION	35

FINANCIAL STATEMENTS	F-1

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SUMMARY

Introduction

The Company is engaged in the development, design and manufacture of innovative MEMS (micro electrical mechanical systems) and Spintronics (magnetic encoding and reading of electron spin) products in its Shrewsbury, Massachusetts fab facility.

Our subsidiary, Advanced MicroSensors Corporation (“AMS”), which operates the Shrewsbury fab facility, acquired its assets and business in May 2011 from Advanced MicroSensors, Inc. In our pursuit of products to commercialize, AMS is of strategic importance. AMS has capabilities in MEMS and Spintronics development, and is able to take intellectual property and demonstrate whether the same can be commercialized at a reasonable cost.

We seek the licensing of intellectual property. Commercialization of such intellectual property would follow these steps: assessment of the scope of patent claims we hold; assessment of the scope of patent claims held by others; assessment of the market; assessment of the competitive environment; development of a working prototype; and identification of possible licensees, manufacturers and distributors. Based on a determination of cost and value of a particular technology, we may stop the process at an early stage, or continue as far as manufacturing and distribution.

Management has identified several initial development projects which would leverage the capabilities of AMS, but has not yet licensed the intellectual property related to the same. The projects are based on MEMS technology which the Company believes AMS can design and manufacture. Our development projects are beginning in 2013 and may take up to two years or more to complete. There can be no assurance of the development and completion of these projects.

In April 2012, the Company formed Magnetic Sense Inc., a Delaware Corporation and a wholly-owned subsidiary of the Company, for the purpose of holding and developing the rights to the Company's magnetic sensor technologies. The Company has not had any operating activity in this subsidiary since inception.

The Offering

The shares of our common stock covered by this prospectus are being registered for resale by the Selling Stockholders, from time to time in transactions (which may include block transactions) on the OTC-QB Bulletin Board (or other markets on which shares of our common stock are then traded), in negotiated transactions, through put or call option transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. To the knowledge of the Company, none of the Selling Stockholders has entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares.

Selling Stockholders

The Selling Stockholders consist of [TO BE COMPLETED IN AMENDMENT NO. 1].

The specific transactions in which these shares were acquired are detailed in the Selling Stockholders section elsewhere in this prospectus. We will receive none of the proceeds from the sale of shares by the Selling Stockholders.

Corporate Information

Our principal executive office is located at 5297 Parkside Drive, Suite 400, Box 24, Canandaigua, NY 14424, telephone number (585) 905-0554.

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CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION

This prospectus contains certain statements relating to our future results that are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those expressed or implied as a result of certain risks and uncertainties, including, but not limited to, changes in political and economic conditions; interest rate fluctuation; competitive pricing pressures within our market; equity and fixed income market fluctuation; technological change; changes in law; changes in fiscal, monetary regulatory and tax policies; monetary fluctuations as well as other risks and uncertainties detailed elsewhere in this prospectus or from time-to-time in our filings with the Securities and Exchange Commission.  Such forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

CERTAIN TERMS USED IN THIS REPORT

When this prospectus uses the words “we,” “us,” “our,” and the “Company,” they refer to Plures Technologies, Inc.  “SEC” refers to the Securities and Exchange Commission

RISK FACTORS

The common stock offered by the Selling Stockholders involve a high degree of risk and should only be purchased by persons who can afford to lose their entire investment. Prospective purchasers should carefully consider, among other things, the following risk factors and the other information in this prospectus, including our financial statements and the notes to those statements, prior to making an investment decision.

Risks Related to Our Business and Industry

Risks Related to the Company

We have a history of losses.

We have incurred losses for the two years ended December 31, 2012 and the three months ended March 31, 2013. While we believe our operations have substantially improved, there can be no assurance that we will be able to report profitable operations subsequent to March 31, 2013. Additional losses will impose financial and operational pressure on the Company and would adversely affect the value of our common stock.

In 2012 our major customer curtailed its orders.

In the second quarter of 2012, a customer that had accounted for more than 75% of our revenues for the preceding 12 months curtailed its orders. As a result, we reduced staff, accelerated development work and had to borrow money to fund day-to-day operations. The curtailment negated the profitability of the first quarter and resulted in a substantial loss for the year 2012. This customer has, in 2013, recommenced placing orders with the Company but at a lower level than in the first quarter of 2012.

Equipment owned by a customer must be replaced.

The company previously reported an Equipment Purchase and Usage Agreement with a customer covering several key pieces of equipment along with a number of other items in the AMS fab. Only two pieces remain at AMS and for those two, management has signed an Memorandum of Understanding with the customer’s management for disposition of the remaining tools one of which will be decommissioned and shipped to the customer by then end of 2013 and the last piece is to be repurchased from the customer so that AMS can make necessary upgrades to the tool to be able supply product to the customer as well as others unless AMS can find a suitable replacement.. The time this latter tool will be down for the upgrade could have a short term material adverse effect on our business and the repurchase of this tool must be completed.

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A significant amount of equipment we use is under sale-leaseback.

The predecessor of AMS, in order to obtain financing, engaged in several sale and leaseback transactions of a significant amount of equipment used by it. The equipment includes one tool which is critical to AMS operations and a variety of other tools that can be replaced with advance planning. Although rental payments are not significant and AMS is otherwise in material compliance with its obligations there is always the possibility that the lessor may seek to terminate a leaseback arrangement.  If AMS were to lose possession of this equipment, it would have a material adverse effect on our business.

We require additional equipment to effect business growth.

In order to be able to achieve higher and more economical volumes of product manufacture, and to manufacture a greater diversity of products, we will require additional equipment. The more economical strategy for acquisition of this equipment is in resale markets, and there is no assurance we will be able to purchase the same in such markets.  We have not identified funding for substantial additional equipment. Failure to acquire such additional equipment would adversely affect our ability to substantially increase our future revenues.

The Company’s tangible and intangible asset values may be impaired.

The balance sheet of the Company reflects what are considered fair values for the tangible and intangible assets of the Company including the AMS acquisition.  Future events may result in a conclusion that there has been an impairment in these values.  If there is such an impairment, the Company will be required to take write-offs in the value of its tangible and intangible assets, the total of which could be material.

Present economic conditions and those related to debt markets are extremely uncertain.

At the present time, the United States economy, on which the Company depends for its growth, is experiencing a long period of slow growth and uncertainty.  Likewise, there are uncertainties and disruptions in the United States’ debt markets.  These uncertainties insofar as they affect the Company, may have a material adverse effect on the Company’s business and prospects.

Our business is based on the development and marketing of new products and materials using advanced technologies, and there can be no assurance that the same can be successfully developed or marketed by us.

Our industry uses advanced technologies for the development of new products and materials, including MEMS and Spintronics. When successful, the employment of these technologies can lead to products and materials that are far less expensive to manufacture, have improved efficiency of operation and are highly reliable. The risks, however, in trying to achieve such goals are that product and materials development may prove to have unforeseen difficulties, greater expense and longer timelines, or may not be successful.  There can be no assurance that the products or materials on which development is undertaken will meet with commercial success.

Even if the products or materials which are developed by us are cost effective and feasible, they may not be adopted by purchasers, who would have to incorporate the same as part of larger products.

The potential size, timing and viability of market opportunities are always uncertain.  Market acceptance of new or “disruptive” products or materials will depend, in part, upon whether benefits superior to current products or materials justify redesign and retooling. Many potential purchasers of new products and materials we may develop are already utilizing competing products or materials and may, therefore, be reluctant to redesign their products or manufacturing processes to incorporate our new products. We also face the risk that new products will fail to meet a manufacturer’s technical performance or cost requirements, or be supplanted by a competing product or an alternative technology.

We face competitive pressures.

The nature of our business is development of products and materials that are innovative from a cost, reliability and/or functional point of view. Development of new products and materials is a worldwide business with a large number of participants. Intellectual property and technical development are ongoing world-wide, and enhanced communications via the Internet has led to collaborative efforts that have caused new products and technologies to appear without notice from sources not previously known to be engaged in development efforts. Accordingly, we are subject to the risk of a competitive or superior technology or product appearing in the market place.  This could result in the loss of years of development efforts and substantial sums.

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Our product and development is based on intellectual property rights and is subject to factors that can adversely affect the same.

The value of products developed by us is often dependent on our ability to secure and maintain appropriate patent and other intellectual property rights protection in order to prevent copying by others.  Although we may own or license one or more patents involving the technologies under development, there can be no assurance the patents will afford commercially significant protection to the resulting products, or indeed will be found valid if challenged. Further, development often takes place based initially on patent applications rather than issued patents. Patent applications are processed by the United States Patent and Trademark Office (“USPTO”).  During the course of such processing, examiners for the USPTO may challenge some or all or the claims in patent applications and may refuse to issue a patent relating to the same.  In addition, in order to protect what we consider to be our patent and other intellectual property rights, we could be forced to engage in lengthy and costly litigation either to protect patent or other intellectual property rights position or to challenge the use of intellectual property rights by others.  As with all litigation, there can never be certainty of the outcome. An unsuccessful outcome could result in the loss of patents and other intellectual property rights which could negate substantial amounts of time and expense incurred in product development.

Many intellectual property rights are derived from the prior efforts of others, leading to uncertainty as to their validity and use.

Intellectual property rights are often developed by universities and medical centers based on staff research and development and by industrial companies as a byproduct of their overall development work.  This technology is then licensed to participants in our industry.  The risks which may be incurred in connection with licensed technology derive from the work done by the original developers, some or all of which may not be known to us or which may have infringed on the intellectual property rights of other persons, which is not necessarily a primary focus of researchers, and also from various provisions of license agreements which may restrict the use or sale of licensed intellectual property rights or may force the reversion of such intellectual property rights to the original developers.  Any of these factors may result in a loss to us if intellectual property rights cease to be available.

We may not be able to enforce our intellectual property rights or our technology may infringe upon patents or rights owned by others, which may prevent the future sale of our products or increase the cost of sales.

We protect our proprietary technology and intellectual property by seeking patents, and where appropriate, trademarks, and copyrights, and by maintaining trade secrets through entering into confidentiality agreements with employees, suppliers, customers, and prospective customers. We hold patents or are the licensee of patents covering certain aspects of our products and technology. These patent rights may be challenged, rendered unenforceable, invalidated, or circumvented. In addition, rights granted under the patents or under licensing agreements may not provide a competitive advantage to us. Efforts to legally enforce patent rights can involve substantial expense and may not be successful. Furthermore, others may independently develop similar, superior, or parallel technologies to any technology developed by us, or our technology may prove to infringe on patents or rights owned by others. Thus the patents held by or licensed to us may not afford us any meaningful competitive advantage. If technology we use infringes on patents or rights owned by others, we may be prevented from selling products that use such technology, we might be required to license the patents or rights owned by others, or we may be required to indemnify our customers against expenses relating to possible infringement. Also, our confidentiality agreements may not provide meaningful protection of our proprietary information. Our inability to maintain our proprietary rights could have a material adverse effect on our business, financial condition and results of operations.

Our opportunities to license promising intellectual property depends on the personal relationships of our directors, officers and consultants with the potential sources of the same.

Our business includes the continuing review of intellectual property of high quality and commercial utility for relatively small committed costs.  Obtaining the same depends on the efforts, personal relationships and reputations of our directors and officers with the sources of such intellectual property, namely universities and industrial companies.  In addition to knowing of such intellectual property, we would have to negotiate license agreements with the intellectual property holders and we face substantial competition for licensing of such intellectual property from other developers, many of which have substantially greater financing and may have significantly greater technical resources and marketing channels.

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The loss of the services of any of our key employees would result in material damage to our business.

Our success depends, to a material degree, on the continued contribution of our key management employees including David R. Smith, CEO and Glenn J. Fricano, President and COO and Harmandip Kullar, CFO. In addition, we have a small development and engineering team, and the loss of the services of any such persons would be materially detrimental to our development and would represent a loss of expertise which is critical to the development of our business. We presently do not have key man life insurance on any of our officers or directors except for Glenn Fricano.

We are in competition with companies with far greater financial and human resources.

We are in an industry in which a significant number of participants are large, well financed companies. Our primary means of competition is highly skilled manufacturing at AMS conducted at competitive prices.

We hope to fund certain of our development efforts through government grants, of which there can be no assurance.

Grants from federal government agencies are made for the development of technologies which they may consider strategically important, and for which there may presently not be a substantial commercialization opportunity.  Grants from state and local government agencies are often made to promote employment and other economic activity.  We consider grants very beneficial since they generally do not require repayment or transfer of intellectual property rights.  Obtaining grants is highly competitive, requires substantial efforts and involves appropriate contacts with governmental agencies and suitable technologies for development, and there can be no assurance that we will be able to obtain the same.  AMS currently has only one small development program funded by a government grant.

Our reputation could be damaged and we could lose revenue if we fail to meet technical challenges required to produce marketable products.

Our products are based on new technology and we are continually refining our production processes. Our production processes require control of dimensional, magnetic, and other parameters that are not required in conventional MEMS processes. If we are unable to develop stable production processes, we may not be able to produce products that meet our customers’ requirements, which could cause damage to our reputation and loss of revenue.

Our failure to meet stringent customer requirements could result in the loss of key customers and reduce our sales.

Our customers typically have stringent technical and quality requirements that require our products to meet certain test and qualification criteria. Failure to meet those criteria could result in the loss of current sales revenue, customers, and future sales.

We may lose business and revenue if we are unable to produce to meet customer demand.

Our production process relies on our equipment, facilities, and personnel to meet customer demand for our products and services. If customer demand increases, we may not be able to add production capacity fast enough to meet our customer demand. Furthermore, expansion of our production facilities carries risks of disruption. Failure to meet customer demand could result in the loss of current sales revenue, customers and future sales.

New regulations related to “conflict minerals” may force us to incur additional expenses, may make our supply chain more complex and may result in damage to our reputation with customers.

On August 22, 2012, under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, the SEC adopted new requirements for companies that use certain minerals and metals, known as “conflict minerals”, in their products, whether or not these products are manufactured by third parties. These requirements will require companies to perform due diligence, disclose and report whether or not such minerals originate from the Democratic Republic of Congo and adjoining countries. The implementation of these new requirements could adversely affect the sourcing, availability and pricing of minerals used in the manufacture of semiconductor devices, including our products. In addition, we will incur additional costs to comply with the disclosure requirements, including costs related to determining the source of any of the relevant minerals and metals used in our products. Since our supply chain is complex, we may not be able to sufficiently verify the origins for these minerals and metals used in our products through the due diligence procedures that we implement, which may harm our reputation. In such event, we may also face difficulties in satisfying customers who require that all of the components of our products are certified as conflict mineral free.

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Risks Related to the Company’s common stock

There is little trading in the market for the common stock

There is little trading of our common stock because, among other reasons, the Company has not sought to promote itself aggressively in financial markets. As a result, price quotations for the Company’s common stock are not derived from an active trading market and may not be indicative of the value of our common stock.

We became a public company through the merger with a “public shell company”.

There are risks associated with becoming a public company through a “public shell company” or “alternative public offering.” For example, security analysts of major brokerage firms may not provide coverage of the Company since there is little to no incentive to brokerage firms to recommend the purchase of its common stock. No assurance can be given that brokerage firms will want to conduct any secondary public offerings on behalf of the Company in the future. We have conducted due diligence on the public shell company.  However, the due diligence process may not have revealed all material liabilities of the Company currently existing or which may be asserted in the future.  Any such liabilities, if material, could harm the Company’s revenues, business, prospects, financial condition and results of operations.

The requirements of being a public company may strain the Company’s resources and distract management.

As a public company, the Company is subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  These requirements are extensive.  The Exchange Act requires that the Company file annual, quarterly and current reports with respect to its business and financial condition.  The Sarbanes-Oxley Act requires that the Company maintain effective disclosure controls and procedures and internal controls over financial reporting.  In order to maintain and improve the effectiveness of its disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight is required.  This may divert management’s attention from other business concerns, which could have a material adverse effect on the Company’s business, financial condition and results of operations.  Effective internal controls, particularly those related to revenue recognition, are necessary for the Company to produce reliable financial reports and are important to help prevent fraud.  Furthermore, the Company anticipates that it will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404b and other requirements of the Sarbanes-Oxley Act that may become applicable,

Our management has had only limited experience in managing and operating a public company.

Our management has now had only limited experience in managing and operating a public company.  Any failure to comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially and adversely affect our business, results of operations and financial condition.  We may not be able to meet the filing and internal control reporting requirements imposed by the Securities and Exchange Commission resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

The Company’s current principal stockholders have significant influence over the Company and they could delay, deter or prevent a change of control or other business combination or otherwise cause the Company to take action with which you may disagree.

The Company’s officers and directors and principal stockholders beneficially own the majority of the Company’s voting shares. Because of the percentage of voting in these stockholders, it would be difficult for other stockholders to propose and have approved proposals not supported by management.  There can be no assurances that matters voted upon by the Company’s officers and directors in their capacity as stockholders will be viewed favorably by all stockholders of the Company.  This concentration of voting may have the effect of delaying, preventing or deterring a change in control of the Company.  It could also deprive the Company’s stockholders of an opportunity to receive a premium for their shares as part of a sale of the Company and it may affect the market price of the common stock.

8

Additionally, due to nine months of consecutive losses as of December 31, 2012, the shareholders of the Series A Preferred Stock obtained the ability to elect a majority of the Board of Directors. This right constituted a change of controlling financial interest without the transfer of consideration to the shareholders of the Series A Preferred Stock. As of the filing of this document, the shareholders of the Series A Preferred Stock have not exercised their right to elect a majority of the Board of Directors.

The Company’s common stock may not be listed on a national securities exchange.

The Company intends to seek the listing of its common stock on a national securities exchange at some time in the future, assuming that it can satisfy the initial listing standards for such.  The Company cannot ensure that it will be able to satisfy such listing standards or that it’s common stock will be accepted for listing on any such exchange.  Should the Company fail to satisfy the initial listing standards of such exchanges, or its common stock is otherwise rejected for listing, the trading price of its common stock could suffer, the trading market for its common stock may be less liquid, and its stock price may be subject to increased volatility.

The market price of Registrant’s common stock is volatile and subject to fluctuations.

The market price of our common stock is volatile and could be subject to wide fluctuations in response to a number of factors, including:

•	announcements of acquisitions by the Company or business initiatives by the Company’s competitors;

•	quarterly variations in its revenues and operating expenses;

•	impairments of tangible and intangible assets;

•	dilution caused by the Company’s issuance of additional shares of common stock and other forms of equity securities, which it expects to make in connection with future capital financings to fund its operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	changes in expectations as to the Company’s business, prospects, financial condition, and results of operations;

•	significant sales of the Company’s common stock, including sales by selling stockholders and by future investors in future offerings it expects to make to raise additional capital;

•	changes in the valuation of similarly situated companies, both in the Company’s industry and in other industries;

•	fluctuations in interest rates and the availability of capital in the capital markets;

•	departures of key personnel; and

•	regulatory considerations

If the Company issues additional shares of common stock in the future, it will result in the dilution of its existing stockholders.

The Company’s Board of Directors may choose to issue some or all shares authorized to provide additional financing in the future.  The issuance of any such shares may result in a reduction of the book value and market price of the outstanding shares of the Company’s common stock.  If the Company issues any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders.

9

The Company has the right to issue additional shares of preferred stock, which may adversely affect the voting power of the holders of the other securities and may deter hostile takeovers or delay changes in management control.

The Company could issue additional shares of preferred stock from time to time in one or more series, and with such preferences as the Board of Directors may determine from time to time.  The Board of Directors, without further approval of stockholders, would be authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of its preferred stock.  Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of the other securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delay changes in management control.

The Company has issued Series A Preferred Stock with significant rights which are senior to the rights of the common stock and could elect a majority of our Board of Directors.

Holders of the Series A Stock have a liquidation preference, which means that upon a sale or liquidation, such holders are entitled to receive the first proceeds before any distribution on the common stock, or to participate with the common stock if that is more beneficial to such holders. Due to nine months of consecutive losses as of December 31, 2012, the shareholders of the Series A Preferred Stock obtained the ability to elect a majority of the Board of Directors. This right constituted a change of controlling financial interest without the transfer of consideration to the shareholders of the Series A Preferred Stock. As of the filing of this document, the shareholders of the Series A Preferred Stock have not exercised their right to elect a majority of the Board of Directors.

The Company does not plan to declare or pay any dividends on its common stock in the foreseeable future.

The Company has not declared any cash dividends in the past, and it does not intend to distribute dividends in the foreseeable future.  The declaration, payment and amount of any future dividends will be made at the discretion of the Board of Directors and subject to Delaware law, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the Board of Directors considers relevant.  There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The Company’s common stock is deemed to be a "penny stock," which may make it more difficult for investors to sell their shares due to suitability requirements.

The Securities and Exchange Commission (“SEC”) has adopted regulations that generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of the Company’s common stock is currently less than $5.00 per share and therefore is a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell the Company’s common stock and may affect the ability of investors hereunder to sell their shares.

The Company’s issuance of warrants and options to investors, employees and consultants may have a negative effect on the trading prices of the Company’s common stock as well as a dilutive effect.

The Company may in the future issue warrants and options at or below the current market price. In addition to the dilutive effect of a large number of shares and a low exercise price for the warrants and options, there is a potential that a large number of underlying shares may be sold in the open market at any given time, which could place downward pressure on the trading of the Company’s common stock.

USE OF PROCEEDS

The shares of our common stock offered by this prospectus are being registered solely for the account of the Selling Stockholders.  We will not receive any of the proceeds from the sale of these shares.

10

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the shares of common stock offered by this prospectus, and such sales may be made at prevailing market prices, or at privately negotiated prices.

DILUTION

The selling security holders are offering for resale common stock underlying Series A Preferred Stock, convertible notes and warrants. Our net tangible book value as of March 31, 2013 was approximately ($2,548,933), or approximately ($0.46) per share. Net tangible book value per share represents our total shareholders’ equity less total intangible assets, divided by the number of shares of common stock outstanding as of March 31, 2013.

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK AND

RELATED STOCKHOLDER MATTERS

(a)         The common stock of the Company is quoted on the Over the Counter Bulletin Board.

The following table sets forth the high and low sales quotations for the common stock during the two most recent fiscal years and the three months ended March 31, 2013. The prices reflect inter-dealer prices without retail mark-ups, mark-downs or commissions and may not represent actual transactions.  The following table does not, for the period from January 1, 2011 to September 23, 2011, reflect a 1:400 common stock combination effective on such latter date.

		common stock Sales Prices
	High	Low
Symbol “MANY” (not reflecting 1:400 combination)

2011

January 1, 2011 – March 31, 2011	$0.3	$0.008

April 1, 2011 – June 30, 2011	$0.3	$0.008

July 1, 2011 – September 30, 2011	$0.3	$0.013

Symbol “MANY” (post 1:400 combination)

October 1, 2011-December 31, 2011	$6.48	$1.05

2012

January 1, 2012 – March 31, 2012	$4.00	$3.50

April 1, 2012 – June 30, 2012	$3.50	$3.50

July 1, 2012 – September 30, 2012	$4.00	$3.00

October 1, 2012 – December 31, 2012	$3.00	$3.00

2013

January 1, 2013 – March 31, 2013	$3.00	$2.10

(b)         As of June 1, 2013, there were 89 holders of record of the common stock of the Company.

(c)         The Company has not declared or paid any cash dividends on its common stock and has no plans to pay any cash dividends on its common stock in the foreseeable future.

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The following table provides information about shares of our common stock that may be issued upon the exercise of options under all of our existing compensation plans as of June 1, 2013.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Plan Category
Equity compensation plans not approved by security holders (750,000 shares authorized)	458,750	$.80	291,250
Total	458,750	$.80	291,250

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read together with the Consolidated Financial Statements and Notes thereto appearing elsewhere in this annual report on Form 10-K. Certain statements in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are forward-looking statements that involve risks and uncertainties. Words such as may, will, should, would, anticipates, expects, intends, plans, believes, seeks, estimates and similar expressions identify such forward-looking statements. The forward-looking statements contained herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Factors that might cause such a difference include, among other things, those set forth under “Risk Factors” and those appearing elsewhere in this Form 10-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. We assume no obligations to update these forward-looking statements to reflect actual results or changes in factors or assumptions affecting forward-looking statements.

Overview

From 2009 to August 10, 2011, the Company was considered a shell company, in that it did not have significant assets and conducted no operations. On August 10, 2011, the Company’s wholly owned subsidiary merged with and into Plures Holdings, Inc. (formerly known as Plures Technologies, Inc.). Plures Holdings, Inc. was and is the holder of 95% of the outstanding common stock of Advanced MicroSensors Corporation (“AMS”). AMS and its predecessor (AMS Inc.) have been in business for approximately 12 years and are based in Shrewsbury, Massachusetts. The business of AMS is the design and fabrication of micromechanical electrical systems (MEMS) including, in some instances magnetic components (Spintronics), and principal activities include the fabrication of magnetic compass sensors and MEMS switches.

In April 2012, the Company formed Magnetic Sense Inc., a Delaware Corporation and a wholly-owned subsidiary of the Company, for the purpose of holding and developing the rights to the Company's magnetic sensor technologies. The Company has not had any operating activity in this subsidiary since inception.

Critical Accounting Policies

Principles of consolidation

The consolidated financial statements include the Company, and its subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

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Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Allowance for Doubtful Accounts

The Company’s policy is to maintain allowances for estimated losses from the inability of its customers to make required payments. Credit limits are established through a process of reviewing the financial results, stability and payment history of each customer. Where appropriate, the Company obtains credit rating reports and financial statements of customers when determining or modifying credit limits. The Company’s senior management reviews accounts receivable on a periodic basis to determine if any receivables may potentially be uncollectible. The Company includes any accounts receivable balances that it determines may likely be uncollectible, along with a reserve for estimated probable losses based on historical experience, in its overall allowance for doubtful accounts. An amount would be written off against the allowance after all attempts to collect the receivable had failed. Based on the information available to the Company, it believes the allowance for doubtful accounts is adequate.

Income taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statement and tax basis of assets and liabilities, as measured by the enacted tax rates which are expected to be in effect when these differences reverse.  Deferred tax assets and liabilities are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate.  Deferred tax assets and liabilities not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.  The Company has recorded a full valuation allowance against its net deferred tax assets since management believes that, after considering all available objective evidence, both positive and negative, historical and prospective, with greater weight given to historical evidence, it is more likely than not that the deferred tax assets at December 31, 2012 will not be realized. Management of the Company believes it has no material uncertain tax positions and, accordingly it will not recognize any liability for unrecognized tax benefits.

Inventories

Inventories are stated at the lower of cost or market. Costs are determined using the first-in, first-out method. The Company regularly reviews inventory quantities on hand and records a provision for excess and/or obsolete inventory primarily based upon estimated usage of its inventory as well as other factors.

Other Assets

At December 31, 2012, Management determined that the residual value of certain pure metal targets (“targets”) utilized in the Company’s manufacturing process should be recorded on their consolidated balance sheet at fair value. Previously, the Company recorded credits received from the reclamation of these targets against its new purchases. This treatment resulted in a balance sheet presentation that did not reflect the residual value of the targets. The Company has recorded $313,350 for the fair value of the targets in other current assets and cost of revenue as of and for the year ending December 31, 2012, respectively. This results in a decease to accumulated deficit, gross loss, operating loss, net loss and comprehensive loss, net loss attributable to Plures Technologies, Inc. of $313,350 and a decrease to loss per share of $0.07 as of and for the year ended December 31, 2012. Management does not consider the cumulative correction to cost of revenue to be qualitatively material to the Company’s current period consolidated financial statements. Management determined that the understatement of assets and gains, of approximately $286,000, as of and for the year ended December 31, 2011, was not qualitatively material to the Company’s prior period consolidated financial statements, as the fair value of the pure metals would have been recorded to other current assets in the consolidated balance sheet and to gain on purchase in the consolidated statement of operations as part of the transaction to acquire substantially all of the assets and liabilities of AMS Inc., through its wholly owned subsidiary, AMS Corp. On a continuous basis in accordance with Financial Accounting Standards Board (FASB) ASC (Accounting Standards Codification) Topic 820, Fair Value Measurement and Disclosures, (ASC 820), Management will determine the fair value of the targets using level 1 inputs of the spot price of metals and will record any gains or losses on the fair value in cost of revenues.

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Intangible Assets

Intangible assets are evaluated for impairment whenever events or circumstances indicate the carrying amount of the assets may not be recoverable.  Intangible assets subject to amortization were the result of the Company’s acquisition of AMS, Inc., the predecessor to AMS.

Revenue Recognition

The Company recognizes revenue when (i) evidence of arrangement exists, (ii) delivery has occurred, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. Revenue from the sale of products and prototypes is recognized upon delivery, or upon customer acceptance for transactions where customer acceptance is stipulated, and when all other revenue recognition criteria have been met. Revenue from engineering development services is recognized over the term of the agreement as services are performed and when all other revenue recognition criteria have been met. Engineering development services include non-refundable deposits which are deferred upon invoicing and recognized in accordance with the Company’s revenue recognition policy.

Impairment of Long-Lived Assets and Long-Lived Assets To Be Disposed Of

The Company reviews the valuation of long-lived assets whenever events or change circumstances indicate that the carrying value may not be recoverable. When it is determined that the carrying value of applicable long-lived assets may not be recoverable based upon the existence of one or more indicators, the Company must evaluate whether the carrying amount of the asset exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of that asset. The impairment would be measured as the amount by which the carrying amount of the particular long-lived assets exceeds its fair value. The fair value would be determined based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model or through an independent appraisal of individual assets.

Convertible Debt

The Company records a discount to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying preferred stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized to noncash interest expense using the effective interest rate method over the term of the related debt to their date of maturity.

If a security or instrument becomes convertible only upon the occurrence of a future event outside the control of the Company, or, is convertible from inception, but contains conversion terms that change upon the occurrence of a future event, then any contingent beneficial conversion feature is measured and recognized when the triggering event occurs and contingency has been resolved.

Results of Operations

Years Ended December 31, 2012 and 2011

Revenues for the twelve months ended December 31, 2012 were $5,541,444. The Company did not achieve forecasted revenues for the 2012 period due to a curtailment of orders from the Company’s largest customer in the second quarter of 2012. The Company’s revenues for 2011 of $4,622,685 were for only seven months as a result of the AMS acquisition in May 2011.

Cost of revenues for the year ended December 31, 2012 were $7,499,643 compared with $5,103,454 for the period ending December 31, 2011. As with revenue, the 2011 figures represent only seven months of AMS costs. The gross loss for 2012 is ($1,958,199) compared to ($480,769) for the 2011 period. Costs of the Company are fixed in the short term, however inventory write off, increased equipment related costs and revenue losses due to major customer curtailment resulted in a significant loss during 2012 as compared to 2011. These losses were offset by a prior year correction to recognize the reclamation value of deposition targets of approximately $300,000.

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Operating expenses for the year ended December 31, 2012 were $2,477,380 as compared with $1,534,098 for the 2011 period, an increase of approximately $943,000. Research and development expenses accounted for approximately $141,000 with general and administrative expenses accounting for the remaining approximately $803,000 increase. Labor increased by approximately $336,000 due to 2012 having a full 12 months of AMS costs as compared with only seven months in the 2011 period. Severance pay of approximately $88,000 and stock compensation expense for employee stock option grants, restricted stock and other stock based compensation accounted for approximately $410,000 of the increase. These were offset by savings in expenses for consulting, legal and debt issuance.

Other expenses for the year ended December 31, 2012 were $51,419 which was made up of approximately $146,500 in debt related interest expense and approximately $31,450 in expense due to fair value change of warrant liability offset by approximately $126,500 of income the majority of which was generated due to reclaimed materials.

In 2011 other income was $804,568 which reflected primarily the gain on the acquisition of AMS of $1,652,523 offset by debt related interest expenses of $588,328.

As a result of the above, there was a loss for the year ended December 31, 2012 of $ 4,486,998 compared to a loss of $1,210,299 for the 2011 period, when the Company had AMS operations for only seven months.

Additionally, due to nine months of consecutive losses as of December 31, 2012, the shareholders of the Series A Preferred Stock obtained the ability to elect a majority of the Board of Directors. This right constituted a change of controlling financial interest without the transfer of consideration to the shareholders of the Series A Preferred Stock. As of December 31, 2012, the shareholders of the Series A Preferred Stock beneficially own, directly or indirectly, 37.2% of the voting securities of the Company. As of the filing of this document, the shareholders of the Series A Preferred Stock have not exercised their right to elect a majority of the Board of Directors.

Three Months Ended March 31, 2013 and 2012

Revenues for the three months ended March 31, 2013 were $465,823, compared with $2,800,189 for the three months ended March 31, 2012. The reduction in revenues from prior period was due to the curtailment in sales to the Company’s largest customer which began in the second quarter of 2012.

Cost of revenues for the three months ended March 31, 2013 were $ 1,719,364, compared with $2,278,692 for the 2012 period; a net reduction of approximately $559,000. Operational cost reductions totaled $642,000, most of which was due to reductions in variable costs such as labor and materials on lower revenue. These savings were offset by the fact that the 2012 period contained a $93,000 credit for a warranty reversal.

Operating expenses for the three months ended March 31, 2013 were $559,740 as compared with $447,502 for the 2012 period, anincrease of approximately $112,000. The largest portion of the increase was due to research and development expenses of approximately $72,000 for the 2013 period compared to $0 in the 2012 period. The remaining increase of approximately $40,000 in general and administrative expense was due to increases totaling approximately $167,000 in stock compensation ($88,000), legal expenses ($22,000) patent fees ($9,000), insurance ($10,000) and consulting/other ($38,000) offset by lower labor costs of $126,000 at both AMS and Plures. AMS general and administrative labor costs have been reduced on lower staffing; Plures labor expenses are reduced as the management team did not draw salary in the first quarter of 2013.

Other expense for the three months ended March 31, 2013 was $35,105. This includes interest expense of approximately $58,000 of interest expense related to the convertible debt and note payable offset by a gain due to change in fair value of the warrants associated with the note payable. Other expense for the 2012 period was $63,146 which included $29,000 of interest expense related to the note payable as well as $56,131 in expense for the change in fair value of warrants associated with the note payable. These expenses were partially offset by a gain on materials of approximately $22,000.

As a result of all of the above, the Company had a net loss for the three months ended March 31, 2013 of $1,848,386 as compared to net income of $10,849 for the same 2012 period.

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Liquidity and Capital Resources

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the consolidated financial statements, the Company has an accumulated deficit, has suffered significant net losses and negative cash flows from operations, and has negative working capital, which raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

As reflected in the consolidated financial statements, the Company incurred a net loss of approximately $4.3 million for the year ended December 31, 2012.

As of December 31, 2012, the Company's liquidity was limited to cash on hand of $349,703. The Company is receiving funding from certain of its investors on a monthly basis while the Company is seeking to add funding from third parties. The Company cannot be certain that additional debt or equity or other funding will be available on acceptable terms, or at all. If the Company fails to obtain continuing funding when needed, it may be forced to scale back, or terminate operations, or seek to merge with or be acquired by another company.

For the year ended December 31, 2012 net cash used in operations was $3,038,784 compared to $1,284,928 for the 2011 period. The cash used for operating activities during the year ended December 31, 2012 and 2011 was due primarily to net losses of $4,468,998 and $1,210,299, respectively.

Cash flow used for investing activities during the year ended December 31, 2012 included $914,423 to acquire new equipment for AMS’ manufacturing operations. For December 31, 2011, cash used for investing activities of $1,948,259 included advances given to AMS’s predecessor ($750,000) prior to acquisition as well as  $1,378,695 to acquire new equipment for AMS’s manufacturing operation and cash received of $180,436 at AMS acquisition.

Cash flow from financing activities for the year ended December 31, 2012 was a total of $2,979,392. Proceeds of $1,431,182 are from convertible debt notes issued in October and December, $992,500 came from the sale of common stock in May 2012, and $603,594 was funds provided by a note payable to acquire additional equipment. These funds were offset by $45,867 in repayments on the note payable that began in October and $2,017 in reduction in payables to stockholders.

Cash flow from financing activities for the year ended December 31, 2011 was a total of $ 4,210,358. Proceeds of $3,102,441 net of issuance costs came from the sale of short term notes convertible into shares of its Class A common stock, and the sale of notes convertible into preferred stock of the Company upon the merger of Plures Holdings with a subsidiary of the Company, and finally the sale of common stock by the Company after the merger.

Additionally in October 2011, the Company and AMS entered into a loan agreement with the Massachusetts Development Financing Agency for up to $2 million.  The proceeds of this loan were used to fund equipment required for the AMS’s operation, which resulted in borrowings of $1,363,417 net of fees These funds were offset by $55,000 in reduction in payables to stockholders and $200,000 that serves as collateral for an irrevocable standby letter of credit that provides financial assurance that the Company will fulfill its obligations with respect to certain lease obligations.

Effect of New Accounting Standards

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2011-04, “Amendments to Achieve common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards” (Topic 820)—Fair Value Measurement (ASU 2011-04), to provide a consistent definition of fair value and ensure that the fair value measurement and disclosure requirements are similar between U.S. GAAP and International Financial Reporting Standards. ASU 2011-04 changes certain fair value measurement principles and enhances the disclosure requirements particularly for level 3 fair value measurements. ASU 2011-04 is effective for fiscal years and interim periods within those years, beginning after December 15, 2011. The adoption did not have a material impact on the Company’s financial statements.

In June 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income (“ASU 2011-05”). ASU 2011-05 increases the prominence of other comprehensive income in financial statements. Under ASU 2011-05, companies will have the option to present the components of net income and comprehensive income in either one or two consecutive financial statements. ASU 2011-05 eliminates the option to present other comprehensive income in the statement of changes in equity and is applied retrospectively. For public companies, ASU 2011-05 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption did not have a material impact on the Company’s financial statements.

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In December 2011, the FASB issued Accounting Standards Update No. 2011-12: Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 ("ASU 2011-12"). The Update defers the specific requirement to present items that are reclassified from accumulated other comprehensive income to net income separately with their respective components of net income and other comprehensive income. As part of this update, the FASB did not defer the requirement to report comprehensive income either in a single continuous statement or in two separate but consecutive financial statements. ASU 2011-12 is effective for annual periods beginning after December 15, 2011. The adoption did not have a material impact on the Company’s financial statements.

In July 2012, the FASB issued Accounting Standards Update No. 2012-02: Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012-02”). The Update is intended to reduce cost and complexity by providing an entity with the option to make a qualitative assessment about the likelihood that an indefinite-lived intangible asset is impaired to determine whether it should perform a quantitative impairment test. ASU 2012-02 is effective for fiscal years beginning after September 15, 2012. The Company does not expect the adoption to have a material impact on its financial statements.

On August 22, 2012, under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, the SEC adopted new requirements for companies that use certain minerals and metals, known as “conflict minerals”, in their products, whether or not these products are manufactured by third parties. These requirements will require companies to perform due diligence, disclose and report whether or not such minerals originate from the Democratic Republic of Congo and adjoining countries. The implementation of these new requirements could adversely affect the sourcing, availability and pricing of minerals used in the manufacture of semiconductor devices, including our products. In addition, we will incur additional costs to comply with the disclosure requirements, including costs related to determining the source of any of the relevant minerals and metals used in our products. Since our supply chain is complex, we may not be able to sufficiently verify the origins for these minerals and metals used in our products through the due diligence procedures that we implement, which may harm our reputation. In such event, we may also face difficulties in satisfying customers who require that all of the components of our products are certified as conflict mineral free. Companies must comply with the final rule for calendar year beginning January 1, 2013 with the first report due May 31, 2014.

BUSINESS

Introduction

The Company is engaged in the development, design and manufacture of innovative MEMS (micro electrical mechanical systems) and Spintronics (magnetic encoding and reading of electron spin) products in its Shrewsbury, Massachusetts fab facility.

Our subsidiary, Advanced MicroSensors Corporation (“AMS”), which operates the Shrewsbury fab facility, acquired its assets and business in May 2011 from Advanced MicroSensors, Inc. In our pursuit of products to commercialize, AMS is of strategic importance. AMS has capabilities in MEMS and Spintronics development, and is able to take intellectual property and demonstrate whether the same can be commercialized at a reasonable cost.

We seek the licensing of intellectual property. Commercialization of such intellectual property would follow these steps: assessment of the scope of patent claims we hold; assessment of the scope of patent claims held by others; assessment of the market; assessment of the competitive environment; development of a working prototype; and identification of possible licensees, manufacturers and distributors. Based on a determination of cost and value of a particular technology, we may stop the process at an early stage, or continue as far as manufacturing and distribution.

Management has identified several initial development projects which would leverage the capabilities of AMS, but has not yet licensed the intellectual property related to the same.  The projects are based on MEMS technology which the Company believes AMS can design and manufacture.  Our development projects are beginning in 2013 and may take up to two years or more to complete. There can be no assurance of the development and completion of these projects.

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In April 2012, the Company formed Magnetic Sense Inc., a Delaware Corporation and a wholly-owned subsidiary of the Company, for the purpose of holding and developing the rights to the Company's magnetic sensor technologies. The Company has not had any operating activity in this subsidiary since inception.

AMS

AMS is a MEMS and Spintronics design and manufacturing fab with process manufacturing capabilities, process intellectual property and commercial experience in manufacturing for the MEMS and Spintronics markets.  AMS’s experience is in manufacturing MEMS and Spintronics devices designed by AMS customers.  AMS currently makes magnetic compassing sensors serving the location based services segment of the mobile handset market, as well as a number of sensors, switches and other MEMS devices, all of which are considered to be one segment.

AMS and its predecessor have a 13 year history of manufacturing magnetic tape read/write heads and other magnetic components as well as a variety of MEMS components for customers in the computer, medical, military and other industries.

Technology

MEMS technology is the design and manufacture of micro machines on silicon or other wafers. These machines range from microphones and switches to a wide variety of other devices, including many types of sensors. AMS has capabilities in the process manufacture of MEMS devices.

Spintronics harnesses the spin state of electrons to store data. The spin of an electron is a quantum property that makes the electron act like a tiny magnet. This property, detected as a weak magnetic force, can be used to encode information and then read the same. In terms of scale and cost, Spintronics devices use one or a group of atoms in place of transistors. Conventional electronics employs the accumulation or movement of electrons (or other carriers of electric charge, especially semiconductor devices) to encode and convey information, for example, through the use of transistors.  Spintronic devices do not need an electric current to retain their "spin". That means Spintronic devices do not require power to retain memory, and such devices will operate in high temperature or radiation environments. Some advantages of Spintronics applications are potentially lower power use and a smaller footprint than electrical devices used for information processing. AMS has developed capabilities in the manufacture of Spintronics devices through its experience manufacturing MEMS/Spintronics tape read write heads.

Magneto resistive (“MR”), giant magneto resistive (“GMR”), anisotropic magneto resistive (“AMR”) and magnetic tunnel junction (“MTJ”) technology constitute the basic building blocks of Spintronics sensors.  AMS has experience in manufacturing using MR, GMR and AMR and is developing MTJ manufacturing experience.

AMS’s predecessor entered the sensor market using AMR technology in 1999, designing and building tape read / write heads. To increase its market share and become a more substantial player in the more advanced and newer MR sensor categories, AMS is upgrading its GMR capabilities, and is in the process of developing MTJ technology.

Complementing its Spintronics manufacturing experience, AMS’s experience includes etching, deposition and photolithographic processes currently used to manufacture both magnetic and MEMS components.  AMS has applied its processing capability to a variety of magnetic, conductive and dielectric materials. The ability to combine these materials and processes to create relatively unique component characteristics and performance is an AMS area of competence.

AMS holds five (5) US patents expiring from 2021 to 2026 and has filed several patent applications.  In addition, it is the assignee of a license for an additional approximately 50 US patents expiring through 2020.  The license agreement has no royalties and no material covenants.

Markets

AMS addresses and/or proposes to address the following MEMS/Spintronics markets:

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Magnetic Compassing Sensors

New GPS enabled smart phones feature 3-axis silicon magnetometers in electronic compasses. Magnetic compassing sensors allow mobile telephone service providers to provide so called location based services. With compassing and GPS capabilities, consumers will be able to identify and retrieve information on nearby points of interest, such as restaurants or shops, by simply pointing their mobile devices in the direction of the restaurant or shop. See “Current Products” below for how we are addressing this market. In addition to the mobile handset market, magnetic compassing can also add value to products such as portable navigation systems, handheld games and digital cameras.

Industrial Switches

MEMS switches, using a variety of actuation mechanisms, such as magnetic, piezoelectric, thermal and electrostatic designs, are becoming integral to a wide variety of industrial, medical and defense products.  See “Current Products” below for how AMS is addressing this market.

Medical Sensors and Switches

Medical applications are varied, and include defibrillators and pacemakers, hearing aids, prosthetic joints, smart pills, e.g. capsule endoscope, diagnostic or drug delivery fluid flow monitoring, syringe pumps (position or level), bio-detection (including glucose sensing)  and general automation of lab equipment (e.g. electronic pipettes), among others.  There are also opportunities in the hearing aid market. These and other medical markets would most likely continue to require customer specific product configurations.  See “Current Products” below for how AMS is addressing this market.

Current Products

Magnetic Compassing Sensors

AMS is in production of magnetic compassing sensors for one customer. The sales of sensors to this customer which were significant in the first quarter of 2012, were curtailed in June 2012, and have resumed during the first quarter of 2013.  AMS has a supply agreement with such customer expiring in 2018 which provides for an increasing amount of sensor manufacture.  AMS has opportunities to supply other companies with this product in 2013 and thereafter based on development agreements entered into or being negotiated. See “Products in Development” for information regarding a new sensor designed by AMS.

MEMS Switches

AMS fabricates MEMS switches for several customers and is in discussion with additional customers to manufacture this product for them.  MEMS switches provide advantages in mobile, medical and industrial markets replacing semiconductor-based solid-state switches.  MEMS RF switches are entering the mobile handset market and there are multiple switches per phone.  AMS does not currently supply switches for mobile phones but expects to do so in the near future.

Products in Development

New product development by AMS is presently focused on the next generation of the current components manufactured by it, and provides a significant portion of AMS’ revenues. AMS seeks, upon conclusion of a successful development project, to conduct, or share in, the manufacturing of products in commercial quantities.

Three Axis Magnetic Compassing Sensors

AMS is completing development of a magnetic compassing sensor based on a three axis, single planar sensor chip and is expected to be in production in the second half of 2013, but there can be no assurance of the same. Three axis sensors will offer reduced assembly cost and increased reliability.  W After development is completed we will seek customer testing and acceptance.

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MEMS Switches for Industrial Application

AMS has been developing a MEMS industrial switch which has application to a wide number of industrial devices. AMS has substantially completed development and is discussing manufacture of the switches in commercial quantities.

Magnetics for Molecular Diagnostics

AMS is in the prototype stage of fabricating a protein chip for a customer who is commercializing assay platforms for the molecular diagnostic market and is expected to enter production in 2013, but there can be no assurance of the same.  The initial product is focused on cancer diagnostics.  The chip, utilizing magnetic fields, measures nanotag-labeled antibodies detecting cancerous proteins at very minute concentrations in the sample.  The advantage of early and very low level detection is critical for treatment and extended survival rates.  Development of process manufacturing is expected to be completed in 2013.

Friend or Foe Detection

We are carrying out refinement of a MEMS based friend or foe signaling product and expect to be in commercial production by the beginning of 2014.

Marketing

AMS sales are made by contacts by our executive officers to generate new leads. If and when we develop standard product offerings of sensors and other devices, we plan to develop a network of distributors and sales representatives for sale of such products.

Our current goal is to increase awareness of AMS as a manufacturing company in the specific targeted market areas and with potential partners. We plan to build this awareness by: membership in the MEMS Industry Group, participation in selected trade shows and conferences such as the Sensor Expo, white papers for websites, byline articles in trade journals, customer stories in trade journals, analyst briefings, and co-sponsored webinars with partners and customers.

Backlog

We consider backlog to be firm, non-cancellable orders for AMS manufacturing.  Our backlog at June 1, 2013 was approximately $ 1,344,000 as compared with approximately $ $797,350 at June 1, 2012.

Research and Development

AMS has not done research and development on product design except for the tri axis magnetic sensor, but rather carries out manufacturing process development, typically under development agreements with customers.

Manufacturing

AMS manufactures MEMS and Spintronics devices on 6 inch silicon wafers for customers, and carries out all of the processes at its fab in Shrewsbury, Massachusetts, and maintains all necessary equipment for that purpose at that location.  It does not, at present, dice the devices from the wafer or package the same, or integrate the packaged devices with circuitry, but plans to carry out some or all of these value added functions by adding equipment in 2013 and 2014.

Raw materials include silicon wafers and a variety of metallic and other materials integrated with the same, all of which are readily available from several sources.  Suppliers of silicon wafers include Semi-Metals LLC and Silicon Valley Microelectronics, Inc. and suppliers of precious metals and similar materials include Materion Inc., AZ Electronic Materials USA Corp., Doe & Ingalls, Inc. and MicroChem Corp.

Quality

AMS is required to meet the quality and reliability requirements of customers who incorporate AMS made components in their end products for the military and implanted medical device markets. AMS experiences relatively high product yields from the wafers it produces.

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Competition

The traditional competitor to magnetic resistive sensors made by AMS has been Hall Effect devices, which are produced by a number of companies.  However, for high sensitivity magnetic compassing applications, MR sensors have begun to replace Hall Effect devices because of MR sensors’ combination of size, power, cost and performance.

In the MR area, competition to AMS includes Honeywell International, NVE Corporation, Sensitec GmbH, Alps and Yamaha. Honeywell’s magnetic sensors are products of its aerospace business. These products are based on the older established AMR technology. NVE Corporation makes GMR sensors and magnetic isolators, primarily for commercial markets and does not offer the lower cost AMR based products. Sensitec manufactures both AMR and GMR sensors with an emphasis on industrial and automotive markets. Alps and Yamaha also offer fully packaged GMR sensor products.

With manufacturing capability in both AMR and GMR, we believe AMS is competitive with these companies, particularly because of AMS’s MEMS manufacturing capability.  We believe we are also competitive in the area of price with consumer products such as the magnetic compassing sensor.  Price is believed to be less of a competitive factor in low volume markets such as medical devices, although price is always a negotiated factor.

In regards to new entrants to the market, the capital costs for MEMS and Spintronics development, production equipment and fabrication facilities are very high as they involve the processes to deposit, control and measure magnetic thin-films which are performed by high-vacuum deposition, photolithography and chemical etching and plating processes. The know-how to design the films and fabricate these complex systems with high quality requires knowledge accumulated over many years and is very difficult to replicate. Although the fabrication processes associated with magnetic sensors are somewhat related to semiconductors, they are special in both materials and expertise and do not translate easily.  These factors are believed to be a significant barrier to entry into MEMS-Spintronics industry.

Facilities

The Company has an office in Canandaigua, NY for a term expiring December 2013 with an option to renew.

AMS occupies 40,000 square feet in Shrewsbury MA through June 30, 2014, including a fully equipped approximately 20,000 square foot class 100 clean room fab, with class 10 ‘mini-environments’ for critical processes (such numbers refer to the maximum number of particles per cubic meter of air). The fab is equipped with necessary infrastructure including backup electrical power, deionized water, HEPA filters, air handlers, air conditioning, cooling water, dry air and nitrogen. The Company has options to extend the term of the lease to December 31, 2016.

Regulation

In addition to federal, state and local regulation, covering among other matters, employment practices, the operations of the Company are subject to regulations on the export of products, and such regulations have not, to date, affected the Company’s ability to export its products.

Certain materials handled at the AMS Shrewsbury facility are deemed hazardous waste and any such materials are disposed of in accordance with applicable regulations, the cost of which is not deemed material.

The products currently manufactured to date by the Company are not subject to government approval.

Employees

As of June 1, 2013, AMS had 36 employees at its Shrewsbury Mass facility, including 9 engineers, 24 operations personnel and 3 finance and administration personnel. The Company had 4 employees, all of whom are executive officers. The Company believes its employee relations are good.

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PROPERTIES

The Company has an office at 5297 Parkside Drive, Canandaigua, NY 14424. The premises are held under a lease expiring on December 31, 2013, with a renewal option to December 31, 2014 and with a rental of approximately $16,800 per annum.

The Company’s AMS fab is an approximately 20,000 square foot office and 20,000 square foot clean room located at 333 South Street, Shrewsbury, Massachusetts.  The lease expires on June 30, 2014 with options to extend the term to December 31, 2016.   The base rent under the lease is approximately $1,200,000 per annum through June 30, 2013 and there is escalation of approximately 1.5% per year thereafter.  In addition, the Company reimburses the landlord for the Company’s utility expenses. The AMS facility is fully equipped for the fabrication of MEMS and Spintronics device wafers. The Company estimates that if the facility is operated on full shifts, it can meet anticipated production requirements for at least the next three years.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information concerning the directors and executive officers of the Company as of June 1, 2013

Name	Age	Position

David R. Smith	70	Chairman of the Board, Chief Executive Officer, Director

Glenn Fricano	60	President, Chief Operating Office, Director

Harmandip Kullar	50	Chief Financial Officer

Stuart M. Sieger	70	Vice President, Secretary, General Counsel, Director

Alan Fein	49	Director

Joshua Gottlieb	34	Director

Z. Eric Stephens	45	Director

Burton Weinstein	50	Director

We have a staggered Board of Directors. The terms of Messrs. Smith, Fricano and Weinstein will expire in or about June 2014, of Messrs. Fein and Gottlieb in or about June 2013 and of Messrs. Stephens and Sieger ended in or about June 2012.  Since there has been no election for these seats, such persons continue to act as directors until there is such an election. In the future, each director or his successor will be elected for a full term of three years.

The backgrounds of our directors and executive officers are as follows:

David R. Smith has been Chairman of the Board of Directors and Chief Executive Officer of the Company since August 2011.  Mr. Smith was the Chief Financial Officer for the Company from August 2011 to February 2012. Mr. Smith has been Chairman of the Board of Directors and Chief Executive Officer of Plures Holdings, Inc., the Company’s subsidiary (“Plures”) since February 2009.  Mr. Smith was Chairman of the Board of SensiVida Medical Technologies, Inc., a MEMS medical device company and a company registered under the Securities Exchange Act from November 2008 to December 2011.  From 2004 to 2008, Mr. Smith was principally employed as Chairman and then CEO of Infotonics Technology Center, Inc., a New York State Center for Excellence.  From 1998 to 2004 Mr. Smith was Corporate Research and Development Director of the Advanced Manufacturing Technology Group at Eastman Kodak Company.  In May 2004, Mr. Smith received the prestigious New York State David T. Kearns award for superior management from the then governor of New York State.  Mr. Smith is a Director of the Finger Lakes Regional Telecommunications Development Corp.  Mr. Smith has for a number of years been involved with the startups and development of technologies businesses.  Mr. Smith holds a BSEE degree from the University of Massachusetts, cum laude and an MSEE degree from the University of Rochester.

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Glenn J. Fricano has been a director and President of the Company since August 2011.  Mr. Fricano has been a director of Plures since 2009 and President of Plures since 2010 and prior thereto and since February 2009, Vice President and Chief Business Development Officer of Plures.  From March 2007 to March 2009, Mr. Fricano was Vice President of Marketing and Sales of Infotonics Technology Center, Inc.  From 2004 to 2006, Mr. Fricano headed the MEMS division of Apogee Technology, Inc. regarding MEMS sensors and transdermal drug delivery.  From 2002 to 2004, Mr. Fricano operated Very Small Technologies, Inc. which acquired intellectual property and provided MEMS consulting.  From 1999 to 2002, Mr. Fricano worked as Vice President of Engineering and General Manager of Fab Operations, for Standard MEMS, Inc., supervising a staff of up to 130 MEMS scientists, engineers and production personnel.  Standard MEMS Inc. provided MEMS development, fabrication and commercialization services for the production of MEMS based devices.  From 1996 to 1999 Mr. Fricano worked with Standard MicroSystems, Inc. to convert its semiconductor fabrication facilities located in New York to a MEMS production facility. Mr. Fricano has led in the development and commercialization of products such as the first MEMS ink jet chips, MEMS pressure sensors, MEMS cell phone microphones, and in a number of processes relating to the manufacture and packaging of silicon chip based devices, among other products and processes over a period of 30 years.  Mr. Fricano has been involved with the development and operation of a number of MEMS based businesses.  Mr. Fricano received a BS degree from the New York State University at Stony Brook and completed most of the work for an advanced degree in physics.

Harmandip Kullar has been Chief Financial Officer of the Company since February 2012. From October 2011 to February 2012, Mr. Kullar was engaged in rendering financial services to the Company. From June 2007 to October 2011, Mr. Kullar was engaged in rendering treasury and financial reporting services to Avon Automotive, Inc., an international automotive component manufacturer. Prior thereto and for more than 15 years, Mr. Kullar rendered financial and accounting services for a variety of companies based principally in the United Kingdom. In addition to accounting and financial services, Mr. Kullar has extensive experience in business turnaround and development activities. Mr. Kullar holds a BA degree in accounting, with honors from the University of Central Lancashire.

Stuart M. Sieger has been Vice President and general counsel of the Company since August 2011, and a director of the Company since September 2011.  Mr. Sieger has been Vice President, Secretary and general counsel of Plures since February 2009 and a director of Plures since May 2011.  Mr. Sieger has been of counsel to Ruskin Moscou Faltischek, P.C., a Uniondale, New York law firm since 1999, and he specializes in corporate and securities law.  Prior thereto and since 1967, Mr. Sieger’s practiced with several firms in New York City in the area of corporate, securities and commercial law.  He has been involved in the formation, financing, operation and disposition of a number of entrepreneurial technology companies.  Mr. Sieger has had experience representing public companies and in representing technology based businesses.  Mr. Sieger holds a BA degree from Columbia College and an LLB degree from New York University School of Law.

Alan Fein has been a director of the Company since September 2011, and a director of Plures since May 2011.  Commencing in June 2009, Mr. Fein was principally employed as an investment banker with Wellfleet Partners, Inc., a registered representative that was instrumental in raising funds for the Company, and is serving as a director designee of such firm.  From 2004 to 2009, Mr. Fein was self employed in the field of real estate investment.  Mr. Fein has a number of years’ experience in financing operations like those of the Company.  Mr. Fein holds a BBA degree from Baruch College (CUNY) and a JD degree from Fordham Law School.

Joshua Gottlieb has been a director of the Company since September 2011, and a director of Plures since May 2011.  Mr. Gottlieb currently serves as a portfolio manager for Cedarview Opportunities Master Fund LP, an investor in the Company, which is a registered investment advisor that manages both a long-short credit opportunities hedge fund and separately managed accounts.  He is a director designee of Cedarview Opportunities Master Fund LP as a member of the Board of Directors.  Mr. Gottlieb has rendered management services to these entities since 2006. Prior thereto, from 2001 to 2005, Mr. Gottlieb was a fixed income research analyst at Miller Tabak Roberts, a brokerage firm with a focus in the trading and research of high-yield and distressed bonds.  Mr. Gottlieb has a number of years’ experience in financing operations like those of the Company.  Mr. Gottlieb holds a BS in Finance from Lehigh University.  He earned a CFA designation in 2006.

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Z. Eric Stephens has been a director of the Company since September 2011.  Since 2006 Mr. Stephens has been chief operating officer of RENN Capital Group, Inc., a registered investment adviser, and vice president of RENN Global Entrepreneurs Fund, Inc. (“RENN Global”), a registered investment company and an investor in the Company.  His responsibilities at RENN include due diligence, portfolio monitoring and security selection.  Previously, Mr. Stephens was a director with CBIZ Valuation Group, a national valuation consulting firm.  While with CBIZ, he valued public and private companies, performed purchase price allocations and goodwill impairment tests, wrote fairness opinions and solvency opinions and acted as an expert witness.  Prior to working for CBIZ, Mr. Stephens was a staff accountant with the SEC.  Mr. Stephens has a background in the analysis of finance and operations of businesses like the Company.  Mr. Stephens holds a BA in economics and finance from Southwestern Oklahoma State University and an MBA from Texas A&M University.  He is also a chartered financial analyst.

Burton Weinstein is the portfolio manager of Cedarview Opportunities Master Fund, L.P. (“Cedarview”), one of the Company’s principal investors.  For more than the past five years, Mr. Weinstein has been principally employed as the portfolio manager of Cedarview.  Mr. Weinstein holds a BS degree in accounting from Yeshiva University and an MBA degree in finance from New York University.

Change of Control

Due to nine months of consecutive losses as of December 31, 2012, the shareholders of the Series A Preferred Stock obtained the ability to elect a majority of the Board of Directors. This right constituted a change of controlling financial interest without the transfer of consideration to the shareholders of the Series A Preferred Stock. As of June 1, 2013, the stockholders of the Series A Preferred Stock beneficially own, directly or indirectly, approximately 33_% of the voting securities of the Company. As of the filing of this document, the shareholders of the Series A Preferred Stock have not exercised their right to elect a majority of the Board of Directors.

No committees of the Board of Directors.

We currently do not have committees of the Board.

Compensation committee interlocks and insider participation

We do not have a compensation committee, and none of our executive officers has served as a director or member of the compensation committee of any other entity whose executive officers served on our Board of Directors or compensation committee.

Incentive stock ownership plan

We have adopted an incentive stock ownership plan (“ISOP”) to provide for the issuance of stock options and other equity based compensation for up to a maximum of 750,000 shares of common stock. Options under the ISOP are either “incentive,” which are meant to qualify under Section 422 of the Internal Revenue Code or “non-qualified,” which do not qualify as incentive options under the Code.  Subject to the terms of the ISOP, our Board of Directors is responsible for the administration of the ISOP, including the granting of awards and the determination of the purchase of options.  Under the ISOP, the exercise price for incentive stock options may not be less than one hundred (100%) percent of the fair market value of a share of our common stock at the time the option is granted but non-tax qualified options may be granted at lower prices.  The term of a stock option may be up to ten (10) years and each award will vest in accordance with a schedule determined by our Board of Directors at the time of grant.  Officers and key employees are eligible to receive options under the ISOP.  The ISOP will also cover phantom stock, restricted stock grants and other types of equity based compensation. As of December 31, 2012, options for 473,500 shares were issued and outstanding under the ISOP.

Officer and Director Indemnification, Limitation of Liability and Insurance

Our Amended and Restated Certificate of Incorporation requires us to indemnify our officers and directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law. Generally, Section 102(b)(7) permits a corporation to indemnify a person who was or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person: (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, and/or (b) in other cases, that his conduct was at least not opposed to our best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Delaware law does not permit indemnification in the case of: (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) an act or omission for which the liability of the director is expressly provided by statute.

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Article Seventh of our Amended and Restated Certificate of Incorporation provides that directors will not be liable for breach of fiduciary duty, except for a breach of the duty of loyalty, acts or omissions in bad faith, a knowing violation of law and for receiving an improper benefit.

We have in effect directors’ and officers’ liability insurance in an annual aggregate amount of $5 million, which supplements the indemnification described above.

EXECUTIVE COMPENSATION

General Compensation Philosophy

The primary objective of our compensation program for employees, including our compensation program for executive officers, is to attract, retain, and motivate qualified individuals and reward them in a manner that is fair to all stockholders. We strive to provide incentives that reward them for their contribution to the Company.

Our compensation program is designed to be competitive with other employment opportunities and to align the interests of all employees, including executive officers, with the long-term interests of our stockholders. For our executive officers, we view stock interest and compensation as an important part of their incentives.

With these objectives in mind, our Board has built executive and non-executive compensation programs that consist of two principal elements - base salary and grants of stock options and/or shares of restricted stock where needed to supplement existing stock holdings.

Compensation Program

Base Salary

The Company pays base salaries (as defined below) to its Named Executive Officers in order to provide a consistent, minimum level of pay that sustained individual performance warrants. The Company also believes that a competitive annual base salary is important to attract and retain an appropriate caliber of talent for each position over time.

The annual base salaries of the Company’s Named Executive Officers are determined by the Board of Directors. All salary decisions are based on each Named Executive Officer's level of responsibility, experience and recent and past performance, as determined by the Board of Directors. The Board of Directors does not benchmark its base salaries in any way, nor do they employ the services of a compensation consultant.

Stock Options

The second component of executive compensation is equity grants which have mainly come in the form of stock options. The Company believes that equity ownership is important to provide its Named Executive Officers with long-term incentives to better align the interests of executives with the interests of stockholders and build value for stockholders. In addition, the equity ownership is designed to attract and retain the executive management team. Stock options have value only if the stock price increases over time and, therefore, provide executives with an incentive to build the Company's value. This characteristic ensures that the Named Executive Officers have a meaningful portion of their compensation tied to future stock price increases and rewards management for long-term strategic planning through the resulting enhancement of the stock price. Stock options are granted as needed to supplement existing stock holdings.

Perquisites and Other Benefits

Our Named Executive Officers are eligible for the same health and welfare programs and benefits as the rest of the employees.

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Tax and Accounting Considerations.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that we may deduct as a business expense in any year with respect to each of our most highly paid executives unless, among other things, such compensation is performance-based and has been approved by stockholders. The non-performance-based compensation paid to our executive officers for the 2011 fiscal year did not exceed the $1 million limit per executive officer. Accounting considerations also play a role in the design of our executive compensation program. Accounting rules, such as FASB ASC Topic 718-10, Share-Based Payment, require us to expense the cost of our stock option grants, which reduces the amount of our reported profits. Because of option expensing and the impact of dilution on our stockholders, we pay close attention to the number and value of the shares underlying stock options we grant.

Compensation of Named Executive Officers

The following table sets forth the compensation paid to each of Company’s Named Executive Officers for the two years ended December 31, 2012 for services to our Company in all capacities:

Summary Compensation Table

Name And Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensa- tion Earnings ($)	Change in Pension Value and Nonquali- fied Deferred compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)

David R. Smith,	2012	$31,000	$0	$0	$0	$0	$0	$0	$31,000
CEO, Chairman of the Board	2011	$35,000	$0	$0	$0	$0	$0	$0	$35,000

Glenn Fricano,	2012	$67,167	$0	$0	$0	$0	$0	$0	$67,167
President	2011	$75,883	$0	$0	$0	$0	$0	$21,833	$97,716

Harmandip Kullar,	2012	$104,945	$0	$0	$0	$0	$0	$0	$104,945
Chief Financial Officer

Stuart M. Sieger,	2012	$31,000	$0	$0	$0	$0	$0	$0	$31,000
VP and general counsel	2011	$35,000	$0	$0	$0	$0	$0	$0	$35,000

There were no salaries paid prior to 2011 for Messrs. Smith, Fricano and Sieger. Mr. Kullar was not hired until 2012.

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Additional compensation for 2012 of $114,583 was deferred for Messrs. Smith, Fricano and Sieger following a curtailment of orders by our largest customer in the second quarter of 2012; Mr. Kullar’s salary was reduced from $120,000 as a result of this curtailment of orders but not deferred. For 2013, compensation is planned as follows: Mr. Smith at rate of $60,000, Mr. Fricano at rate of $130,000 and Mr. Sieger at rate of $60,000 (all presently at half salary), and Mr. Kullar at the rate of $120,000.

Grants of Plan-Based Awards

None of the named Executive Officers received an option grant in 2012 except for an option grant of 200,000 shares to Harmandip Kullar at $.80per share.

Compensation of Non-Employee Directors

The following is a table showing the director compensation for the year ended December 31, 2012:

DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Alan Fein	$1,000	$17,580	$0	$0	$0	$0	$18,580
Joshua Gottlieb	$0	$0	$0	$0	$0	$0	$0
Z. Eric Stephens	$0	$0	$0	$0	$0	$0	$0

In 2013, in addition to annual awards of stock compensation to Messrs. Fein, Gottlieb, Stephens and Weinstein of 10,000 shares of common stock each, a special award of 30,000 shares of common stock each was made to such directors.

Directors' compensation is determined by the Board of Directors. The Board periodically grants directors stock in order to assure that they have proper incentives and an opportunity for an ownership interest in common with other stockholders

Our Board of Directors presently consists of David R. Smith, Glenn Fricano, Stuart Sieger, Alan Fein, Joshua Gottlieb, Z. Eric Stephens and Burton Weinstein.

In 2011, the Board of Directors adopted the Plures Technologies, Inc. 2011 Stock Option Plan covering a total of 600,000 shares of common stock issuable upon exercise of options to be granted under the Plan. In February of 2012, the Board of Directors increased the shares available under this plan to 750,000.

Board of Directors

Our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis contained in this Annual Report on Form 10-K with management. Based on our Board of Directors’ review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Board of Directors recommended that the Compensation Discussion and Analysis be included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 1, 2013 regarding the beneficial ownership of our common stock by each of our executive officers and directors, and as a group, and each person who, to our knowledge, beneficially owns five (5%) percent or more of our outstanding common stock.  Beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power and shares which that person or entity has the right to acquire within sixty days after June 1, 2013. The inclusion in this section of any shares deemed beneficially owned does not constitute an admission by that person of beneficial ownership of such shares.

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Name of Beneficial Owner	Number of Shares		Percentage of Class(1)

David R. Smith	762,971	(1)	13.4%

Glenn J. Fricano	1,125,783	(1), (2)	19.7%

Harmandip Kullar	117,613	(3)	2.1%

Stuart M. Sieger	604,389	(2)	10.6%

Alan Fein	93,972	(4)	1.7%

Joshua Gottlieb	79,022	(5)	1.4%

Z. Eric Stephens	- 0 -	(6)	-0-%

Burton Weinstein	69,023	(7)	1.2%

Cedarview Opportunities Master Fund LP	2,175,014	(8)	30.4%

RENN Universal Growth Investment Trust PLC	6,657,372	(9)	56..5%

RENN Global Entrepreneurs Fund, Inc.	597,789	(9)	9.8%

Officers and Directors as a group	2,852,772	(1), (2), (3), (4), (5), (6), (7)	48.1%

(1)	Includes 75,000 shares issuable upon conversion of a note and exercise of warrants. David R. Smith and Glenn Fricano are joint and several proxy voters of an aggregate of 226,624 shares of common stock, in which they disclaim a beneficial interest.

(2)	As to each of Glenn Fricano and Stuart M. Sieger, includes 75,000 and 87,502 shares respectively issuable upon conversion of a note and exercise of warrants. Glenn Fricano is currently holding 164,594 of common stock to be transferred to Stuart Sieger only if and when transfer of the same will not cause Stuart Sieger’s ownership to exceed 10% of the issued and outstanding common stock of the Company.

(3)	Includes 12,500 shares issuable upon conversion of a note and exercise of a warrant. Mr. Kullar has been issued an option to purchase 200,000 shares of common stock, 40,000 shares of which are presently exercisable.

(4)	Alan Fein is an affiliate of Wellfleet Partners, Inc., and is the designee of such firm as a director of the Company. Does not include approximately 10,000 shares which will be released from restriction following the annual meeting of stockholders in 2013, if Mr. Fein is then serving as director, unless due to a failure to be re-elected.

(5)	Joshua Gottlieb is an affiliate of Cedarview Opportunities Master Fund, LP and disclaims beneficial ownership of shares of common stock held by such entity (see Note (8)). Mr. Gottlieb is the designee of such entity as a director of the Company

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(6)	Z. Eric Stephens is an affiliate of RENN Universal Growth Investment Trust PLC and RENN Global Entrepreneurs Fund, Inc., and disclaims beneficial ownership of shares of common stock held by such entities (see Note (8)). Mr. Stephens is the designee of such stockholders as a director of the Company.

(7)	Burton Weinstein is an affiliate of Cedarview Opportunities Master Fund, LP and discloses beneficial ownership of the shares of common stock owned by such entity (see Note (8)). Mr. Weinstein is the designee of such entity as a director of the Company.

(8)	Cedarview Opportunities Master Fund, LP is an affiliate of Burton Weinstein, who holds 69,023 shares, and Joshua Gottlieb, who holds 79,022 shares, and disclaims any beneficial interest in such Cedarview shares. Burton Weinstein has dispositive power over the Cedarview shares. Cedarview Opportunities Master Fund, LP owns convertible notes and warrants convertible into and exercisable for 1,516,007 shares of common stock. Does not include 10,000 shares which will be released from restriction following the annual meeting of stockholders in 2013, if Mr. Gottlieb is then serving as director, unless due to a failure to be re-elected.

(9)	RENN Universal Growth Investment Trust PLC owns shares of Series A Preferred Stock, convertible into an aggregate of 1,356,632 shares of common stock and convertible notes and warrants convertible into and exercisable for 4,782,393 shares of common stock, and RENN Global Entrepreneurs Fund, Inc. owns shares of Series A Preferred Stock convertible into an aggregate of 320,632 shares of common stock and convertible notes and warrants convertible into and exercisable for 140,626 shares of common stock. The Series A Preferred Stock votes on an as converted basis with the common stock. RENN Universal Growth Investment Trust PLC and RENN Global Entrepreneurs Fund, Inc. are affiliates and each disclaims any beneficial interest in the shares held by the other. Russell Cleveland has dispositive power over the RENN entities’ shares. RENN Universal and RENN Global, as the holders of the Company’s Series A Preferred Stock, may elect a majority of the Board of Directors.

As of June 1, 2013, the fully diluted common stock of the Company totaled approximately _15,984,439___ shares, not including up to _291,250___ shares that could be issued under options that may be granted under the Company’s 2011 Stock Option Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the then fiscal year ended September 30, 2010, the Company received approximately $78,000 from the sale of 7,795,173 shares of unregistered common stock to Renn Capital Group at a price of $0.01 per share.  The Company used the funds to pay professional and other fees related to the ongoing filings with the Securities and Exchange Commission. These amounts have not been adjusted for the 1:400 common stock combination effective September 23, 2011.

On May 23, 2011, RENN Universal and RENN Global loaned Plures, respectively, $1,500,000 and $500,000 secured by all of the assets of Plures. The loans bore interest at an escalating rate from 2% to 6% depending on the date of repayment. Pursuant to an Agreement and Plan of Merger and Reorganization dated May 23, 2011, at the Effective Time, the Merger took place and Plures became a wholly-owned subsidiary of the Company.  At such time, the promissory notes held by RENN Universal and RENN Global aggregating $2,000,000, which companies then collectively owned in excess of 10% of the outstanding common stock, were converted into 750,000 shares and 250,000 shares of Series A Preferred Stock, respectively, which in turn is initially convertible into 961,895 shares of and 320,632 shares common stock and which have an aggregate liquidation preference of $2,000,000.

On September 28, 2011, the Company sold 394,737 shares of common stock to RENN Universal for $750,000, a price of $1.90 per share, the proceeds were used for general working capital purposes. In December 2011, RENN Universal exercised its option to exchange such shares of common stock for 375,000 shares of Series A Preferred Stock.

On or about May 25, 2012, the Company sold 166,667 shares of common stock to RENN Universal for the sum of $500,000 and issued it a warrant to purchase 83,334 shares of common stock initially at $3.50 per share for a period of five (5) years (the “Warrant”).  Also on such date, the Registrant sold 83,333 shares of common stock to RENN Entrepreneurial Fund Limited for $250,000 and issued it a warrant to purchase 41,666 shares of common stock.

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In October 2012 the Company entered into 2% Secured Convertible Promissory Note agreements (the “Notes”) with RENN Universal , RENN Global, Cedarview, David R. Smith, Glenn J. Fricano and Stuart M. Sieger. Pursuant to the Notes, the Company sold an aggregate of $1,433,333 in principal and accompanying warrants to purchase shares of the Company’s common stock. The Notes are payable in full 54 months from date of issuance, if and to the extent they are not sooner paid or converted. The Notes accrue simple interest at two percent (2%) per annum. The Notes are guaranteed jointly and severally by the Company’s subsidiaries and secured by all of the assets of the Company and by a pledge of each subsidiary’s securities, subordinate only to the Massachusetts Development Financing Agency (“MDFA”) lien. The Notes were convertible into common stock of the Company at $3.00 per share plus additional shares for any unpaid interest by the holders at any time prior to maturity. The Notes can be prepaid at any time at the option of the Company.

In December 2012 and January, February and March 2013 the Company entered into 2% Secured Convertible Promissory Note agreements (the “Notes”) with RENN Universal, RENN Global, and Cedarview. Pursuant to the Notes, the Company sold an aggregate of $1,333,332 in notes and accompanying warrants to purchase shares of the Company’s common stock. The Notes are payable in full 54 months from date of issuance, if and to the extent they are not sooner paid or converted. The Notes accrue simple interest at two percent (2%) per annum. The Notes are guaranteed jointly and severally by the Company’s subsidiaries and secured by all of the assets of the Company and by a pledge of each subsidiary’s securities, only to the Massachusetts Development Financing Agency (“MDFA”) lien. The Notes were convertible into common stock of the Company at $3.00 to $2.50 per share plus additional shares for any unpaid interest by the holders at any time prior to maturity. The Notes can be prepaid at any time at the option of the Company.

On May 8, 2013, the Company’s principal stockholders, members of the Company’s management and others purchased an additional $3,225,000 of Notes.  The Notes are due 54 months after issuance, at which time all principal and interest will be due and payable.  The Notes are convertible into the common stock of the Company at $1.60 per share (or $1.00 per share if the cash of the Company and its subsidiaries drops below $1,000,000).  The Notes are accompanied by warrants to purchase the number of shares of common stock of the Company into which the notes are then convertible, at an exercise price of $0.01 per share.  The Notes are secured by a security interest in all of the assets of the Company and its subsidiaries, junior to the security interest of Hercules Technology Growth Capital, Inc. and Massachusetts Development Finance Agency (the “Senior Lenders”). Prior to this financing, the Company had sold $2,433,333 of Notes and warrants (the “Prior Note and Prior Warrants”).  As part of the purchase of approximately $3.225 million of Notes, the Prior Notes become convertible at $1.60 per share of common stock of the Company (or $1.00 of the cash of the Company and its subsidiaries drops below $1,000,000) and the Prior Warrants become exercisable for the number of shares of common stock of the Company into which the Prior Notes are then convertible.  The security interest of the Prior Notes was consolidated with the security interest of the $3.225 million of Notes and all are subordinate to the lien of the Senior Lenders.

Alan Fein, a member of the Board of Directors, is associated with Wellfleet Partners, Inc. (“Wellfleet”), which is a registered representative of Sandgrain Securities, Inc. (“Sandgrain”), a registered broker dealer.  During the period from September 2010 to April 2011, Plures, in connection with funds raised for it, paid Sandgrain and Wellfleet commissions of approximately $127,000 and issued 105,968 shares (converted into 96,860 Company shares) at the direction of Sandgrain, approximately $50,000 of which and 43,747 shares (converted into 39,985 Company shares) of which were paid to or issued to Alan Fein.

Stuart M. Sieger, a member of the Board of Directors, is associated with Ruskin Moscou Faltischek, P.C. (“RMF”), counsel to Plures and, since August 10, 2011, the Company.  For the period commencing in March 2010 and ending May 23, 2011, such firm accrued approximately $173,000 of legal fees and disbursements for services to Plures Holdings, Inc. related to the acquisition of AMS and the Merger.  RMF continues to render services to the Company for SEC reporting and financings. During the period May 24, 2011 and ending December 31, 2011 such charges aggregated approximately $158,000 and for the year ended December 31, 2012, approximately $141,200.

In May 2013, Messrs Fricano, Smith and Sieger each received warrants to purchase 20,833 shares each of the Company’s common stock at $.01 per share in lieu of 2012 accrued salary that was agreed not to be paid.

30

Director Independence

As of the date of this Report, Messrs. Gottlieb and Stephens are considered “independent” as defined under the Nasdaq Stock Market’s listing standards. In determining independence, the Board of Directors reviews whether directors have any material relationship with us. The Board of Directors considers all relevant facts and circumstances. In assessing the materiality of a director’s relationship to us, the Board of Directors is guided by the standards set forth below and considers the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation. The Board of Directors reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, if applicable. An independent director must not have any material relationship with us, either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with us, or any other relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The Board of Directors noted that Messrs. Gottlieb and Stephens are designees of stockholders of their representatives, but that each disclaimed beneficial ownership of the shares of such stockholders, respectively, and has indicated that they are serving in a representative capacity only.

A director will not be considered independent in the following circumstances:

(1) The director is, or has been in the past three years, an employee of the Company, or a family member of the director is, or has been in the past three years, an executive officer of the Company.

(2) The director has received, or has a family member who has received, compensation from us in excess of $100,000 in any 12 month period in the past three years, other than compensation for board service, compensation received by the director’s family member for service as a non-executive employee, and benefits under a tax-qualified plan or other non-discretionary compensation.

(3) The director is, or has a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor, who worked on our audit at any time during any of the past three years.

(4) The director is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer.

(5) The director is, or has a family member who is, employed as an executive officer of another entity where, at any time during the past three years, any of our executive officers served on the compensation committee of that other entity.

(6) The director is, or a family member is, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed the greater of 5% of the recipient’s consolidated gross revenues for that year.

SELLING STOCKHOLDERS

The following table sets forth the information as to the ownership of our securities by the Selling Stockholders on __________, 2013, at which time _____________ shares of our common stock were outstanding.  Unless otherwise indicated, it is assumed that each Selling Stockholder listed below possesses sole voting and investment power with respect to the shares owned as of such date by the Selling Stockholder, including those issuable upon exercise of warrants or options.  Other than indicated below, none of the Selling Stockholders has had a material relationship with us or any of our predecessors or affiliates within the past three years.

A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this prospectus upon the exercise of options and warrants or conversion of convertible securities.  Each selling stockholder’s percentage ownership is determined by dividing the number of shares beneficially owned by that person by the total number of shares beneficially owned, increased to reflect the shares underlying the options, warrants and convertible securities that are held by such person, but not held by any other person.

31

Selling Stockholder (2)	Shares of Common Stock Owned Before the Offering	Shares of Common Stock Underlying Series A Preferred Shares Owned Before the Offering	Shares of Common Stock Underlying Convertible Notes Owned Before the Offering	Shares of Common Stock Underlying Warrants Owned Before the Offering	Total Number of Shares of Common Stock and Shares Underlying Preferred Stock, Notes and Warrants to be Offered (1)	Shares of common stock and/or Common Stock Underlying Warrants, Notes and Preferred Stock to be Beneficially Owned After the Offering	Percentage of Common Stock Beneficially Owned After the Offering

TO BE COMPLETED IN AMENDMENT NO. 1

DESCRIPTION OF SECURITIES

The following description of our capital stock being registered herein is a summary only and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and Bylaws.

Common stock

We are authorized to issue up to 50,000,000 shares of common stock, $0.001 par value per share.  Holders of our common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available.  Holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including the election of directors.  Holders of our common stock do not have any conversion, redemption or preemptive rights. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding.  The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, $0.001 par value per share. We may issue any class of preferred stock in any series. Our board of directors has the authority to establish and designate series, and to fix the number of shares included in each such series and the variations in the relative rights, preferences and limitations as between series, provided that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.  Shares of each series when issued shall be designated to distinguish the shares of each series from shares of all other series. All outstanding shares of our preferred stock are fully paid and non-assessable.

32

There were 1,375,000 shares of Series A Preferred Stock designated, issued and outstanding at June 1, 2013. The Series A Preferred Stock is convertible into 1,677,264 shares of common stock and the liquidation preference of these outstanding shares is $2,750,000.  The Series A Preferred Stock is entitled to all of the proceeds of a liquidation of the Company, which includes acquisitions, prior to distributions to the holders of the common stock, in an amount equal to the purchase price thereof. The terms of conversion are subject to adjustment for stock splits and combinations, stock dividends and reorganizations.  The Series A Preferred Stock may be converted by the holders at any time, and would automatically be converted if the Company has nine consecutive months of profits or makes an aggregate of $1 million for the 18 months following initial issuance of the Series A Preferred Stock (which condition was not satisfied). In addition, if the Company has nine consecutive months of losses, or does not make an aggregate of at least $1 million within the 18 months after initial issuance of the Series A Preferred Stock, the holders of the Series A Preferred Stock, as a group, can elect a majority of the Board of Directors. Due to nine months of consecutive losses as of December 31, 2012, the shareholders of the Series A Preferred Stock obtained the ability to elect a majority of the Board of Directors. This right constituted a change of controlling financial interest without the transfer of consideration the shareholders of the Series A Preferred Stock. As of the filing of this document, the holders of the Series A Preferred Stock have not exercised their right to elect a majority of the Board of Directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare United States.

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock of the Company and any of their donees, pledgees, assignees and successors (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTC-QB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

33

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales (except for noted selling stockholders which are registered broker dealers, which are deemed to be underwritten).  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934 as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

34

LEGAL MATTERS

Ruskin, Moscou Faltischek P.C. has acted as counsel to the Company.

EXPERTS

The consolidated financial statements of the Company as of and for the year ended December 31, 2011 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm appearing elsewhere herein given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Advanced Microsensors Inc. as of April 3, 2011 and April 4, 2010 and for the years then ended and the statements of operations and cash flows for the period April 4, 2011 to May 22, 2011 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent certified public accounting firm, appearing elsewhere herein given on the authority of said firm as experts in auditing and accounting.

The financial statements of the Company as of and for the year ended December 31, 2012 have been audited by Moody, Famiglietti & Andronico, an independent registered public accounting firm, as set forth in their report therein dated April 15, 2013.  Such consolidated financial statements have been included herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

REPORTS TO SECURITY HOLDERS

We furnish our stockholders with annual reports containing audited financial statements. In addition, we are required to file reports on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission.

Upon written or oral request, we will provide, without charge, each person to whom a copy of this prospectus is delivered, a copy of any document incorporated by reference in this prospectus (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Plures Technologies, Inc., 5297 Parkside Drive, Suite 400, Canandaigua, NY 14424, Attention: David R. Smith, CEO.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational and reporting requirements of the Securities Exchange Act, and, in accordance with that statute, have filed various reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect these reports, proxy statements and other information at the public reference facilities of the Securities and Exchange Commission at its principal offices at 100 F Street, N.E. Washington, D.C. 20549, and at its regional offices located at 3 World Financial Center, New York, NY 10021. You can get copies of these reports and other information from these offices upon payment of the required fees. These reports and other information can also be accessed from the web site maintained by the Securities and Exchange Commission at http://www.sec.gov. The public may obtain information on operations of the public reference room by calling the Securities and Exchange Commission at (800) SEC-0330.

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission under the Securities Act with respect to the shares offered by this prospectus. This prospectus, which forms a part of the registration statement, provides information as to the securities covered by the filing.  However, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits. You can get copies of the registration statement and the accompanying exhibits from the Securities and Exchange Commission upon payment of the required fees or it may be inspected free of charge at the public reference facilities and regional offices referred to above or on the SEC website noted above.

You may rely only on the information contained in this prospectus, including the documents incorporated in this prospectus by reference. We have not authorized anyone to provide information that is different from that contained in this prospectus.

35

FINANCIAL STATEMENTS

Plures Technologies, Inc. Index to Financial Statements

Consolidated Balance Sheets as of March 31, 2013 and December 31, 2012	F-2

Consolidated Statements of Operations for the three months ended March 31, 2013 and 2012	F-3

Consolidated Statements of Cash Flows for the three months ended March 31, 2013 and 2012	F-4

Notes to Consolidated Financial Statements	F-5

Plures Technologies, Inc. Index to Financial Statements

Advanced MicroSensors, Inc. Index to Financial Statements

F-1

Plures Technologies, Inc.

Consolidated Balance Sheets

	March 31, 2013	December 31, 2012
	(Unaudited)
Assets
Current Assets
Cash and Cash Equivalents	$208,532	$149,703
Accounts Receivable, Net	306,663	351,178
Inventories	273,457	259,981
Prepaid and Other Current Assets	366,166	396,674
Total Current Assets	1,154,818	1,157,536

Equipment, Net	3,691,822	3,780,804
Intangible Assets, Net	1,402,569	1,466,961

Other Assets
Restricted Cash	200,000	200,000
Deferred Financing Fees	26,917	28,131
Total Other Assets	226,917	228,131

Total Assets	$6,476,126	$6,633,432

Liabilities and Stockholders' (Deficit) Equity

Current Liabilities
Current Portion of Note Payable	$290,464	$286,191
Accounts Payable	2,027,563	1,383,177
Accrued Expenses	614,871	708,816
Deferred Revenue and Customer Deposits	196,122	86,410
Total Current Liabilities	3,129,020	2,464,594

Long-Term Liabilities
Note Payable, Net of Current Portion	1,529,845	1,601,456
Warrant Liability	88,878	111,811
Convertible Debt	124,747	13,082
Total Long-Term Liabilities	1,743,470	1,726,349

Total Liabilities	4,872,490	4,190,943

Commitments and Contingencies
Preferred Stock, $.001 par value, 5,000,000 shares authorized, 1,375,000 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively (Liquidation preference of $2,750,000)	2,750,000	2,750,000
Stockholders' (Deficit) Equity
Common Stock, $.001 par value, 50,000,000 shares authorized, 5,494,893 and 4,786,526 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	5,495	4,787
Additional Paid-in-Capital	6,226,030	5,217,204
Accumulated Deficit	(7,377,791)	(5,608,323)
Total Plures Technologies, Inc, Stockholders' (Deficit) Equity	(1,146,266)	(386,332)
Non-Controlling Interest	(98)	78,821
Total Stockholders' (Deficit) Equity	(1,146,364)	(307,511)

Total Liabilities and Stockholders' (Deficit) Equity	$6,476,126	$6,633,432

The accompanying notes are an integral part of these consolidated financial statements.

F-2

Plures Technologies, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three months ended March 31,
	2013	2012

Revenue	$465,823	$2,800,189

Cost of Revenue	1,719,364	2,278,692

Gross (Loss) Profit	(1,253,541)	521,497

Operating Expenses:
Research and Development	71,653	-
Selling, General and Administrative	488,087	447,502
Total Operating Expenses	559,740	447,502

Operating (Loss) Income	(1,813,281)	73,995

Other (Expense) Income:
Interest (Expense) Income	(58,038)	(28,397)
Other (Expense) Income	22,933	(34,749)

Total Other (Expense)Income, Net	(35,105)	(63,146)

Net (Loss) Income	(1,848,386)	10,849

Net Loss Attributable to Non-Controlling Interest	(78,918)	(515)

Net (Loss) Income Attributable to Plures Technologies, Inc.	$(1,769,468)	$11,364

Net (Loss) Income Per Share
Basic and Diluted	$(0.34)	$0.00

Weighted Average Shares Outstanding
Basic	5,134,394	4,418,793
Diluted	5,134,394	6,797,495

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Plures Technologies, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended March 31,
	2013	2012

Cash Flows from Operating Activities:
Net (Loss) Income	$(1,848,386)	$10,849
Adjustments to Reconcile Net (Loss) Income to Net Cash (Used in) Provided by Operating Activities:
Stock Compensation Expense	97,249	8,790
Discount on Convertible Debt	23,951	-
Amortization of Debt Issuance Costs	1,214	1,214
Change in Fair Value of Warrant Liability	(22,933)	56,131
Debt Discount on Note Payable	2,870	2,870
Depreciation	101,983	54,890
Amortization of Intangibles	64,392	64,392
Changes in Operating Assets and Liabilities, Net of Effects of Acquisition
Accounts Receivable	44,515	(223,719)
Inventories	(13,476)	(1,644)
Prepaid Expenses and Other Current Assets	30,508	(69,382)
Accounts Payable	644,386	425,656
Accrued Expenses	(93,945)	(226,189)
Deferred Revenue and Customer Deposits	109,712	24,219
Net Cash (Used in) Provided by Operating Activities	(857,960)	128,077

Cash Flows from Investing Activities:
Purchase of Manufacturing Equipment	(13,000)	(505,793)
Net Cash Used in Investing Activities	(13,000)	(505,793)

Cash Flows from Financing Activities:
Issuance of Convertible Debt, Net of Issuance Costs	999,999	-
Borrowings on Note Payable	-	257,881
Repayments on Note Payable	(70,208)	-
Reduction of Payable to Stockholders	-	(2,017)
Net Cash Provided by Financing Activities	929,791	255,864

Net Increase (Decrease) in Cash and Cash Equivalents	58,829	(121,852)

Cash and Cash Equivalents, Beginning of Period	149,703	1,123,518

Cash and Cash Equivalents, End of Period	$208,532	$1,001,666

The Company paid cash interest during the three months ended March 31, 2013 and 2012 of $30,027 and $24,690, respectively.

Non-Cash Investing and Financing Activities:
Non-Cash Interest Expense	$28,035	$-
Issuance of common stock	$50,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Plures Technologies, Inc

Notes to Consolidated Financial Statements (Unaudited)

1.	Basis of Presentation, The Company and Summary of Significant Accounting Policies

The accompanying unaudited interim condensed consolidated financial statements of Plures Technologies Inc. and subsidiaries (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The interim condensed consolidated financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly our results of operations and financial position for the interim periods.

Although the Company believes that the disclosures in these financial statements are adequate to make the information presented not misleading, certain information normally included in the footnotes prepared in accordance with US GAAP has been omitted as permitted by the rules and regulations of the Securities and Exchange Commission (“SEC”). These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on April 15, 2013.

For a complete summary of our significant accounting policies, please refer to Note 1 included in Item 8 of our Form 10-K for the fiscal year ended December 31, 2012. There have been no material changes to our significant accounting policies during the three months ended March 31, 2013.

Liquidity and Management Plans

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2012, the Company's liquidity was limited to cash on hand of $349,703 and as reflected in the consolidated financial statements, the Company has an accumulated deficit, has suffered significant net losses and negative cash flows from operations, and has negative working capital, which raised substantial doubt about the Company’s ability to continue as a going concern. During the first quarter of 2013, the Company received funding from certain of its investors on a monthly basis while the Company continued to seek to add funding from third parties.

As of May 8, 2013, the Company had received a total of $5,200,000 in debt financing. Current investors and management provided $3,200,000 in junior secured convertible debt and a third party provided an additional $2,000,000 in secured debt. The third party has first lien on all Company assets.

2.	Inventories

Inventories are comprised of the following:

	March 31, 2013	December 31 , 2012

Raw Material	$273,457	$259,981
Work-in-Process	-	-
Finished Goods	-	-
Total	$273,457	$259,981

F-5

Plures Technologies, Inc

Notes to Consolidated Financial Statements (Unaudited)

3. Property and Equipment

Equipment is comprised of the following:

	March 31, 2013	December 31, 2012
Manufacturing Equipment	$4,163,485	$4,150,484
Computers/ Equipment	23,073	23,073
Leasehold Improvements	34,385	34,385
Furniture & Fixtures	8,826	8,826
Total	$4,229,769	$4,216,768

Less Accumulated Depreciation	537,947	435,964
Equipment, net	$3,691,822	$3,780,804

Total depreciation expense for three months ended March 31, 2013 and 2012 was $101,983 and $54,890 respectively.

4.	Intangible Assets

Total amortization expense for the three months ended March 31, 2013 and 2012 was $64,392.

5.	Debt

Convertible Debt -2012

In October and December 2012 the Company entered into 2% Secured Convertible Promissory Note agreements (the “Notes”) with certain of its investors and management. Pursuant to the Notes, the Company sold an aggregate of $1,433,332 in principal and 477,778 warrants (the “2012 Note Warrants”) to purchase shares of the Company’s common stock. The Notes are payable in full 54 months from date of issuance, if and to the extent they are not sooner paid or converted. The Notes accrue simple interest at two percent (2%) per annum. The Notes are guaranteed jointly and severally by the Company’s subsidiaries and secured by all of the assets of the Company and by a pledge of each subsidiary’s securities, subordinate only to the Massachusetts Development Financing Agency (“MDFA”) lien. The Notes are convertible into common stock of the Company at $3.00 per share plus additional shares for any unpaid interest by the holders at any time prior to maturity. The Notes can be prepaid at any time at the option of the Company.

The 2012 Note Warrants are exercisable at any time at an exercise price of $.01 per share and expire four (4) years from date of issuance. The fair value of the 2012 Note Warrants was determined using the Black Scholes model with the following assumptions: risk free rate 0.48 - 0.51%, dividend yield 0.0%, expected life of 4 years, and volatility 40.4-43.0%. The proceeds of the Notes have been discounted for the fair value of the 2012 Note Warrants ($715,590) which was recorded as additional paid-in capital. The warrant discount is being amortized over the life of the Notes using the effective interest method. For the year ended December 31, 2012, $2,862 of the warrant discount was amortized to interest expense. The total fair value allocated to the Notes was $717,743 of which $715,590 was allocated to a beneficial conversion feature (“BCF”). A BCF is recorded as a debt discount when the consideration allocated to the convertible security, divided by the number of common shares into which the security converts, is below the fair value of the common stock at the date of issuance of the convertible instruments. The BCF is being amortized to interest expense over the life of the Notes, using the effective interest method. Amortization of the BCF totaled $2,861 for the year ended December 31, 2012. Additionally, interest expense of $5,207 was accrued to the Notes for the year ended December 31, 2012. The Company agreed to pay the holders’ legal fees in conjunction with the Notes. These fees were recorded as an expense in period incurred.

For the three months ended March 31, 2013 amortization of the BCF was $9,306 and accrued interest on the Notes was $6,990. There was no amortization or interest expense on these Notes for the three months ending March 31, 2012.

F-6

Plures Technologies, Inc

Notes to Consolidated Financial Statements (Unaudited)

Convertible Debt -2013

During the first quarter the Company entered into 2% Secured Convertible Promissory Note agreements (the “Notes”) with certain of its investors and management. Pursuant to the Notes, the Company sold an aggregate of $999,999 in principal and 355,555 warrants (the “2013 Note Warrants”) to purchase shares of the Company’s common stock. The Notes are payable in full 54 months from date of issuance, if and to the extent they are not paid sooner or converted. The Notes accrue simple interest at two percent (2%) per annum. The Notes are guaranteed jointly and severally by the Company’s subsidiaries and secured by all of the assets of the Company and by a pledge of each subsidiary’s securities, subordinate only to the Massachusetts Development Financing Agency (“MDFA”) lien. The Notes are convertible into common stock of the Company at $3.00 and $2.50 per share plus additional shares for any unpaid interest by the holders at any time prior to maturity. The Notes can be prepaid at any time at the option of the Company.

The 2013 Note Warrants are exercisable at any time at an exercise price of $.01 per share and expire four (4) years from date of issuance. The fair value of the 2013 Note Warrants was determined using the Black Scholes model with the following assumptions: risk free rate 0.59-63%, dividend yield 0.0%, expected life of 4 years, and volatility 42.7-44.9%. The proceeds of the Notes have been discounted for the fair value of the 2013 Note Warrants ($483,927) which was recorded as additional paid-in capital. The warrant discount is being amortized over the life of the Notes using the effective interest method. The total fair value allocated to the Notes was $516,072 of which $428,371 was allocated to a beneficial conversion feature (“BCF”). The BCF is being amortized to interest expense over the life of the Notes, using the effective interest method.

For the three months ended March 31, 2013 amortization of the BCF was $4,879 and accrued interest on the Notes was $2,776.

Note Payable

On October 13, 2011, the Company and its subsidiary, AMS Inc. entered into a series of agreements with MDFA related to financing for up to $2,000,000 loan for the purchase of equipment, including a Loan Agreement, a Note, a Security Agreement, a Guaranty and a Warrant. The actual principal amount will be based on equipment purchased during the first six months or such longer period as the lender permits.  The loan bears interest at the rate of 6.25% per annum. The term of the loan is seven years and is repayable as follows: interest only for the first twelve months, and then constant payments of interest and principal during the following six year period. The loan is repayable in whole or part without penalty.  The loan is secured by a security interest in substantially all of the assets of AMS excluding intellectual property. In connection with this loan, the Company has certain covenants that are required to be maintained that may or may not result in default. The Company, in conjunction with the financing, granted a warrant to MDFA for 59,524 shares of common stock of the Company at an exercise price of $2.10. The $80,357 fair value of the warrants was recorded as a warrant liability with a corresponding amount as a discount to the debt. The fair value of the warrant, which is required to be measured on a recurring basis, was determined using the Black Scholes model with the following assumptions: risk free rate 2.0%, dividend yield 0.0%, expected life of 10 years, and volatility 65%. Additionally, the Company paid the direct financing costs, which were recorded as deferred financing costs of $34,000.

As of March 29, 2012 AMS had borrowed the full amount available under the loan. Consistent with the terms of the loan, AMS began making principal payments effective October 1, 2012. As of March 31, 2013 $116,076 had been applied to the principal. Interest expense of $30,027 and $24,690 was paid for the three months ended March 31, 2013 and 2012, respectively. As of March 31, 2013, the Company was not considered to be in default.

6.	Income Taxes

The Company has recorded a full valuation allowance against its net deferred tax assets as management believes that, after considering all the available objective evidence, both positive and negative, historical and prospective, with greater weight given to historical evidence, it is more likely than not that the deferred tax assets at March 31, 2013 will not be realized.

F-7

Plures Technologies, Inc

Notes to Consolidated Financial Statements (Unaudited)

At March 31, 2013 the Company had available net operating loss carryforwards for federal and state income tax purposes of approximately $15,200,000 and $10,900,000, respectively, which may be used to offset future taxable income, subject to the limits discussed below. The transaction for the AMS Inc. acquisition most closely resembles a Type C reorganization under IRC Section 368 (a1C). In a Type C reorganization one corporation acquires nearly all properties of another corporation in exchange solely for all or a part of its own or its controlling parent’s voting stock followed by the acquired corporation’s distribution of all its properties pursuant to the plan of reorganization. This type of transaction qualifies as a non-taxable transaction under IRC Section 368 (a1C). These Net Operating Losses (NOLs) are subject to review and possible adjustment by the Internal Revenue Service (“IRS”) and state tax authorities. The federal NOLs expire at various dates through 2032. For state purposes, Massachusetts has a five year net operating loss carryover rule for tax years beginning before January 1, 2010. At March 31, 2013, there are $3,700,000 in Massachusetts NOLs set to expire at various dates through 2015. For tax years beginning on or after January 1, 2010, Massachusetts has adopted a twenty year NOL carryover rule and has $6,100,000 million in net operating loss carryforwards that are set to expire at various dates through 2032. The Company has available net operating loss carryforwards for New York State purposes in the amount of $198,000 that are set to expire at various dates through 2032.

In addition, $81,000 of Massachusetts investment tax and R&D credits are available to the Company as carryforwards, expiring in various dates through 2015. Of these credits $4,000 of investment tax and $22,000 of R&D are subject to IRC Section 382 as they are considered as part of the pre-change losses and are fully limited. The remaining $55,000 do not expect to be utilized until the Massachusetts net operating loss carryforward is exhausted and is fully reserved for in the Company’s deferred tax valuation allowance.

7.	Stockholders’ Equity

Restricted Shares

The Company expenses restricted shares granted for compensation in accordance with the provisions of ASC 718. The fair value of the restricted shares issued is amortized on a straight-line basis over the vesting period. In August 2011, the Company granted 60,000 shares of restricted common stock to certain members of its Board of Directors of which 9,000 shares were held in escrow as part of the Merger Agreement. The fair value of this award was $109,722. One-third of the shares awarded in August 2011 were free of restriction beginning with the start date of serving on the board. One-third of the 60,000 shares are scheduled to vest upon two anniversary dates, subject to the grantee’s continued service on the Board of Directors unless he fails to serve because not re-elected. Compensation expense related to the first block was recognized in compensation expense on the start date.  The second and third block will be recognized straight-line over the two years based on the fair value of the shares at date of grant. The expense associated with the awarding of restricted shares for the three months ended March 31, 2013 and 2012 was $8,790 and $8,790, respectively, which is included in general and administrative expense on the accompanying consolidated statement of operations. As of March 31, 2013, there was $11,720 of total unrecognized compensation costs related to unvested restricted stock. The cost is expected to be recognized evenly over the period April 2013 - August 2013, at which time the final one-third of the stock will be vested.

A summary of restricted stock activity for all stock option plans is as follows:

	Three Months Ended March 31,
	2013	2012
Beginning outstanding balance	20,000	40,000
Granted	-	-
Vested	-	-
Forfeited	-	-
Ending outstanding balance	20,000	40,000

F-8

Plures Technologies, Inc

Notes to Consolidated Financial Statements (Unaudited)

Other Stock Compensation

In February 2013 the Company granted 20,000 shares of common stock to directors. Compensation expense of $50,000 was recognized for the three months ending March 31, 2013.

8. Stock Incentive Plan

Total stock based compensation related to restricted shares, board shares, incentive stock option shares and warrants for the three months ended March 31, 2013 and 2012 was $97,249 and $8,790, respectively.

9. Fair Value Measurements

The Company has adopted FASB ASC Topic 820, “Fair Value Measurement and Disclosures ”, (“ASC 820”). This topic defines fair value, establishes a framework for measuring fair value under US GAAP and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

•	Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

F-9

Plures Technologies, Inc

Notes to Consolidated Financial Statements (Unaudited)

The following table sets forth Company’s assets and liabilities which are measured at fair value on a recurring basis by level within the fair value hierarchy:

Fair Value measurements at March 31, 2013 :
	Level 1	Level 2	Level 3	Total
Assets
Money Market Accounts (a)	$305,936	$-	$-	$305,396

Targets (b)	$304,266	$-	$-	$304,266
Liabilities
Warrant Liability	$-	$-	$88,878	$88,878

Fair Value measurements at December 31, 2012 :
	Level 1	Level 2	Level 3	Total
Assets
Money Market Accounts (a)	$239,504	$-	$-	$239,504

Targets (b)	$313,350	$-	$-	$313,350
Liabilities
Warrant Liability	$-	$-	$111,811	$111,811

(a)	Included in cash and cash equivalents and restricted cash on the consolidated balance sheet
(b)	Included in other current assets on the consolidated balance sheet.

The Company values the warrant liability issued in conjunction with the MDFA Note Payable (Note 5) using a Black-Scholes option pricing model, at each reporting date, which incorporates assumptions about underlying asset value, volatility, expected remaining life and risk free interest rate. The assumptions used at March 31, 2013 and December 31, 2012, respectively, were as follows:

	March 31,	December 31,
	2013	2012
Fair value of underlying stock per share	$2.50	$3.00
Risk-free interest rate	1.55%	1.48%
Expected term	8.54 years	8.79 years
Dividend yield	0.0%	0.0%
Volatility	49.01%	46.67%

Marked-to-Market

The change in fair value of the warrant and targets during the period is as follows:

	Warrant Liability	Targets
Balance at December 31, 2012	$111,811	$313,350
Mark to Market	(22,933)	(9,084)
Balance at March 31, 2013	$88,878	$304,266

The Company recorded a total decrease of $32,017 in fair value as a credit in the statement of operations during the three months ended March 31, 2013. For the three months ended March 31, 2012 the Company recorded an increase of $56,131 in fair value as an expense in the statement of operations.

Sensitivity to Changes in Significant Unobservable Inputs

The significant unobservable inputs used in the fair measurement of the warrant liability are the volatility of the underlying stock value and the value of our common stock. Significant increases (decreases) in these unobservable inputs in isolation would result in significantly lower (higher) fair value measurement.

F-10

Plures Technologies, Inc

Notes to Consolidated Financial Statements (Unaudited)

10.	Other Comprehensive Income

For three months ending March 31, 2013 and 2012, the Company had no other comprehensive income.

11.	Earnings Per Share

The Company reports basic and diluted earnings per share (“EPS”). Basic EPS is based on the weighted average number of shares outstanding during the period, while diluted EPS additionally includes the dilutive effect of the Company’s outstanding stock options, warrants, and restricted stock computed using the treasury stock method as well as other potentially dilutive securities. For the periods ended March 31, 2013 and 2012 potentially dilutive securities include:

	March 31, 2013	March 31, 2012

Restricted stock	20,000	40,000
Warrants	1,184,525	-
Options	455,500	-
Escrow shares	-	688,367
Convertible debt	833,334	-
Convertible preferred stock	1,677,264	1,677,264
Total potentially dilutive securities	4,170,623	2,405,631

For the three months ended March 31, 2013, the shares used in computing diluted net loss per share do not include any of the above securities as the effect is anti-dilutive.

A summary of the Company’s calculation of net income (loss) per share is as follows:

F-11

Plures Technologies, Inc

Notes to Consolidated Financial Statements (Unaudited)

	THREE MONTHS ENDED
	March 31, 2013	March 31, 2012
Net income (loss) available to common shareholders	$(1,769,468)	$11,364

Basic shares used in the calculation of earnings per share	5,134,394	4,418,793

Effect of dilutive securities:
Restricted stock	-	13,071
Warrants	-	-
Options	-	-
Escrow shares	-	688,367
Convertible Debt	-	-
Convertible preferred stock	-	1,677,264

Diluted shares used in the calculation of earnings per share	5,134,394	6,797,495

Net income (loss) per share :
Basic	$(0.34)	$(0.00)
Diluted	$(0.34)	$(0.00)

12.	Concentrations of Credit Risk

During the three months ended March 31, 2013 the Company had sales to three customers that accounted for approximately 64% of all revenue. For the three months ended March 31, 2012 the Company had sales to one customer that accounted for approximately 87% of all revenue.

13.	Related Party Transactions

The Company utilizes services of a law firm that has an employee who is also an officer and director of the Company.  Fees charged by this firm were $57,332 and $34,960 for the three months ended March 31, 2013 and 2012, respectively.

14.	Subsequent Events

In April and May the Company granted 140,000 shares of common stock to an officer and directors. Total compensation expense of $42,000 will be recognized in 2013.

Convertible Debt

On May 8, 2013 the Company entered into an Amended Securities Purchase Agreement with certain of its investors and management. Under this agreement the Company has issued a total of $5,633,331 in junior secured convertible debt notes (the “Notes”); this consists of $3,200,000 of additional Notes and $2,433,331 in Notes entered into during 2012 and CQ1 2013 and amended under this agreement.

F-12

Plures Technologies, Inc

Notes to Consolidated Financial Statements (Unaudited)

The $5,633,331 Notes bear interest at 2% annually due in 54 months from their respective issuance and are initially convertible into common stock of the Company at $1.60 per share and warrants to purchase approximately 3,520,833 shares of common stock of the Company plus additional shares for any unpaid interest at $.01 per share. If the cash balance of the Company and its subsidiaries is less than $1,000,000 during the term of the Notes the conversion rate will become $1.00 (the $2,433,331 of Notes theretofore issued have been converted to these terms). The Notes are guaranteed jointly and severally by the Company’s subsidiaries, secured by all of the assets of the Company and by a pledge of each subsidiary’s securities and are subordinate to the Hercules Loan and Security Agreement (“Hercules Loan) and the Massachusetts Development Financing Agency (“MDFA”) note payable.

Loan and Security Agreement

On May 8, 2013 the Company’s subsidiary AMS Corp. and Hercules Technology Growth Capital, Inc. entered into a Loan and Security Agreement (“Hercules Loan). The agreement provides for up to $3,000,000 with an initial loan amount of $2,000,000 upon closing with a maturity date of October 2016. The debt is guaranteed jointly and severally by the Company’s subsidiaries and secured with a first lien by all of the assets of the Company and by a pledge of each subsidiary’s securities. Additionally Hercules was issued a warrant to purchase Series A Preferred stock such that upon conversion of the same, Hercules will own 3.5% of the fully diluted shares on an ongoing basis. These warrants are exercisable for seven years from date of issuance at an exercise price of $.01.

MDFA Note Payable

In conjunction with the Hercules Loan, the MDFA note payable was modified such that it is now subordinate to the Hercules Loan. The Company must also accrue an additional 3% annual interest on the outstanding balance until such time as a $500,000 lump sum principal payment. Additionally MDFA was granted a warrant to purchase 59,324 shares of common stock with an exercise price of $.10 with a term of 10 years.

AMS Corporation Facility Lease

Upon closing of the Hercules Loan, Worcester City Campus Corp (“WCCC’) granted AMS Corporation a lease extension until June 30, 2014 with two options to renew, which if exercised, would extend the lease through December 31, 2016.

F-13

Financial Statements

Plures Technologies, Inc. Index to Financial Statements

Advanced MicroSensors, Inc. Index to Financial Statements

F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Plures Technologies, Inc.

Canandaigua, New York

We have audited the accompanying consolidated balance sheet of Plures Technologies, Inc. and subsidiaries (the “Company”) as of December 31, 2012 and the related consolidated statements of operations, changes in stockholders’ (deficit) equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Plures Technologies, Inc. and subsidiaries as of December 31, 2012 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Plures Technologies, Inc. and subsidiaries will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered significant net losses, negative cash flows from operations, has negative working capital and has an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moody, Famiglietti & Andronico, LLP

Tewksbury, MA

April 15, 2013

F-15

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors

Plures Technologies, Inc.

Canandaigua, NY

We have audited the accompanying consolidated balance sheet of Plures Technologies Inc. and subsidiary (the “Company”) as of December 31, 2011 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 14, the Company derived approximately 80% of its revenue from one customer for the year ended December 31, 2011, which is a concentration of credit risk as the loss of this customer would materially impact revenue and the results of operations.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Plures Technologies, Inc. and subsidiary as of December 31, 2011 and the results of their operations and their cash flows for the year ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Boston, Massachusetts

March 30, 2012

F-16

Plures Technologies, Inc.

Consolidated Balance Sheets

	December 31,
	2012	2011
Assets
Current Assets
Cash and Cash Equivalents	$149,703	$1,123,518
Accounts Receivable, Net	351,178	247,885
Inventories	259,981	681,160
Prepaid and Other Current Assets	396,674	59,760
Total Current Assets	1,157,536	2,112,323

Equipment, Net	3,780,804	3,184,569

Intangible Assets, Net	1,466,961	1,724,528

Other Assets
Restricted Cash	200,000	200,000
Deferred Financing Fees	28,131	32,988
Total Other Assets	228,131	232,988

Total Assets	$6,633,432	$7,254,408

Liabilities and Stockholders' (Deficit) Equity

Current Liabilities
Current Portion of Note Payable	$286,191	$22,410
Accounts Payable	1,383,177	928,253
Accrued Expenses	708,816	808,414
Advances Payable to Stockholders	-	2,017
Deferred Revenue and Customer Deposits	86,410	30,257
Total Current Liabilities	2,464,594	1,791,351

Long-Term Liabilities
Note Payable, Net of Current Portion	1,601,456	1,296,029
Warrant Liability	111,811	80,357
Convertible Debt	13,082	-
Total Long-Term Liabilities	1,726,349	1,376,386

Total Liabilities	4,190,943	3,167,737

Commitments and Contingencies
Preferred stock $.001 par value, 5,000,000 shares authorized, 1,375,000 shares issued and outstanding at December 31, 2012 and 2011, respectively	2,750,000	2,750,000

Stockholders' (Deficit) Equity
Common stock $.001 par value, 50,000,000 shares authorized 4,786,526 shares issued and outstanding December 31, 2012, 4,418,793 shares issued and outstanding at December 31, 2011	4,787	4,419
Additional Paid-in-Capital	5,217,204	2,352,686
Accumulated Deficit	(5,608,323)	(1,307,117)
Total Plures Technologies, Inc, Stockholders' (Deficit) Equity	(386,332)	1,049,988
Non-Controlling Interest	78,821	286,683
Total Stockholders' (Deficit) Equity	(307,511)	1,336,671

Total Liabilities and Stockholders' (Deficit) Equity	$6,633,432	$7,254,408

The accompanying notes are an integral part of these consolidated financial statements.

F-17

Plures Technologies, Inc.

Consolidated Statements of Operations

	Years Ended December 31,
	2012	2011

Revenue	$5,541,444	$4,622,685

Cost of Revenue	7,499,643	5,103,454

Gross Loss	(1,958,199)	(480,769)

Operating Expenses:
Selling, General and Administrative	2,477,380	1,534,098

Operating Loss	(4,435,579)	(2,014,867)

Other (Expense) Income:
Other Income	94,000	1,648,764
Amortization of Debt Financing	-	(588,328)
Interest Expense	(145,419)	(255,868)

Total Other (Expense) Income, Net	(51,419)	804,568

Net Loss	(4,486,998)	(1,210,299)

Net Loss attributable to Non-Controlling interest	(185,793)	(98,317)

Net Loss attributable to Plures Technologies, Inc.	$(4,301,205)	$(1,111,982)

Net Loss Per Share
Basic and Diluted	$(0.93)	$(0.29)

Weighted Average Shares Outstanding
Basic and Diluted	4,631,827	3,883,428

The accompanying notes are an integral part of these consolidated financial statements.

F-18

Plures Technologies, Inc.

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2012	2011

Cash Flows from Operating Activities:
Net Loss	$(4,486,998)	$(1,210,299)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Bargain Purchase Gain	-	(1,652,523)
Stock Compensation Expense	419,135	54,051
Discount on Convertible Debt	13,082	-
Interest Related to Beneficial Conversion Feature	-	274,053
Amortization of Debt Issuance Costs	4,857	588,328
Interest on Convertible Debt Converted to Common Stock	-	9,304
Change Fair Value of Warrant Liability	31,454	-
Debt Discount on Note Payable	11,480	2,392
Interest on Advances to AMS Inc.	-	(57,326)
Depreciation	318,188	117,776
Amortization of Intangibles	257,567	156,472
Changes in Operating Assets and Liabilities, Net of Effects of Acquisition
Accounts Receivable	(103,293)	84,683
Inventories	421,179	(267,121)
Prepaid Expenses and Other Current Assets	(336,914)	(5,475)
Accounts Payable	454,924	333,637
Accrued Expenses	(99,598)	658,931
Deferred Rent	-	(392,678)
Deferred Revenue and Customer Deposits	56,153	20,867
Net Cash Used in Operating Activities	(3,038,784)	(1,284,928)

Cash Flows from Investing Activities:
Advances to AMS Inc.	-	(750,000)
Purchase of Manufacturing Equipment	(914,423)	(1,378,695)
Cash Received from Acquisition	-	180,436
Net Cash Used in Investing Activities	(914,423)	(1,948,259)

Cash Flows from Financing Activities:
Issuance of Convertible Debt, Net of Issuance Costs	1,431,182	2,408,941
Issuance of Common Stock, Net of Issuance Costs	992,500	693,500
Borrowings on Note Payable	603,594	1,363,417
Repayments on Note Payable	(45,867)	-
Restricted Cash	-	(200,000)
Reduction of Payable to Shareholders	(2,017)	(55,500)
Net Cash Provided by Financing Activities	2,979,392	4,210,358

Net (Decrease) Increase in Cash	(973,815)	977,171

Cash and Cash Equivalents, Beginning of Period	1,123,518	146,347

Cash and Cash Equivalents, End of Period	$149,703	$1,123,518

The Company paid cash interest during the twelve months ended 2012 and 2011 for $108,928 and $26,756, respectively

Non-Cash Investing and Financing Activities:
Conversion of convertible debt into preferred stock	$-	$2,000,000
Conversion of common stock into preferred stock	$-	$750,000
Conversion of convertible debt and interest into common stock	$-	$884,307
Issuance of Common Stock	$88,575	$-
Non-Cash Interest Expense	$27,267	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-19

Plures Technologies, Inc.

Statement of Stockholder’s (Deficit) Equity

	Preferred Stock		Common Stock		Additional Paid - In Capital	Accumulated Deficit	Non-Controlling Interest	Total Stockholders' (Deficit) Equity
	Number of shares	Amount	Number of shares	Amount

BALANCE AT DECEMBER 31, 2010	-	$-	4,028,200	$40,282	$1,038,646	$(195,135)	$-	$883,793
Issuance of Series A Convertible Preferred Shares	1,375,000	2,750,000
Net Effect of Plures Holding/CMSF Merger	-	-	(457,893)	(36,712)	36,713	-	-	1
Issuance of Common Stock for Finder's Fees	-	-	117,604	118	160,150	-	-	160,268
Issuance of Common Stock, Net of Issuance Costs	-	-	1,108,619	1,109	1,538,695	-	-	1,539,804
Beneficial Conversion Discount on Convertible Debt	-	-	-	-	274,053	-	-	274,053
Acquisition of AMS Inc - Non Controlling Interest	-	-	-	-	-	-	385,000	385,000
Issuance of Restricted Stock Award	-	-	17,000	17	36,557	-	-	36,574
Stock Compensation Expense	-	-	-	-	17,477	-	-	17,477
Conversion of Common Stock to Preferred Stock	-	-	(394,737)	(395)	(749,605)	-	-	(750,000)
Net Loss for the Period	-	-	-	-	-	(1,111,982)	(98,317)	(1,210,299)
BALANCE AT DECEMBER 31, 2011	1,375,000	2,750,000	4,418,793	4,419	2,352,686	(1,307,117)	286,683	1,336,671
Issuance of Restricted Stock Award	-	-	23,000	23	35,139	-	-	35,162
Issuance of Board Stock Award	-	-	10,000	10	34,990	-	-	35,000
Stock Compensation Expense	-	-	-	-	348,973	-	-	348,973
Issuance of Common Stock in Exchange for Non-Controlling Interest	-	-	1,400	2	22,068	-	(22,070)	-
Issuance of Common Stock and Warrants, Net of Issuance Costs	-	-	333,333	333	992,167	-	-	992,500
Warrants Issued with Convertible Debt	-	-	-	-	1,431,181	-	-	1,431,181
Net Loss for the Period	-	-	-	-	-	(4,301,206)	(185,792)	(4,486,998)
BALANCE AT DECEMBER 31, 2012	1,375,000	$2,750,000	4,786,526	$4,787	$5,217,204	$(5,608,323)	$78,821	$(307,511)

The accompanying notes are an integral part of these consolidated financial statements.

F-20

Plures Technologies, Inc.

Notes to Consolidated Financial Statements

1. Basis of Presentation, the Company and Summary of Significant Accounting Policies

The Company

Plures Holdings, Inc. (“Holdings”) was formed December 24, 2008 (date of inception) in the State of Delaware.  Holdings was an entrepreneurial start-up company based in Upstate New York.  As of May 23, 2011, Holdings, through its subsidiary Advanced MicroSensors Corporation (“AMS Corp”), develops and manufactures thin film, magnetic and MEMS devices.

On September 30, 2010, Holdings entered into an Asset Purchase Agreement (“APA”) with Advanced MicroSensors, Inc. (“AMS Inc.” or “AMS”) to acquire substantially all of the assets and liabilities of AMS Inc., through its wholly owned subsidiary, AMS Corp.

On May 23, 2011, Holdings executed the APA to acquire substantially all of the assets and specified liabilities of AMS Inc. The purchase price was a number of shares of authorized but previously unissued shares of common stock of AMS Corp., representing 5% of the outstanding common stock on a fully diluted basis on the closing date.  Additionally, in conjunction with the closing of the APA, Holdings note receivable with AMS Inc. in the amount of $1,650,000 was terminated and AMS Inc. was released of all obligations under the terms of the notes.

On May 23, 2011, Holdings entered into an agreement with CMSF Corp. (name since changed to Plures Technologies, Inc., the Company), the stock of which was traded on the OTC Bulletin Board, and several related entities, providing for the merger of Holdings with a subsidiary of the Company such that Holdings would become a wholly owned subsidiary of the Company. On August 10, 2011, the merger contemplated by the agreement was consummated. As a part of the transaction, on May 23, 2011 Holdings borrowed a total of $2 million from the principal stockholders (“Lenders”) of the Company to be used to consummate the purchase by Holdings of the assets of AMS Inc., which it did on the same date.

On August 10, 2011 (the “Effective Time”), the Company consummated the reverse merger with Holdings as contemplated by the Merger Agreement. Pursuant to the Merger Agreement the name of the Company was changed from CMSF Corp. to Plures Technologies, Inc. In addition, Holdings became a wholly-owned subsidiary of the Company. At the Effective Time of the Merger each issued and outstanding share of Holdings was converted into .902 shares of common stock of the Company (after the effect of a subsequent 1 for 400 stock combination) with the stockholders of Holdings immediately receiving 85% of the Company’s common shares into which their Holdings shares were converted and the remaining 15% of the Company’s common shares (the “Holdback Shares”) issuable to the stockholders of Holdings withheld from issuance until February 2013 to satisfy any indemnification obligations of the stockholders of Holdings. In addition, certain promissory notes issued by Holdings to RENN Universal and RENN Global in the aggregate principal amount of $2,000,000 were converted into 1,000,000 shares of Series A Preferred Stock of the Company.

Immediately after the Merger, the former stockholders of Holdings held 72.5% of the Company’s outstanding shares including the Holdback Shares, RENN Universal and RENN Global held 20% collectively of the Company’s common stock as a result of the conversion of their $2,000,000 promissory note into Series A Preferred Stock and assuming conversion of the Preferred Stock into common stock, and the pre-merger stockholders of the Company, including RENN Universal and RENN Global held 7.5% of the Company’s common stock.

In April 2012, the Company formed Magnetic Sense Inc., a Delaware Corporation and a wholly-owned subsidiary of the Company, for the purpose of holding and developing the rights to the Company's magnetic sensor technologies . The Company has not had any operating activity in this subsidiary since inception.

Going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the consolidated financial statements, the Company has an accumulated deficit, has suffered significant net losses and negative cash flows from operations, and has negative working capital, which raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

As reflected in the consolidated financial statements, the Company incurred a net loss of approximately $4.3 million for the year ended December 31, 2012.

F-21

Plures Technologies, Inc.

Notes to Consolidated Financial Statements

As of December 31, 2012, the Company's liquidity was limited to cash on hand of $349,703. The Company believes that existing cash, along with additional future equity or debt financing will be adequate to support its planned level of operations. The Company is receiving funding from certain of its investors on a monthly basis while the Company is seeking to add funding from third parties. The Company is not certain that additional debt or equity or other funding will be available on acceptable terms, or at all.

Principles of Consolidation

The consolidated financial statements include the Company and its majority owned and controlled subsidiary, AMS Corp. The Company presents all of AMS Corp’s assets, liabilities, revenue and expenses, as well as the non-controlling interest in AMS Corp (representing the 5% equity interest in the entity not owned by the Company), in its consolidated financial statements. All significant intercompany balances and transactions have been eliminated in consolidation. At December 31, 2012 there was no operating activity in the Company’s wholly owned subsidiary Magnetic Sense Inc.

Basis of Accounting

Prior to the acquisition of AMS Inc. assets and operations, Holdings had not earned any revenues and accordingly, the Company’s activities had been accounted for as those of a “Development Stage Enterprise” as set forth in FASB ASC 915 Accounting and Reporting by Development State Enterprises .  As a result of the acquisition of the assets and operations of AMS Inc., the Company is no longer in the development stage.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash is held at financial institutions and includes bank demand deposit accounts and certain money market accounts.  At times account balances may exceed federally insured limits.  However, the Company has not experienced any losses in such accounts and does not believe it is exposed to significant risk in cash and cash equivalents.

Restricted Cash

The restricted cash serves as collateral for an irrevocable standby letter of credit that provides financial assurance that the Company will fulfill its obligations with respect to certain lease obligations. The cash is held in custody by the issuing bank, has restrictions as to withdrawal or use, and is currently invested in money market funds. Income from these investments is held in the account.

Fair Value of Financial Instruments

At December 31, 2012 the Company's financial instruments were comprised of cash and cash equivalents, accounts receivables and accounts payable and convertible debt.  The carrying amounts of which approximate fair market value.

Fair Value Measurements

In accordance with the accounting standards for fair value measurements and disclosures, the Company's assets and liabilities subject to fair value measurements are measured at fair value on a recurring basis as of December 31, 2012. Fair values determined by Level 1 inputs utilize observable data such as quoted prices in active markets. Fair values determined by Level 2 inputs utilize data points other than quoted prices in active markets that are observable either directly or indirectly. Fair values determined by Level 3 inputs utilize unobservable data points in which there is little or no market data, which require the reporting entity to develop its own assumptions.

F-22

Plures Technologies, Inc.

Notes to Consolidated Financial Statements

Allowance for Doubtful Accounts

The Company’s policy is to maintain allowances for estimated losses from the inability of its customers to make required payments. Credit limits are established through a process of reviewing the financial results, stability and payment history of each customer. Where appropriate, the Company obtains credit rating reports and financial statements of customers when determining or modifying credit limits. The Company’s senior management reviews accounts receivable on a periodic basis to determine if any receivables may potentially be uncollectible. The Company includes any accounts receivable balances that it determines may likely be uncollectible, along with a reserve for estimated probable losses based on historical experience, in its overall allowance for doubtful accounts. An amount would be written off against the allowance after all attempts to collect the receivable had failed. The Company had booked allowances of $299,425 and $0 as of December 31, 2012 and 2011, respectively. Based on the information available to the Company, it believes the allowance for doubtful accounts is adequate.

Convertible Debt

The Company records a discount to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying preferred stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized to noncash interest expense using the effective interest rate method over the term of the related debt to their date of maturity.

If a security or instrument becomes convertible only upon the occurrence of a future event outside the control of the Company, or, is convertible from inception, but contains conversion terms that change upon the occurrence of a future event, then any contingent beneficial conversion feature is measured and recognized when the triggering event occurs and contingency has been resolved.

Debt Issuance Costs

Debt issuance costs relate to finders’ fees and legal fees associated with the issuance of the $875,000 convertible debt in 2011.  Amortization expense related to these issuances for the twelve month period ended December 31, 2011 was $139,710.  There were no deferred debt costs related to these issuances at December 31, 2012 as the notes were converted to common stock on May 23, 2011.

In addition, debt issuance costs relate to finders’ fee and legal fees associated with the issuance of the $2,000,000 convertible debt on May 23, 2011.  Amortization expense related to these issuances for the year ended December 31, 2011 was $448,618. There were no deferred fees related to these issuances at December 31, 2012, as the notes were converted to preferred stock on August 10, 2011.

Advances Payable to Stockholders

Advances payable to shareholders represent amounts loaned to the Company to fund certain start up costs and unreimbursed business expenses.  Interest is not charged and there are no set repayment terms for the advances.  The amounts are included in current liabilities at December 31, 2011. There were no amounts outstanding at December 31, 2012.

Income Taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statement and tax basis of assets and liabilities, as measured by the enacted tax rates which are expected to be in effect when these differences reverse.  Deferred tax assets and liabilities are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate.  Deferred tax assets and liabilities not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.

The Company has recorded a full valuation allowance against its net deferred tax assets since management believes that, after considering all the available objective evidence, both positive and negative, historical and prospective, with greater weight given to historical evidence, it is more likely than not that the net deferred tax assets at December 31, 2012 will not be realized. Management of the Company believes it has no material uncertain tax positions and, accordingly it will not recognize any liability for unrecognized tax benefits.

F-23

Plures Technologies, Inc.

Notes to Consolidated Financial Statements

Inventories

Inventories are stated at the lower of cost or market. Costs are determined using the first-in, first-out method. There were no reserves for obsolescence at December 31, 2012 and December 31, 2011, respectively .

Other Assets

At December 31, 2012, Management determined that the residual value of certain pure metal targets (“targets”) utilized in the Company’s manufacturing process should be recorded on their consolidated balance sheet at fair value. Previously, the Company recorded credits received from the reclamation of these targets against its new purchases. This treatment resulted in a balance sheet presentation that did not reflect the residual value of the targets. The Company has recorded $313,350 for the fair value of the targets in other current assets and cost of revenue as of and for the year ending December 31, 2012, respectively. This results in a decease to accumulated deficit, gross loss, operating loss, net loss and comprehensive loss, net loss attributable to Plures Technologies, Inc. of $313,350 and a decrease to loss per share of $0.07 as of and for the year ended December 31, 2012. Management does not consider the cumulative correction to cost of revenue to be qualitatively material to the Company’s current period consolidated financial statements. Management determined that the understatement of assets and gains, of approximately $286,000, as of and for the year ended December 31, 2011, was not qualitatively material to the Company’s prior period consolidated financial statements, as the fair value of the pure metals would have been recorded to other current assets in the consolidated balance sheet and to gain on purchase in the consolidated statement of operations as part of the transaction to acquire substantially all of the assets and liabilities of AMS Inc., through its wholly owned subsidiary, AMS Corp. On a continuous basis in accordance with Financial Accounting Standards Board (FASB) ASC (Accounting Standards Codification) Topic 820, Fair Value Measurement and Disclosures, (ASC 820), Management will determine the fair value of the targets using level 1 inputs of the spot price of metals and will record any gains or losses on the fair value in cost of revenues

Property and Equipment

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, or in the case of leasehold improvements, the shorter of the estimated life or lease term as follows:

Category	Useful Life in Years

Manufacturing equipment	10
Computers and Equipment	3
Leasehold Improvements	3
Furniture and Fixtures	3

Revenue Recognition

The Company recognizes revenue when (i) evidence of arrangement exists, (ii) delivery has occurred, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. Revenue from the sale of products and prototypes is recognized upon delivery, or upon customer acceptance for transactions where customer acceptance is stipulated and when all other revenue recognition criteria have been met. Revenue from engineering development services is recognized over the term of the agreement as services are performed and when all other revenue recognition criteria have been met. Engineering development services include non-refundable deposits which are deferred upon invoicing and recognized in accordance with the Company’s revenue recognition policy.

Impairment of Long-Lived Assets and Long-Lived Assets To Be Disposed Of

The Company reviews the valuation of long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. When it is determined that the carrying value of applicable long-lived assets may not be recoverable based upon the existence of one or more indicators, the Company must evaluate whether the carrying amount of the asset exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of that asset. The impairment would be measured as the amount by which the carrying amount of the particular long-lived assets exceeds its fair value. The fair value would be determined based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model or through an independent appraisal of individual assets.

F-24

Plures Technologies, Inc.

Notes to Consolidated Financial Statements

Research and Development

Research and development expenses include expenses which were incurred in the development of new products and new or improved technologies that enhance the production processes. Costs for product development are expensed as incurred. The Company incurred research and development expenses of $140,574 in fiscal 2012 and $0 in fiscal 2011.

Stock Based Compensation

The Company maintains stock-based incentive plans, under which it provides stock incentives to employees, directors and contractors. The Company grants to employees, directors and contractors, restricted stock and/or options to purchase common stock at an option price equal to the market value of the stock at the date of grant. The Company follows FASB ASC Topic 718, “Compensation – Stock Compensation” (“ASC 718”), for all stock-based compensation. Under this application, the Company is required to record compensation expense over the vesting period for all awards granted.

Net Income (Loss) Per Common Share

The Company’s basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period and, if there are dilutive securities, diluted loss per share is computed by including common stock equivalents which includes shares issuable upon the exercise of stock options, net of shares assumed to have been purchased with the proceeds, using the treasury stock method.

Notes Receivable

At December 31, 2010 notes receivable of $900,000 represent advances to AMS Inc. in accordance with a loan agreement entered into in conjunction with the APA.  The borrowings under the loan agreement were evidenced in the form of promissory notes and were repayable to Holdings should the Company not acquire the assets and business of AMS Inc. If Holdings raised the amount required under the APA the amount may be used toward a capital contribution to AMS Corp. The notes bear interest at 8% per year and are due on demand given not less than five months after the first advance, December 31, 2010.  During 2011, Holdings advanced additional funds to AMS Inc. and received additional promissory notes from AMS Inc. in the amount of $750,000.

The notes were collateralized by all assets of AMS Inc.  In connection with the closing of the APA in May 2011, AMS Inc.’s obligations of $1,650,000 and accrued interest under the loan agreement were terminated and released in full.

Recently Issued Accounting Standards

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards” (Topic 820)—Fair Value Measurement (ASU 2011-04), to provide a consistent definition of fair value and ensure that the fair value measurement and disclosure requirements are similar between U.S. GAAP and International Financial Reporting Standards. ASU 2011-04 changes certain fair value measurement principles and enhances the disclosure requirements particularly for level 3 fair value measurements. ASU 2011-04 is effective for fiscal years and interim periods within those years, beginning after December 15, 2011. The adoption did not have a material impact on the Company’s financial statements.

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income" (ASU 2011-05). ASU 2011-05 increases the prominence of other comprehensive income in financial statements. Under ASU 2011-05, companies will have the option to present the components of net income and comprehensive income in either one or two consecutive financial statements. ASU 2011-05 eliminates the option to present other comprehensive income in the statement of changes in equity and is applied retrospectively. For public companies, ASU 2011-05 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption did not have a material impact on the Company’s financial statements.

In December 2011, the FASB issued Accounting Standards Update No. 2011-12: "Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05" (ASU 2011-12). The Update defers the specific requirement to present items that are reclassified from accumulated other comprehensive income to net income separately with their respective components of net income and other comprehensive income. As part of this update, the FASB did not defer the requirement to report comprehensive income either in a single continuous statement or in two separate but consecutive financial statements. ASU 2011-12 is effective for annual periods beginning after December 15, 2011. The adoption did not have a material impact on the Company’s financial statements.

F-25

Plures Technologies, Inc.

Notes to Consolidated Financial Statements

In July 2012, the FASB issued Accounting Standards Update No. 2012-02: Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012-02”). The Update is intended to reduce cost and complexity by providing an entity with the option to make a qualitative assessment about the likelihood that an indefinite-lived intangible asset is impaired to determine whether it should perform a quantitative impairment test. ASU 2012-02 is effective for fiscal years beginning after September 15, 2012. The Company does not expect the adoption to have a material impact on its financial statements.

On August 22, 2012, under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, the SEC adopted new requirements for companies that use certain minerals and metals, known as “conflict minerals”, in their products, whether or not these products are manufactured by third parties. These requirements will require companies to perform due diligence, disclose and report whether or not such minerals originate from the Democratic Republic of Congo and adjoining countries. The implementation of these new requirements could adversely affect the sourcing, availability and pricing of minerals used in the manufacture of semiconductor devices, including our products. In addition, we will incur additional costs to comply with the disclosure requirements, including costs related to determining the source of any of the relevant minerals and metals used in our products. Since our supply chain is complex, we may not be able to sufficiently verify the origins for these minerals and metals used in our products through the due diligence procedures that we implement, which may harm our reputation. In such event, we may also face difficulties in satisfying customers who require that all of the components of our products are certified as conflict mineral free. Companies must comply with the final rule for calendar year beginning January 1, 2013 with the first report due May 31, 2014.

2.  Inventories

Inventories are comprised of the following:

	December 31, 2012	December 31, 2011
Raw Material	$259,981	$327,787
Work-in-Process	-	353,373
Total	$259,981	$681,160

There were no reserves for obsolescence at December 31, 2012 and December 31, 2011, respectively .

3. Property and Equipment

Property and equipment is comprised of the following:

	December 31, 2012	December 31, 2011
Manufacturing Equipment	$4,150,484	$3,298,695
Computers and Equipment	23,073	3,650
Leasehold Improvements	34,385	-
Furniture and Fixtures	8,826	-
Total	4,216,768	3,302,345

Less Accumulated Depreciation	435,964	117,776
Property and Equipment, net	$3,780,804	$3,184,569

Total depreciation expense for the year ended December 31, 2012 and 2011 was $318,188 and $117,776, respectively.

F-26

Plures Technologies, Inc.

Notes to Consolidated Financial Statements

4. Business Combination

On May 23, 2011, the Company executed an Asset Purchase Agreement (“APA”) to acquire substantially all of the assets and specified liabilities of AMS Inc. The purchase price was a number of shares of authorized but unissued shares of common stock of the Company, representing 5% of the outstanding common stock on a fully diluted basis on the closing date.  Additionally, in conjunction with the closing of the APA, the Company’s note receivable with AMS Inc. in the amount of $1,650,000 was terminated and AMS Inc. was released of all obligations under the terms of the notes.

The Company assessed the fair value of the tangible and intangible assets that were acquired from AMS Inc., for the purpose of purchase price allocation. The Company’s management determined fair value with assistance from its outside consultants and used fair value methodologies in accordance with generally accepted accounting principles to arrive at the fair value of both tangible and intangible assets. The fair value of the assets were significantly higher than the purchase price for the assets of AMS Inc., which were the primary factors resulting in the recording of a gain on the purchase.

In regard to tangible assets, the Company considered the fact that the fair value of the acquired assets greatly exceeded their nominal carrying value and concluded that the carrying value of the assets was not indicative of the fair value of these assets. The primary factor leading to this conclusion was the current price of equipment of similar type and condition, which became the basis for the values assigned to the assets acquired. Additionally, these tangible assets have been properly maintained and are expected to have a useful life of another 10 years. While the carrying value at the time of acquisition was nearly $0, the fair value was determined to be approximately $1.9 million. These assets will be a significant contributor to manufacturing the Company’s product for many years in the future. The valuation of the intangible assets was based on methodologies that relied upon forward looking forecasts that considered all known information at that time, the most significant assumption being the revenue growth of the Company, primarily in the magnetic sensor business.

AMS Inc. past financial losses were a result of the declining legacy tape head business. During 2010 production began on magnetic sensors and sales from this product have grown each quarter since. Future revenue growth, and therefore, AMS profitability, is based in part on this new market area. These assumptions were taken into consideration in the approximately $1.9 million valuation of intangible assets for the purchase accounting associated with the AMS Inc. acquisition.

The allocation of the purchase price and the purchase price accounting is based on the fair value of the acquired assets and liabilities measured as of May 23, 2011 in accordance with ASC Topic 805, Business Combinations as follows:

Fair value of shares of common stock issued to AMS	$385,000
Advances to AMS including interest (obligation to repay released at closing of merger)	1,707,326

Total consideration	$2,092,326

Estimated Allocation of Purchase Price:
Cash and cash equivalents	$180,436
Accounts receivable	332,568
Inventories	414,038
Prepaid expenses and other	54,285
Equipment	1,923,650
Intangible assets	1,881,000
Accounts payable	(538,628)
Accrued expenses	(100,433)
Deferred rent and other	(402,067)
Gain on bargain purchase	(1,652,523)

$2,092,326

F-27

Plures Technologies, Inc.

Notes to Consolidated Financial Statements

The gain related to the acquisition of AMS Inc. assets and liabilities in the amount $1,652,523 was recorded in other income in the statement of operations for the year ended December 31, 2011.

The fair value of the shares issued in the AMS acquisition was based on the enterprise value of AMS.  Using an income approach the Company first determined the fair value of AMS as a whole and then attributed 5% of this value as the estimated fair value of the shares issued to AMS Inc. In connection with the acquisition of AMS Inc, the Company incurred acquisition related costs totaling approximately $68,400 which were expensed as incurred. Included in expenses for the year ended December 31, 2011, were acquisition related expenses amounting to approximately $28,000.

The following presents the pro forma net loss for the twelve months ended December 31, 2011 for the Company’s acquisition of AMS Inc. assuming the acquisition occurred as of January 1, 2011. The pro forma results are unaudited and are derived from the historical financial results of the acquired business for the periods presented and are not necessarily indicative of the results that would have occurred had the acquisition been consummated on January 1, 2011.

For the year ended December 31,	2011
Revenue	$6,767,665
Net loss	$(2,982,297)

Customer relationships are amortized based on patterns in which the economic benefits of customer relationships are expected to be utilized. Other finite-lived identifiable assets are amortized on a straight-line basis. The following are the intangible assets acquired and their respective amortizable lives as follows:

			Carrying	Carrying
	Fair Value	Estimated	Value as of	Value as of
	as of May 23, 2011	Useful life (years)	December 31, 2011	December 31, 2012

Customer Relationships	1,143,400	9	1,066,220	939,176

Tradename	132,200	14	126,464	117,021

Technology	605,400	9	531,844	410,764

Total	$1,881,000		$1,724,528	$1,466,961

Total amortization expense for the year ended December 31, 2012 and 2011 was $257,567 and $156,472 respectively.

Estimated amortization expense for the next five years is as follows:

2013	$257,567
2014	257,567
2015	257,567
2016	184,011
2017	136,488
Thereafter	373,761
Total	$1,466,961

F-28

Plures Technologies, Inc.

Notes to Consolidated Financial Statements

5. Accrued Expenses

Accrued expenses are comprised of the following as of December 31:

	2012	2011

Accrued Payroll and Related Expenses	$375,951	$237,867

Utilities Expense	114,127	102,802

Professional Fees	85,000	154,000

Other	133,738	313,745

Total	$708,816	$808,414

During the twelve months ended December 31, 2012, the Company reduced its estimate for warranty claims by $197,000 which was recorded as a credit in cost of revenue.

6.	Debt

Convertible Debt - 2011

During February 2011, Holdings issued $550,000 of convertible debt. The notes bear interest at 5% and were due November 31, 2011. The convertible notes were to be convertible upon the later to occur of the acquisition of AMS Inc. or the sale of securities by the Company for net proceeds of at least $1,500,000.

In April 2011, Holdings issued additional convertible debt of $325,000. On May 23, 2011, in accordance with terms of the agreement, the convertible notes in the amount of $875,000 plus interest of $9,300 were converted into 931,847 shares of common stock at a conversion rate of $0.95. The conversion rate resulted in a beneficial conversion in the amount of $46,000, which was recorded as interest expense when the notes were converted.  The obligations to pay the principal and interest of the note were then cancelled.

On May 23, 2011, Holdings issued convertible notes for a total of $2 million from the principal stockholders of CMSF Corp. (“Lenders”) that was used to consummate the purchase by the Company of the assets of AMS.  The notes are payable on November 19, 2011 unless converted prior to that date. Interest accrued on the notes at rates ranging from 2% to 6% based on a scale of months from issuance to conversion. The convertible notes converted into a fixed number of preferred stock shares of 1,000,000, which are convertible into 1,287,527 shares of common stock. Holdings agreed to pay for the legal fees incurred by the note holders in connection with the convertible notes. The legal fees were approximately $112,000 and were recorded as a debt discount as they reduced the proceeds from convertible debt. The terms of the debt agreement resulted in a contingent beneficial conversion for the note holders in the amount of $228,000. The beneficial conversion amount was recorded as interest expense when the notes converted on August 10, 2011. In connection with the loans to Holdings, Holdings granted a blanket security interest on its assets to the Lenders. The notes were automatically converted into the Company’s preferred stock at the time of the merger with between the Company and Holdings on August 10, 2011. Upon the conversion of the notes into the Company's preferred stock, the security interest terminated. The Company paid approximately $13,000 for accrued interest upon the conversion of the convertible notes.

F-29

Plures Technologies, Inc.

Notes to Consolidated Financial Statements

The Company recorded debt discount related to the legal fees associated with the issuance of the notes of $112,000. Amortization expense related to the discount was $448,618 for the twelve months ended December 31, 2011. There were no amortization expense related to these issuances at December 31, 2012, as the notes were converted to preferred stock on August 10, 2011.

Convertible Debt -2012

In October and December 2012 the Company entered into 2% Secured Convertible Promissory Note agreements (the “Notes”) with certain of its investors and management. Pursuant to the Notes, the Company sold an aggregate of $1,433,333 in principal and 477,778 warrants (the “2012 Note Warrants”) to purchase shares of the Company’s common stock. The Notes are payable in full 54 months from date of issuance, if and to the extent they are not sooner paid or converted. The Notes accrue simple interest at two percent (2%) per annum. The Notes are guaranteed jointly and severally by the Company’s subsidiaries and secured by all of the assets of the Company and by a pledge of each subsidiary’s securities, subordinate only to the Massachusetts Development Financing Agency (“MDFA”) lien. The Notes are convertible into common stock of the Company at $3.00 per share plus additional shares for any unpaid interest by the holders at any time prior to maturity. The Notes can be prepaid at any time at the option of the Company.

The 2012 Note Warrants are exercisable at any time at an exercise price of $.01 per share and expire four (4) years from date of issuance. The fair value of the 2012 Note Warrants was determined using the Black Scholes model with the following assumptions: risk free rate 0.48 - 0.51%, dividend yield 0.0%, expected life of 4 years, and volatility 40.4-43.0%. The proceeds of the Notes have been discounted for the fair value of the 2012 Note Warrants ($715,590) which was recorded as additional paid-in capital. The warrant discount is being amortized over the life of the Notes using the effective interest method. For the year ended December 31, 2012, $2,862 of the warrant discount was amortized to interest expense. The total fair value allocated to the Notes was $717,743 of which $715,590 was allocated to a beneficial conversion feature (“BCF”). A BCF is recorded as a debt discount when the consideration allocated to the convertible security, divided by the number of common shares into which the security converts, is below the fair value of the common stock at the date of issuance of the convertible instruments. The BCF is being amortized to interest expense over the life of the Notes, using the effective interest method. Amortization of the BCF totaled $2,861 for the year ended December 31, 2012. Additionally, interest expense of $5,207 was accrued to the Notes for the year ended December 31, 2012. The Company agreed to pay the holders’ legal fees in conjunction with the Notes. These fees were recorded as an expense in period incurred.

Note Payable

On October 13, 2011, the Company and its subsidiary, AMS Inc. entered into a series of agreements with MDFA related to financing for up to $2,000,000 loan for the purchase of equipment, including a Loan Agreement, a Note, a Security Agreement, a Guaranty and a Warrant. The actual principal amount will be based on equipment purchased during the first six months or such longer period as the lender permits.  The loan bears interest at the rate of 6.25% per annum. The term of the loan is seven years and is repayable as follows: interest only for the first twelve month, and then constant payments of interest and principal during the following six year period. The loan is repayable in whole or part without penalty.  The loan is secured by a security interest in substantially all of the assets of AMS excluding intellectual property.  The Company, in conjunction with the financing, granted a warrant to MDFA for 59,524 shares of common stock of the Company at an exercise price of $2.10. The $80,357 fair value of the warrants was recorded as a warrant liability with a corresponding amount as a discount to the debt. The fair value of the warrant, which is required to be measured on a recurring basis, was determined using the Black Scholes model with the following assumptions: risk free rate 2.0%, dividend yield 0.0%, expected life of 10 years, and volatility 65%. Additionally, the Company paid the direct financing costs, which were recorded as deferred financing costs of $34,000.

At December 31, 2011 AMS had borrowed $1,396,406 and had drawn the remaining available amount of $603,594 as of March 29, 2012. Consistent with the terms of the loan, AMS began making principal payments October 1, 2012. As of December 31, 2012, $45,867 had been applied to the principal. Interest expense of $116,988 and $13,605 was paid for the years ended December 31, 2012 and 2011, respectively.

F-30

Plures Technologies, Inc.

Notes to Consolidated Financial Statements

The following is a summary of the maturities of debt outstanding at December 31, 2012:

2013	$286,191
2014	304,629
2015	324,504
2016	345,496
2017	368,215
Thereafter	325,098
$1,954,133

7.	Income Taxes

The income tax provision includes the following:

Current
Federal	0
State	1,170
$0
Deferred
Federal	(1,580,373)
State	(360,890)
Total	$(1,941,263)

Valuation Allowance Change	$1,941,263

Total provision	$1,170

The composition of deferred tax assets, resulting from temporary differences as of December 31, are as follows:

F-31

Plures Technologies, Inc.

Notes to Consolidated Financial Statements

	DECEMBER 31,	DECEMBER 31
	2012	2011
Net operating loss carryforwards	$5,062,436	$3,521,632
Credit Carryforward	33,689	2,870
AMT Credit Carryforward	-	-
Accrued Vacation	17,966	24,572
Fixed Assets	83,155	85,251
Depreciation	3,877	3,975
Prepaid expenses	(9,949)	(14,762)
Sales returns and Bad debt reserves	126,963	15,714
Unicap 263a	4,849	13,025
Accrued Expenses	138,112	160,418
Restricted Stock	93,327	7,038
Start Up Costs	93,116	102,592
Organization Costs	7,012	7,726
Charitable Contributions	157	-
Warranty Liability	12,355	-
Wages Payable	48,681	-
Interest Expense - Noncash	4,293	-
Accrued Severence	7,840	-
Book/Tax Differences on Acquired Assets - ASC 740	(1,292,560)	(1,435,994)
Net deferred tax assets	4,435,319	2,494,057
Deferred tax asset valuation allowance	(4,435,319)	(2,494,057)
	$-	$-

The differences between the federal statutory rate and the Plures effective rates of tax for 2012 and 2011 are explained by the following reconciliation

	2012	2011
Federal statutory rate	34.00%	34.00%

State income taxes, net of federal benefit	8.03%	11.73%
Officer Life Insurance	-.03%	0%
Meals & Entertainment	-.08%	0%
Change in Valuation Allowance	-43.28%	-75.39%
ISO Stock Compensation	-1.24%	0%
Bargain Purchase Gain – ASC 740	0%	46.42%
Interest Expense	0%	-7.96%
Deferred Financing Amortization	0%	-10.13%
Other	2.58%	1.33%

Income tax provision as percent of pretax income	-.02%	0.0%

F-32

Plures Technologies, Inc.

Notes to Consolidated Financial Statements

The Company has recorded a full valuation allowance against its net deferred tax assets since management believes that, after considering all the available objective evidence, both positive and negative, historical and prospective, with greater weight given to historical evidence, it is more likely than not that the deferred tax assets at December 31, 2012 and December 31, 2011 will not be realized.

At December 31, 2012, the Company has available net operating loss carry forwards for federal and state income tax purposes of approximately $13.5 million and $9.0 million, respectively, which may be used to offset future taxable income, subject to the limits discussed below. The transaction for the AMS Inc. acquisition most closely resembles a Type C reorganization under IRC Section 368 (a1C). In a Type C reorganization one corporation acquires nearly all properties of another corporation in exchange solely for all or a part of its’ own or its’ controlling parent’s voting stock followed by the acquired corporation’s distribution of all its’ properties pursuant to the plan of reorganization. This type of transaction qualifies as a non-taxable transaction under IRC Section 368 (a1C). These carry forwards are subject to review and possible adjustment by the Internal Revenue Service (“IRS”) and state tax authorities. The federal net operating losses (“NOL”)’s expire at various dates through 2032. For state purposes, Massachusetts has a five year net operating loss carryover rule for tax years beginning before January 1, 2010. At December 31, 2012, there are $3.7 million in Massachusetts net operating loss carry forwards set to expire at various dates through 2015. For tax years beginning on or after January 1, 2010, Massachusetts has adopted a twenty year net operating loss carryover rule and has $5.4 million in net operating loss carry forwards that are set to expire at various dates through 2032. The Company has available net operating loss carryovers for New York State purposes in the amount of $178,000 that are set to expire at various dates through 2032.

Utilization of NOL’s may be subject to annual limitations due to ownership change limitations that have occurred previously or that could occur in the future as provided by Section 382 and 383 of the Internal Revenue Code of 1986, as well as similar state provisions. These ownership changes may limit the amount of NOL carry forwards that can be utilized annually to offset future taxable income. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders or public groups in the stock of a corporation by more than 50 percentage points within a three year period.

The Company considered the change in ownership during 2011 and determined that a change in ownership as defined in Section 382 of the Internal Revenue Code had occurred. As a result of this change in ownership, the utilization of its federal and state net operating losses are subject to an annual limitation based on a statutory rate of return and the value of the corporation at the time of the change in ownership. The utilization of the Company’s carry forwards may be further limited if the Company experiences future ownership changes as defined in Section 382 of the Internal Revenue Code. The current annual calculated Section 382 limitation is $405,042.

In addition, $121,400 of federal general business credits are available to the Company as carry forwards, expiring in various dates through 2032. These credits are considered as part of the pre-change losses under IRC Section 382 and, as such, are fully limited.

In addition, $77,000 of Massachusetts investment tax credits and R&D credits are available to the Company as carry forwards, expiring in various dates through 2015. Of these credits, $4,000 of investment tax and $22,000 of R&D are subject to IRC Section 382 as they are considered as part of the pre-change losses and are fully limited, The remaining $51,000 do not expect to be utilized until the Massachusetts net operating loss carry forward is exhausted and they are fully reserved for in the Company’s deferred tax valuation allowance.

The Company is taxed under the provisions of the Internal Revenue Code and state tax laws.  The Company files tax returns in the U.S. federal jurisdiction, New York State and the Commonwealth of Massachusetts.  The tax returns for the years ended December 31, 2009 through December 31, 2012 are still subject to potential audit by the IRS and the taxing authorities in New York State and the Commonwealth of Massachusetts.  The Company adopted the provisions of FASB ASC 740-10, Accounting for Uncertainty in Income Taxes and its related amendment on January 1, 2009.  Management of the Company believes it has no material uncertain tax positions and, accordingly it will not recognize any liability for unrecognized tax benefits.

F-33

Plures Technologies, Inc.

Notes to Consolidated Financial Statements

8.  Stockholders’ Equity

Classes of Stock

The Company has two classes of capital stock: Preferred Stock and Common Stock. Holders of Common Stock are entitled to one vote for each share held and holders of Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which such shares are convertible.

The Preferred Stock may be issued from time to time in a series.  The Board of Directors is authorized and required to fix, in a manner and to the fullest extent provided and permitted by law, all provisions of the shares of each series not otherwise set forth in the Amended and Restated Certificate of Incorporation, including liquidation preference, dividend, voting rights and conversion rights.

There were 1,375,000 shares of Series A Preferred Stock issued and outstanding at December 31, 2012 and December 31, 2011. The Preferred Stock is convertible into 1,677,264 shares of common stock and the liquidation preference of these outstanding shares is $2,750,000.  The Series A Preferred Stock is entitled to all of the proceeds of a liquidation of the Company, which includes acquisitions, prior to distributions to the holders of the Common Stock, in an amount equal to the purchase price thereof. As a result of liquidation that is outside of the Company’s control, Preferred Stock is classified as mezzanine on the balance sheet. The terms of conversion are subject to adjustment for stock splits and combinations, stock dividends and reorganizations.  The Series A Preferred Stock may be converted by the holders at any time, and will automatically be converted if the Company has nine consecutive months of profits or makes an aggregate of $1 million for the 18 months following initial issuance of the Series A Preferred Stock. In addition, if the Company has nine consecutive months of losses, or does not make an aggregate of at least $1 million within the 18 months after initial issuance of the Series A Preferred Stock, the holders of the Series A Preferred Stock, as a group, can elect a majority of the Board of Directors. Due to nine months of consecutive losses as of December 31, 2012, the shareholders of the Series A Preferred Stock obtained the ability to elect a majority of the Board of Directors. This right constituted a change of controlling financial interest without the transfer of consideration the shareholders of the Series A Preferred Stock. As of December 31, 2012, the shareholders of the Series A Preferred Stock beneficially own, directly or indirectly, 37.2% of the voting securities of the Company. As of the filing of this document, the shareholders of the Series A Preferred Stock have not exercised their right to elect a majority of the Board of Directors.

In accordance with the August 10, 2011 merger with the Company, the 5,108,481 outstanding shares of Holdings stock were converted into 4,609,230 shares of Company common stock.  Of these shares, 15% were withheld from issuance leaving the issued share balance of 3,917,846 shares at that time. Additionally, 44,334 shares of Holdings unvested restricted stock was converted on the same basis into 40,000 shares of Company stock, of which, 20,000 shares vested August 3, 2012 and 20,000 shares will vest on August 3, 2013.

On or about September 28, 2011, the Company sold 394,737 shares of Common Stock, $.001 par value, to RENN Universal Growth Investment Trust PLC (the "Purchaser”).  The 394,737 shares of common stock were exchangeable, at the option of the Purchaser, for shares of Series A Preferred Stock of the Company at a rate of one share of Series A Preferred Stock for each 1.05632 shares of common stock. The Purchaser exercised the option to convert on or about December 16, 2011 at which time 375,000 shares of preferred stock were issued as a result of the conversion. These preferred shares are convertible into 394,737 shares of common stock.

During 2012, the Company raised $1,000,000 through the sale of common stock and warrants. 333,333 shares of common stock were sold with warrants to purchase an additional 166,667 shares. The warrants have an exercise price of $3.50 and a term of 5 years. The Company paid $7,500 in cash fees for this investment.

Subscription Agreements

During 2011, Holdings issued 27,268, 100,000 and 20,000 shares Class A Common Stock at a price of $1.00, $.95 and $1.90 per share, respectively, for services related to finders’ fees.

In September 2011, the Company sold 394,737 shares of Common Stock, $.001 par value, for $750,000. The Company paid an agency fee of $25,000 and 20,000 shares of Common Stock, $.001 par value to an agent for the transaction. These 394,737 shares were converted to 375,000 shares of Series A Preferred Stock on December 16, 2011 based on a conversion rate of 1.052632 preferred shares for each common share.

In May 2012, the Company sold 333,333 shares of Common Stock, par value $.001. The price was $1,000,000.

F-34

Plures Technologies, Inc.

Notes to Consolidated Financial Statements

Restricted Shares

The Company expenses restricted shares granted for compensation in accordance with the provisions of ASC 718. The fair value of the restricted shares issued is amortized on a straight-line basis over the vesting period. In August 2011, the Company granted 60,000 shares of restricted common stock to certain members of its Board of Directors of which 9,000 shares were held in escrow as part of the Merger Agreement. The fair value of this award was $109,722. One-third of the shares awarded in August 2011 were free of restriction beginning with the start date of serving on the board. One-third of the 60,000 shares are scheduled to vest upon two anniversary dates, subject to the grantee’s continued service on the Board of Directors unless he fails to serve because not re-elected. Compensation expense related to the first block was recognized in compensation expense on the start date.  The second and third block will be recognized straight-line over the two years based on the fair value of the shares at date of grant. The expense associated with the awarding of restricted shares for the years ended December 31, 2012 and 2011 was $35,161 and $54,051, respectively, which is included in general and administrative expense on the accompanying consolidated statement of operations. As of December 31, 2012, there was $20,510 of total unrecognized compensation costs related to unvested restricted stock. The cost is expected to be recognized evenly over the period January 2013 - August 2013, at which time the final one-third of the stock will be vested.

A summary of restricted stock activity for all stock option plans is as follows:

	Years Ended December 31,
	2012	2011
Beginning outstanding balance	40,000	-
Granted	-	60,000
Vested	20,000	20,000
Forfeited	-	-
Ending outstanding balance	20,000	40,000

The Ending outstanding balance of unvested restricted stock includes 9,000 shares held in escrow per the August 2011 Merger Agreement to be released on or about February 15, 2013.

Other Stock Compensation

On April 1, 2012 the Company granted 10,000 shares of common stock otherwise issuable to Z. Eric Stephens, a director, as follows: 5,000 shares to RENN Capital Group Inc. and 5,000 shares to RENN Global Entrepreneurs Fund Inc. A total compensation expense of $35,000 was recognized in 2012.

On April 17, 2012, the Company and ROAR Advisors, LLC (“ROAR”) entered into a consulting agreement for advisory services. As compensation, the Company agreed to grant ROAR a warrant to purchase 50,000 shares of the Company’s common stock at an exercise price of $3.00 per share issuable on July 1, 2012. 25,000 shares were exercisable upon the date of issuance and the second 25,000 vested six months from the issuance date. The warrants had a five (5) year life. On December 28, 2012, the consulting agreement dated April 17, 2012 was amended to issue a warrant to purchase 100,000 shares of common stock exercisable immediately until termination at June 30, 2017, at an exercise price of $3.00 per share. The warrant is classified within equity. The fair value of the warrant issued was determined to be a more appropriate indicator of the fair value of the transaction. Therefore, the fair value was calculated using the Black-Scholes model with the following assumptions: risk free rate 0.72 - 1.03%, dividend yield 0.0%, expected life of 4.5 - 5 years, and volatility of 42.99-47.52%. A total compensation expense of $153,880 was recognized in 2012.

On June 30, 2012, the Company issued a warrant to a former employee as part of a severance agreement. The Company issued a warrant for the purchase of 25,000 shares of common stock of the Company at an exercise price of $3.50 and a term of 5 years. . The warrant is classified within equity. The fair value of the warrant issued was determined to be a more appropriate indicator of the fair value of the transaction. Therefore, the fair value was calculated using the Black-Scholes model with the following assumptions: risk free rate 0.72%, dividend yield 0.0%, expected life of 5 years, and volatility of 46.87%. A total compensation expense of $40,002 was recognized in 2012.

F-35

Plures Technologies, Inc.

Notes to Consolidated Financial Statements

9. Stock Incentive Plan

On December 16, 2011, the Company’s Board of Directors approved the 2011 Stock Option Plan (the “2011 Plan”), under which 600,000 shares of common stock have been reserved for issuance to employees, consultants and advisors. On February 28, 2012 the Board of Directors increased the shares subject to the 2011 Plan to 750,000 shares of common stock. Awards granted under the 2011 Plan could include incentive stock options, nonqualified stock options and/or restricted stock. The 2011 Plan provides that the exercise price of incentive stock options must be at least equal to the fair market value of the Company’s common stock at the date such options are granted. If any person to whom an option is to be granted owns in excess of ten (10%) of the outstanding capital stock of the Company, then the incentive options shall be granted to such person only for 110% or more of the fair market value on the date of the grant. Granted options expire in ten years or less from the date of grant and vest based on the terms of the awards.

As of December 31, 2012 options to purchase an aggregate of 473,500 shares had been granted under the 2011 Plan. All grants have an exercise price of $3.50 with a 10 year life. One-fifth of the options vested on December 31, 2012 and the remaining options will vest at a rate of 20% on December 31 of each year through 2016. The Company recognized $155,090 in compensation expense for the year ended December 31 , 2012 under this plan. There was no compensation expense for the year ended December 31, 2011.

For incentive stock options, the Company uses the Black-Scholes option-pricing model to value compensation expense. Expected forfeitures are estimated at the date of grant based on historical rates and reduce the compensation expense recognized. The expected term of options granted is derived from historical data on employee exercises. The risk-free interest rate is based on the United States Treasury yield curve in effect at the date of grant. Expected volatility is based on the historical volatility of the Company’s stock. There were no stock options granted as of December 31, 2011. For the twelve months ended December 31,, 2012 , options were valued assuming a risk-free interest rate of 1.15% - 1.18%, zero dividend yield, volatility of 45.35-47.84%, and an expected life of 6.5 years. The weighted average fair value of options granted was $1.63 for the year ended December 31, 2012. The Company records stock compensation expense over the vesting period, which is generally 5 years. As of December 31, 2012, the Company had approximately $620,359 of unrecognized compensation expense expected to be recognized over a period of approximately 4 years.

Changes in options outstanding for the twelve months ended December 31, 2012 are as follows:

	Shares	Weighted Average Price	Weighted Average Life

Outstanding, December 31, 2011	-	-	-
Granted	493,750	$3.50	9.4
Exercised	-	-	-
Canceled	20,250	3.50
Outstanding, December 31, 2012	473,500	$3.50	9.4
Options exercisable, December 31, 2012	94,700	$3.50

There was not activity during the twelve months ended December 31, 2011.

Total stock based compensation related to restricted shares, board shares, incentive stock option shares and warrants for the years ended December 31, 2012 and 2011 was $419,135 and $54,051, respectively.

10. Commitments

Rent

AMS leases office and manufacturing facilities, including office furniture, under a noncancelable operating lease through June 30, 2013. On September 29, 2010, the Company entered into a third amendment to its lease which suspended the base rent for the period from July 1, 2010 through the earlier of the closing of the APA or December 31, 2010. The lease amendment also reduced prepaid utilities to $110,000 per month from $150,000 and provided for consent to the assignment of this lease and a one year renewal of such for the Purchaser upon Closing of the APA.  Additionally, the amendment granted the landlord collateral in certain assets of the Company.  Upon closing of the APA on May 23, 2011, payment of the deferred rent including interest was made and the collateral interest was removed.  Also on that day the parties entered into a Fourth Amendment to the lease which reduced the required letter of credit from $250,000 to $200,000, and such letter of credit was put in place. As noted above, the facility lease now expires in June 2013 as the one year renewal was granted upon closing of the APA. Total payments under the lease, excluding facility charges for the year ended December 31, 2012, were approximately $903,467.

F-36

Plures Technologies, Inc.

Notes to Consolidated Financial Statements

On November 22, 2011, the Company entered a lease agreement for office facilities in Canandaigua, NY. The term of the agreement was for 12 months commencing on January 1, 2012 with the option to renew. The Company did renew the lease which expires on December 31, 2013 and contains another option to renew. Monthly lease payments for 2012 were $1,327 and the Company also paid a proportionate share of utilities of approximately $250 per month. Total payments under the lease, excluding facility charges for the period ended December 31, 2012 were approximately $19,571. For the twelve months beginning January 1, 2013 the monthly lease payments are $1,410 per month including utilities.

Facilities Expense

Under the terms of the lease discussed above, AMS is obligated to pay for additional facilities charges. Total facility expenses included in the accompanying statements of operations for the lease and facility charges amounted to approximately $1,200,000 for the period ended December 31, 2012.

Other

AMS is also liable for various other operating leases for office equipment. All such leases were renewed in 2011.  Future minimum lease payments related to the office equipment are approximately $16,985 as of December 31, 2012. Additionally, AMS leases certain manufacturing equipment per agreements entered into in January 2009 and January 2010 with the same party.  These leases run through 2018 with annual combined payments of $6,000. AMS also leases equipment that supplies nitrogen to the manufacturing floor for use in the production process, future minimum lease payment related to this equipment are $53,160.

Total no-cancelable lease commitments are as follows:

2013	$683,010
2014	10,917
2015	10,800
2016	8,000
2017	6,000
Thereafter	6,000

11. Fair Value

The Company has adopted FASB ASC Topic 820, Fair Value Measurement and Disclosures, (ASC 820). This topic defines fair value, establishes a framework for measuring fair value under US GAAP and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

•	Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value.

F-37

Plures Technologies, Inc.

Notes to Consolidated Financial Statements

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The following table sets forth Company’s assets and liabilities which are measured at fair value on a recurring basis by level within the fair value hierarchy:

Fair Value measurements at December 31, 2012 :
	Level 1	Level 2	Level 3	Total
Assets
Money Market Accounts (a)	$239,504	$-	$-	$239,504

Targets (b)	$313,350	$-	$-	$313,350
Liabilities
Warrant Liability	$-	$-	$111,811	$133,334

Fair Value measurements at December 31, 2011 :
	Level 1	Level 2	Level 3	Total
Assets
Money Market Accounts (a)	$371,671	$-	$-	$371,671

Targets (b)	$-	$-	$-	$-
Liabilities
Warrant Liability	$-	$-	$80,357	$80,357

(a)	Included in cash and cash equivalents and restricted cash on the consolidated balance sheet

(b)	Included in other current assets on the consolidated balance sheet.

The Company values the warrant liability issued in conjunction with the MDFA Note Payable (Note 6) using a Black-Scholes option pricing model, at each reporting date, which incorporates assumptions about underlying asset value, volatility, expected remaining life and risk free interest rate. The assumptions used at December 21, 2011 and 2012, respectively, were as follows:

	December 31,	December 31,
	2012	2011
Fair value of underlying stock per share	$3.00	$3.00
Risk-free interest rate	1.48%	2.00%
Expected term	10 years	10 years
Dividend yield	0.0%	0.0%
Volatility	46.67%	65.0%

Marked-to-Market

The change in the fair value of the warrant during the period is as follows:

Balance at December 31, 2011	$80,357
Mark to Market	31,454
Balance at December 31, 2012	$111,811

F-38

Plures Technologies, Inc.

Notes to Consolidated Financial Statements

The Company recorded a $ 31,454 increase in the fair value of the warrant liability as an expense in the statement of operations during the year ended December 31, 2012.

Sensitivity to Changes in Significant Unobservable Inputs

The significant unobservable inputs used in the fair measurement of the warrant liability are the volatility of the underlying stock value and the value of our common stock. Significant increases (decreases) in these unobservable inputs in isolation would result in significantly lower (higher) fair value measurement.

12. Other Comprehensive Income

For periods ending December 31, 2012 and 2011, the Company had no other comprehensive income.

13. Earnings per Share

The Company reports basic and diluted earnings per share (“EPS”). Basic EPS is based on the weighted average number of shares outstanding during the period, while diluted EPS additionally includes the dilutive effect of the Company’s outstanding stock options, warrants, and restricted stock computed using the treasury stock method as well as other potentially dilutive securities. For the years ended December 31, 2012 and 2011, potentially dilutive securities include:

	December 31, 2012	December 31, 2011

Restricted stock	20,000	40,000
Warrants	828,969	59,524
Options	473,500	-
Convertible Debt	477,778	-
Escrow shares	688,367	688,367

Convertible preferred stock	1,677,264	1,677,264
Total potentially dilutive securities	4,165,878	2,465,155

Restricted Stock balance as of December 31, 2012 and December 31, 2011 includes 9,000 shares held in escrow per the August 2011 Merger Agreement to be released on or about February 15, 2013.

For the year ended December 31, 2012 and 2011, the shares used in computing diluted net loss per share do not include any of the above securities as the effect was determined to be anti-dilutive.

F-39

Plures Technologies, Inc.

Notes to Consolidated Financial Statements

A summary of the Company’s calculation of net income (loss) per share is as follows:

	December 31, 2012	December 31, 2011

Net income (loss) available to common shareholders	$(4,301,205	$(1,111,982)

Basic shares used in the calculation of earnings per share	4,631,827	3,883,428

Effect of dilutive securities:
Restricted stock	-	-
Warrants	-	-
Options	-	-
Escrow shares	-	-
Convertible preferred stock	-	-

Diluted shares used in the calculation of earnings per share	4,631,827	3,883,428

Net income (loss) per share :
Basic	$(.93)	$(0.29)
Diluted	$(.93)	$(0.29)

14. Concentrations of Credit Risk

The Company had sales to one customer that accounted for approximately 67% and 80% of all revenue, respectively for December 31, 2012 and 2011. Accounts receivable from this customer were $0 and $100,496 as of December 31, 2012 and 2011, respectively.

15. Related Party Transactions

The Company utilizes services of a law firm that has an employee who is also an officer and director of the Company.  Fees charged by this firm were approximately $142,500 and $273,000 for the years ended December 31, 2012 and 2011, respectively .

16 . Defined Contribution Plan

AMS has established a defined contribution retirement plan (the “Plan”). All full-time employees who have reached the age of 21 are eligible to contribute to the Plan. The Plan includes a discretionary employer match. Employees vest in Company contributions at a rate of 50% per year over two years. There were no Company contributions for the periods ended December 31, 2012 and 2011.

F-40

Plures Technologies, Inc.

Notes to Consolidated Financial Statements

17. Subsequent Events

During January and February of 2013, the Company issued convertible notes totaling of $666,666 from certain of its investors. The notes bear interest at 2% annually due in 54 months and are convertible into common stock of the Company at $3.00 per share and warrants to purchase approximately 222,222 shares of common stock of the Company plus additional shares for any unpaid interest at $.01 per share. The Notes are guaranteed jointly and severally by the Company’s subsidiaries and secured by all of the assets of the Company and by a pledge of each subsidiary’s securities, subordinate only to the Massachusetts Development Financing Agency (“MDFA”) lien.

On February 8, 2013 the Company granted 10,000 shares of common stock otherwise issuable to Z. Eric Stephens, a director, as follows: 5,000 shares to RENN Capital Group Inc. and 5,000 shares to RENN Global Entrepreneurs Fund Inc. A total compensation expense of $25,000 will be recognized in 2013.

On February 8, 2013 the Company granted 10,000 shares of common stock otherwise issuable to Burton Weinstein, a director, to Cedarview Opportunities Master Fund LP. A total compensation expense of $25,000 will be recognized in 2013.

During March 2013, the 697,367 shares of stock that were escrowed per the August 10, 2011 Merger Agreement were released to the appropriate investors.

During March 2013, the Company issued convertible notes totaling of $333,333 from certain of its investors. The notes bear interest at 2% annually due in 54 months and are convertible into common stock of the Company at $2.50 per share and warrants to purchase approximately 133,333 shares of common stock of the Company plus additional shares for any unpaid interest at $.01 per share. The Notes are guaranteed jointly and severally by the Company’s subsidiaries and secured by all of the assets of the Company and by a pledge of each subsidiary’s securities, subordinate to the above mentioned secured debt and the Massachusetts Development

F-41

Advanced MicroSensors, Inc.

Financial Statements

Years Ended April 3, 2011 and April 4, 2010

F-42

Advanced MicroSensors, Inc.

Contents

F-43

Report of Independent Certified Public Accounting Firm

Board of Directors

Advanced Microsensors, Inc.

Shrewsbury, Massachusetts

We have audited the accompanying balance sheets of Advanced Microsensors, Inc. as of April 3, 2011 and April 4, 2010 and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended and the statements of operations and cash flows for the period April 4, 2011 to May 22, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Microsensors, Inc. at April 3, 2011 and at April 4, 2010, and the results of its operations and its cash flows for the years then ended and the statements of operations and cash flows for the period April 4, 2011 to May 22, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and at April 3, 2011 has deficiencies in working capital and equity that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO USA, LLP

Boston, Massachusetts

June 30, 2011

F-44

Advanced MicroSensors, Inc.

Balance Sheets

	April 3, 2011	April 4, 2010

Assets

Current Assets:
Cash and cash equivalents	$495,849	$17,724
Accounts receivable (Note 5)	275,173	294,114
Inventories (Note 8)	397,560	263,304
Prepaid expenses and other current assets	54,190	34,753

Total Current Assets	1,222,772	609,895

Equipment , net (Note 9)	18,265	47,509

Total Assets	$1,241,037	$657,404

Liabilities and Stockholders’ Deficit

Current Liabilities:
Accounts payable	$391,216	$399,188
Accrued expenses (Note 10)	332,164	347,447
Deferred revenue and customer deposits	28,434	152,056
Short-term note payable (Note 13)	1,650,000	-
Deferred gain on asset sales, current portion (Note 12)	27,173	27,173
Deferred rent (Note 7)	386,487	-

Total Current Liabilities	2,815,474	925,864

Deferred Gain on Asset Sales , less current portion (Note 12)	184,525	211,698

Total Liabilities	2,999,999	1,137,562

Commitments and Contingencies (Notes 1,7, 12 and 16)

Stockholders’ Deficit (Notes 2, 14 and 15):
Preferred stock, $0.10 par value; 1,000,000 shares authorized:
129,000 shares designated as Series A convertible preferred stock; 129,000 shares issued and outstanding (liquidation preference of $12,900,000)	12,687,626	12,687,626
Common stock, $0.01 par value; authorized 6,500,000 shares; issued and outstanding 240,876 shares at April 3, 2011 and April 4, 2010	2,409	2,409
Additional paid-in capital	787,172	787,172
Accumulated deficit	(15,236,169)	(13,957,365)

Total Stockholders’ Deficit	(1,758,962)	(480,158)

Total Liabilities and Stockholders’ Deficit	$1,241,037	$657,404

See accompanying independent auditors’ report and notes to financial statements

F-45

Advanced MicroSensors, Inc.

Statements of Operations

	Period April 4, 2011 to May 22, 2011	Year Ended April 3, 2011	Year Ended April 4, 2010

Revenue (Note 5)	$808,728	$3,487,294	$6,824,093

Cost of Revenue (Notes 7 and 8)	877,438	5,120,271	7,425,838

Gross Loss	(68,710)	(1,632,977)	(601,745)

Operating Expenses:
Selling, general and administrative	109,522	627,282	599,421

Operating Loss	(178,232)	(2,260,259)	(1,201,166)

Other Income (Expense):
Amortization of deferred gain on sale of equipment (Note 12)		27,173	46,061
Gain on sale/transfer of equipment (Note 12)	211,698	1,013,530	1,132,398
Other income (expense) (Note 13)	(24,650)	(59,248)	54,742

Total Other Income , net	187,048	981,455	1,233,201

Net Income (Loss)	$8,816	$(1,278,804)	$32,035

  See accompanying independent auditors’ report and notes to financial statements

F-46

Advanced MicroSensors, Inc.

Statements of Stockholders’ Deficit

	Series A
	Convertible				Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at March 29, 2009	129,000	$12,687,626	240,876	$2,409	$787,172	$(13,989,400)	$(512,193)

Net Income	-	-	-	-	-	32,035	32,035

Balance at April 4, 2010	129,000	12,687,626	240,876	2,409	787,172	(13,957,365)	(480,158)

Net Loss	-	-	-	-	-	(1,278,804)	(1,278,804)

Balance at April 3, 2011	129,000	$12,687,626	240,876	$2,409	$787,172	$(15,236,169)	$(1,758,962)

See accompanying independent auditors’ report and notes to financial statements

F-47

Advanced MicroSensors, Inc.

Statements of Cash Flows

	Period April 4, 2011 to May 22, 2011	Year Ended April 3, 2011	Year Ended April 4, 2010

Cash Flows From Operating Activities:
Net income (loss)	8,816	$(1,278,804)	$32,035
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on equipment transferred/sold	(211,698)	(1,013,530)	(1,132,398)
Amortization of gain on sale of assets		(27,173)	(46,061)
Depreciation	1,071	11,483	88,009
Changes in operating assets and liabilities:
Accounts receivable	(57,394)	18,941	40,237
Inventories	(16,479)	(134,256)	955,642
Prepaid expenses and other current assets	(95)	(19,437)	46,585
Accounts payable	147,412	(7,972)	(15,044)
Accrued expenses	(174,406)	(15,283)	(70,122)
Deferred rent	6,191	386,487	(45,800)
Deferred revenue and customer deposits	(19,045)	(123,622)	(51,838)

Net cash used in operating activities	(315,627)	(2,203,166)	(198,755)

Cash Flows From Investing Activities:
Purchase of manufacturing equipment	-	(13,709)	(29,227)
Proceeds from the sale of assets	-	1,045,000	90,000

Net cash provided by investing activities	-	1,031,291	60,773

Cash Flows From Financing Activities:
Loan from parent	-	1,650,000	-

Net cash provided by financing activities	-	1,650,000	-

Net Increase (Decrease) in Cash and Cash Equivalents	(315,627)	478,125	(137,982)

Cash and Cash Equivalents, beginning of period	495,849	17,724	155,706

Cash and Cash Equivalents, end of period	180,222	$495,849	$17,724

Supplemental disclosure of cash flow information:

The Company did not pay cash for interest or income taxes in fiscal 2011 or 2010.

See accompanying independent auditors’ report and notes to financial statements

F-48

Advanced MicroSensors, Inc.

Notes to Financial Statements

1. Organization and Management Plans

Advanced MicroSensors, Inc. (“AMS” or the “Company”) was incorporated on April 21, 1999. AMS provides development and manufacturing services to customers who require expertise in thin film processes and magnetic materials for applications, including recording tape heads, sensors, transducers, and other products that require high aspect ratio fine-line micro-lithography. AMS fabricates wafers and sells the die to customers, including companies that provide the required finishing processes.

The Company’s fiscal year-end is the closest Sunday to the end of March.

Liquidity and Management Plans

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations and negative cash flows which have resulted in deficiencies in working capital, an accumulated deficit at April 3, 2011 and an overall stockholders’ deficit as of April 3, 2011. These indicators have raised substantial doubt about the Company’s ability to continue as a going concern.

During fiscal 2011, the Company entered into an Asset Purchase Agreement (“APA”) to sell all assets and specified liabilities of the Company with a closing date no later than May 31, 2011. Subsequent to year end, the sale closed on May 23, 2011 (see Note 17).  During fiscal 2011 the Company received $1,650,000 in short-term notes payable per the Asset Purchase Agreement (see Note 13) from the Purchaser. During fiscal 2011, the Company received proceeds of $1,045,000 from the sale of certain assets. In order to provide working capital the Company has sold certain equipment pursuant to sales-lease back transactions in each of the last three fiscal years. To date the Company has been successful in negotiating new lease agreements related to this equipment however, there can be no assurances that the Company will be able to continue to negotiate new lease agreements related to this equipment which creates significant future uncertainty in securing equipment necessary for production of the Company’s product. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, and as such, do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Basis of Presentation for the Statement of Operations and Cash flows for the period April 4, 2011 to May 22, 2011

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). In the opinion of management, these unaudited interim financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the period from April 4, 2011 to May 22, 2011. Although the Company believes that the disclosures in these financial statements are adequate to make the information presented not misleading, certain information normally included in the footnotes prepared in accordance with generally accepted accounting principles has been omitted as permitted by the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying financial statements should be read in conjunction with the audited financial statements and notes thereto included for the fiscal year ended April 3, 2011. The results for the period from April 4, 2011 to May 22, 2011 are not necessarily indicative of the results that may be expected for any future period.

2. Summary of Significant Accounting Policies

Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities, revenues and expenses and disclosures of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and deposits in interest-bearing money market accounts.

F-49

Advanced MicroSensors, Inc.

Notes to Financial Statements

Fair Value of Financial Instruments

At year end 2011 and 2010, the Company's financial instruments were comprised of cash and cash equivalents, accounts receivable, accounts payable and short-term note payable, the carrying amounts of which approximate fair market value.

Fair Value Measurements

In accordance with the accounting standards for fair value measurements and disclosures, the Company's assets and liabilities subject to fair value measurements are measured at fair value on a recurring basis as of April 3, 2011 and April 4, 2010. Fair values determined by Level 1 inputs utilize observable data such as quoted prices in active markets. Fair values determined by Level 2 inputs utilize data points other than quoted prices in active markets that are observable either directly or indirectly. Fair values determined by Level 3 inputs utilize unobservable data points in which there is little or no market data, which require the reporting entity to develop its own assumptions. As of April 3, 2011, the Company had $209,833 in money market accounts with fair value determined by Level 1 inputs, which were included in cash and cash equivalents on the balance sheet.  As of April 4, 2010, the Company did not have any material amounts subject to fair value measurements.

Inventories

Inventories are stated at the lower of cost or market. Costs are determined using the first-in, first-out method.

Equipment

Equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, as follows:

Category	Useful Life in Years

Manufacturing equipment	5
Computer software and equipment	3

Revenue Recognition

The Company recognizes revenue when (i) an agreement exists, (ii) delivery has occurred, (iii) the sales price is fixed or determinable, and (iv) collectibility is reasonably assured. Revenue from the sale of products and prototypes is recognized upon delivery, or upon customer acceptance for transactions where customer acceptance is stipulated and when all other revenue recognition criteria have been met. Revenue from engineering development services is recognized when services are performed and when all other revenue recognition criteria have been met.

F-50

Advanced MicroSensors, Inc.

Notes to Financial Statements

Income Taxes

The Company follows the liability method of accounting for income taxes, as set forth in ASC 740, “Accounting for Income Taxes.” ASC 740 provides for the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In June 2006, the Financial Accounting Standards Board issued authoritative guidance which changes the accounting for uncertainty in tax positions. ASC 740-10, “Accounting for Uncertainty In Income Taxes” (“ASC 740-10”), provides detailed guidance for financial statement recognition, measurement, and disclosure of uncertain tax positions recognized in an enterprises financial statements. In accordance with the ASC 740-10 income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of the standard and in subsequent periods. The Company adopted the standard for the year ended April 4, 2010. The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits within operations as income tax expense over the next twelve months. There was no effect upon adoption of ASC 740-10 and the Company has no liabilities recorded as of April 3, 2011 or April 4, 2010 under ASC 740-10. The Company is subject to United States federal, state and local tax audits by authorities for the tax years from 2002 through 2011.

Stock-Based Compensation

The Company follows the fair value recognition provision of ASC 718-10 “Share-Based Payment.” ASC 718-10 requires the recognition of the fair value of stock-based compensation as a charge against earnings. The Company recognizes stock-based compensation expense over the requisite service period of the individual grantees, which generally equals the vesting period. Based on the provisions of ASC 718-10, the Company’s stock-based compensation is accounted for as equity instruments.

Under the provisions of ASC 718-10, the Company recorded $0 of stock-based compensation expense in the accompanying statements of operations for each of the years ended April 3, 2011 and April 4, 2010 and for the period from April 4, 2011 to May 22, 2011.

ASC 718-10 requires the measurement of the fair value of stock options or warrants to be included in the statement of operations or disclosed in the notes to financial statements. The Company has computed the value of options using the Black-Scholes option pricing model. All stock options were issued with exercise prices equal to fair market value as determined by management.

No stock options were issued during the years ended April 3, 2011 and April 4, 2010.

F-51

Advanced MicroSensors, Inc.

Notes to Financial Statements

Impairment of Long-Lived Assets and Long-Lived Assets To Be Disposed Of

The Company reviews the valuation of long-lived assets whenever events or change circumstances indicate that the carrying value may not be recoverable. When it is determined that the carrying value of applicable long-lived assets may not be recoverable based upon the existence of one or more indicators, the Company must evaluate whether the carrying amount of the asset exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of that asset. The impairment would be measured as the amount by which the carrying amount of the particular long-lived assets exceeds its fair value. The fair value would be determined based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model or through an independent appraisal of individual assets.

Research and Development

Research and development expenses include expenses which were incurred in the development of new products and new or improved technologies that enhance the production processes. Costs for product development are expensed as incurred.

3. Related Party Transactions

The Company has several related party agreements and transactions, including development agreements and revenue. See Notes 4, 5 and 14 for details.

4. Related Party Development Agreements

On March 31, 1999, the Company entered into a Technology License Agreement with Quantum Corporation (Quantum), who owns approximately 6% of the outstanding equity of the Company. Pursuant to the agreement, Quantum granted AMS a perpetual, nonexclusive fully paid, royalty-free, worldwide license to develop, make, have made, use, sell, market, and otherwise dispose of or exploit products and processes that incorporate or utilize certain defined technology. The original License Agreement excluded certain uses of the technology.

Effective in February 2004, the Company entered into a development agreement with Quantum and Lafé Technologies, Ltd. (Lafé), who owns approximately 45% of the outstanding equity of the Company. Under this agreement, AMS was assigned general responsibility for the design and production of prototypes for Quantum TF/MR wafers and Lafé was assigned the general responsibility to develop and implement production processes for Quantum’s post-wafer prototype heads. There was no related revenue from this agreement for fiscal year 2011 or 2010.

F-52

Advanced MicroSensors, Inc.

Notes to Financial Statements

5. Revenue, Receivables and Concentration of Credit Risk

Total revenue from related parties was as follows:

	Year Ended April 3, 2011		Year Ended April 4, 2010
	Ownership Share	Revenue	Ownership Share	Revenue

Quantum	6%	$27,400	6%	$2,151,182
Lafé	45%	-	45%	610,000

	51%	$27,400	51%	$2,761,182

Total revenue from Quantum and Lafé, amounted to 1% and 0%, respectively, of total revenues for the year ended April 3, 2011. For the year ended April 3, 2011, one third party customer accounted for 50% of total revenues.  Total revenue from Quantum and Lafé, amounted to 32% and 9%, respectively, of total revenues for the year ended April 4, 2010. For the period from April 4, 2011 to May 22, 2011 one customer accounted for 76% of revenues.

There were no gross trade receivables as of April 3, 2011 and April 4, 2010 for either Quantum or Lafé.

As of April 3, 2011, two third party customers accounted for 66% of gross trade receivables. As of April 4, 2010, three third-party customers accounted for 51% of gross trade receivables.

6. Research and Development Grant

On August 31, 2007, the Company entered into NIST ATP Cooperative Agreement Number 70NANB7H7019 (the “Agreement”), with the U.S. Department of Commerce whereby Federal funding is provided under the Advanced Technology Program for the development of a “Ubiquitous Thermal Imager.” The Agreement is effective November 1, 2007 and terminates on October 31, 2012. The Agreement is a joint venture between the Company and two other third parties (the “Participants”). Under the Agreement, the U.S. Department of Commerce will reimburse the Participants a percentage of their total qualifying research and development costs incurred in association with the Agreement over the life of the contract, estimated at $1,901,000 for the first year and a total of $7,935,000 for the five year award period. The Company’s share of these costs for the years ended April 3, 2011 and April 4, 2010 amount to approximately $9,000 and $73,000 of which approximately $9,000 and $73,000 has been reimbursed, respectively. The reimbursed costs are recorded in revenue in the statement of operations. Future reimbursement percentages may vary depending on nature of qualifying expenses.

F-53

Advanced MicroSensors, Inc.

Notes to Financial Statements

7. Commitments

Rent

The Company leases office and manufacturing facilities, including office furniture, under a noncancelable operating lease through June 30, 2011. On September 29, 2010, the Company entered into a third amendment to its lease which suspended the base rent for the period from July 1, 2010 through the earlier of the closing of an Asset Purchase Agreement (“APA”) or December 31, 2010.  As of April 3, 2011, the Company has deferred rent relating to the suspended base rent of $386,487 including interest.  The lease amendment also reduced prepaid utilities to $110,000 per month from $150,000 and provided for consent to the assignment of this lease and a one year renewal of such for the Purchaser upon Closing of the APA.  All payments were made and a letter of credit for $200,000 was provided to the landlord as a security deposit toward any future defaults as defined in the lease. Additionally, the amendment granted the landlord collateral in certain assets of the Company. Upon closing of the APA on May 23, 2011, payment of the deferred rent including interest was made and the collateral interest was removed. As noted above, the facility lease expires in June 2011.  Total payments under the lease, excluding facility charges, for fiscal 2012 are approximately $263,000.

Facilities Expense

Under the terms of the lease discussed above, AMS is obligated to pay for additional facilities charges. Total facility expenses included in the accompanying statements of operations for the lease and facility charges amounted to approximately $1,131,000 and $1,344,000 for the years ended April 3, 2011 and April 4, 2010, respectively and for the period from April 4, 2011 to May 22, 2011 facility expense was $175,698.

The Company is also liable for various other operating leases for office equipment. All such leases expire during fiscal 2012. Future minimum lease payments related to the office equipment are approximately $10,000 as of April 3, 2011. Additionally, the Company leases certain manufacturing equipment (see Note 12).

8. Inventories

Inventories are comprised of the following:

	April 3, 2011	April 4 2010

Raw materials	$159,384	$173,965
Work-in-process	238,176	78,139
Finished goods	-	11,200
	$397,560	$263,304

Work-in-process and finished goods are comprised of materials, labor, and overhead. During fiscal year 2010, the Company recorded a charge of $831,500 in cost of revenue related to the write off of tape inventory due to a change in estimated customer demand that occurred in fiscal year 2010. There were no obsolete inventory write-offs in 2011.

F-54

Advanced MicroSensors, Inc.

Notes to Financial Statements

9. Equipment

Equipment is comprised of the following:

	April 3, 2011	April 4, 2010

Manufacturing equipment	$979,083	$2,522,891
Computer software and equipment	182,735	251,787

	1,161,818	2,774,678

Less accumulated depreciation	1,143,553	2,727,169
Equipment , net	$18,265	$47,509

Total depreciation expense for the years ended April 3, 2011 and April 4, 2010 was $11,483 and $88,009, respectively and for the period from April 4, 2011 to May 22, 2011 depreciation expense was $1,071 .

10. Accrued Expenses

Accrued expenses are comprised of the following:

	April 3, 2011	April 4, 2010

Accrued payroll and related expenses	$146,553	$214,386
Accrued interest	38,882	-
Other	146,729	133,061
	$332,164	$347,447

11. Income Taxes

The Company recorded no provision for income taxes for the years ended April 3, 2011 and April 4, 2010 due to operating losses and available loss carryforwards.

F-55

Advanced MicroSensors, Inc.

Notes to Financial Statements

Temporary differences between the financial statements carrying amounts and tax basis of assets and liabilities that give rise to significant portions of deferred tax assets and liabilities are comprised of the following:

	April 3, 2011	April 4, 2010

Deferred tax assets:
Accrued vacation and bonuses	$26,485	$49,418
Net operating loss carryforwards	5,707,866	5,173,381
General business credit carryfowards	124,869	151,248
Section 263A inventory capitalization	7,414	5,035
Deferred gain	83,155	96,193
Depreciation	10,833	10,015
Other	7,856	25,258
Total gross deferred tax assets	5,968,478	5,510,548

Valuation allowance	(5,960,080)	(5,497,242)
Total net deferred tax assets	8,398	13,306

Deferred tax liabilities:
Depreciation	-	-
Prepaid expenses and other	(8,398)	(13,306)
Total gross deferred tax liabilities	(8,398)	(13,306)

	$-	$-

F-56

Advanced MicroSensors, Inc.

Notes to Financial Statements

The Company has recorded a full valuation allowance against its net deferred tax assets since management believes that, after considering all the available objective evidence, both positive and negative, historical and prospective, with greater weight given to historical evidence, it is more likely than not that the deferred tax assets at April 3, 2011 and April 4, 2010 will not be realized.

At April 3, 2011, the Company has available net operating loss carryforwards for federal and state income tax purposes of approximately $15,509,000 and $8,251,000, respectively, which may be used to offset future taxable income, if any. These carryforwards are subject to review and possible adjustment by the Internal Revenue Service. These carryforwards expire at various dates through 2031.

Utilization of Net Operating Loss (“NOL”) and Research & Development (“R&D”) credit carryforwards may be subject to a substantial annual limitation due to ownership change limitations that have occurred previously or that could occur in the future as provided by Section 382 and 383 of the Internal Revenue Code of 1986, as well as similar state provisions. These ownership changes may limit the amount of NOL and R&D credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders or public groups in the stock of a corporation by more than 50 percentage points over a three year period.

The Company performed a study of its change in ownership covering the period from inception through March 31, 2002 and determined that a change in ownership as defined in Section 382 of the Internal Revenue Code occurred on March 21, 2000. As a result of this change in ownership, the utilization of its Federal and state net operating losses generated prior to March 21, 2000 are subject to an annual limitation of approximately $350,000. The utilization of the Company’s NOL and R&D credit carryforwards may be further limited if the Company experiences future ownership changes as defined in Section 382 of the Internal Revenue Code.

F-57

Advanced MicroSensors, Inc.

Notes to Financial Statements

12. Asset Sales

On December 1, 2006, the Company entered into a Purchase and Usage Agreement (the “Asset Sale Agreement”) with one of its customers (“Customer A”), whereby the Company agreed to sell certain assets to Customer A for an aggregate amount of $1,250,000. Per the Asset Sale Agreement, the Company has maintained possession and use of the assets for an initial term of ninety days. The initial term is renewable for additional ninety day terms at Customer A’s discretion. The use of the assets is at no cost to the Company for the original term or future terms. Under the terms of the Asset Sale Agreement, Customer A can remove the assets from the Company’s facilities at its own expense at the end of the initial or any subsequent ninety day term. The Company has the right to repurchase any or all of the assets for any reason within thirty days of the end of any ninety day term at a then agreed upon fair market value between the Company and Customer A.

The assets are used in the manufacturing process of certain products the Company produces for Customer A. Due to the continuing use of the assets and the Company’s option to re-purchase the assets, the Company deferred the original $1,163,380 gain on the sale of the assets. The Company was amortizing the gain to other income using the straight-line methodology over a period of 5 years, which was the estimated period of the Customer relationship. If Customer A exercises its option to take actual possession before the end of the 5 year period, the Company will recognize the remaining deferred gain at that time. As of March 29, 2009, the Company had a remaining deferred gain of $620,469. On January 21, 2010, the Company regained the ownership rights to all equipment under this agreement as the customer transferred title back to the Company. Due to the change in circumstances and the Company’s expectation that Customer A will have no demand for future products, the Company changed their estimate of the remaining customer relationship period to zero. Therefore, the Company recognized the remaining gain of $620,469 in other income in the accompanying statements of operations for the year ended April 4, 2010.

On April 24, 2007, the Company entered into an Equipment Sale and Lease Agreement with a customer (”Customer B”) whereby the Company sold certain equipment to Customer B for $425,000. Per the agreement, the Company will maintain possession of the equipment and continue to use them in their manufacturing processes for an initial term of 24 months. Per the Equipment Sale and Lease Agreement, the Company is to pay rental fees of $25,500 annually. Subsequent to the year ended March 29, 2009, the Company extended the lease for an additional year at the same annual fee. The equipment sold had a net book value of approximately $55,000 on the date of the sale, which resulted in a gain of approximately $370,000. The Company had deferred the recognition of the gain of approximately $370,000 related to this transaction. The Equipment Sale and Lease Agreement contains a repurchase option in which the Company has the right to repurchase the equipment at the original sale price. The Company originally planned to exercise this option at the end of the initial 24 month terms for an aggregate repurchase price of $425,000 and therefore deferred the recognition of the gain. During Fiscal 2010, the Company lost its right to repurchase the equipment and due to this and the fact that the Company has no continuing relationship with Customer B, the Company recorded the write-off of the asset and the net gain of approximately $370,000 as of April 4, 2010.

On November 9, 2007 the Company entered into an Equipment Sale and Lease Agreement with a customer (“Customer C”) whereby the Company sold certain equipment to Customer C for $150,000. Per the agreement, the Company will maintain possession of the equipment and continue to use them in their manufacturing processes for an initial term of 24 months. Per the Equipment Sale and Lease Agreement, the Company is to pay rental fees of $11,250 annually. The Company has deferred the recognition of the gain of approximately $150,000 related to these transactions. The Equipment Sale and Lease Agreement contains a repurchase option in which the Company has the right to repurchase the equipment at the original sale price. The Company originally planned to exercise this option at the end of the initial 24 month terms for an aggregate repurchase price of $150,000 and therefore deferred the recognition of the gain. In January 2010, this agreement was renewed, however the Company lost its right to repurchase the equipment. The Company is recognizing the gain over the term of the customer relationship estimated through December 2018. The Company recognized a gain of $13,334 for the year ended April 3, 2011.  The Company recognized a gain of $32,222 for the year ended April 4, 2010 to recognize deferred gains from November 2007 through April 4, 2010. The deferred gain at April 3, 2011 and April 4, 2010 is $104,444 and $117,778, respectively. For period ending May 22, 2011 the Company recognized the remaining gain of $117,778 upon acquisition by AMS Corp.

F-58

Advanced MicroSensors, Inc.

Notes to Financial Statements

On November 12, 2008 the Company entered into another Equipment Sale and Lease Agreement with Customer B whereby the Company sold certain equipment to the customer for $250,000. Per the agreement, the Company will maintain possession of the equipment and continue to use them in their manufacturing processes for an initial term of 12 months. Per the Equipment Sale and Lease Agreement, the Company is to pay rental fees of $20,000 annually for the initial term. Similar to the above equipment sale and lease agreements this agreement also contained repurchase options in which the Company has the right to repurchase the equipment at the original sale price. The Company planned to exercise this option at the end of the initial 12 month term for an aggregate repurchase price of $250,000. During Fiscal 2010, the Company lost its right to repurchase the equipment and due to this the Company recorded the write-off of the asset and the net gain of approximately $52,000 during the year end April 4, 2010.

On January 6, 2009, the Company entered into another Purchase and Lease Agreement with Customer C whereby the Company sold certain assets with a net book value of approximately $162,000 for $300,000. The lease has a term of 1 year with an annual rental payment of $1,000. Extensions of the term are at the buyer’s option and the Company has no right to repurchase the equipment. Similar to the other transaction with Customer C, the gain of approximately $138,000 is being amortized over the estimated customer relationship period which is through December of 2018. The Company recorded gains of $13,839 for the year ended April 3, 2011 and $13,839 for the year ended April 4, 2010.  The deferred gain at April 3, 2011 and April 4, 2010 is $107,254 and $121,093, respectively. For the period ending May 22, 2011 the Company recognized the remaining gain of $121,093 upon acquisition by AMS Corp.

In April 2010, the Company entered into an Equipment Purchase and Usage Agreement with Customer D whereby the Company sold the customer certain manufacturing tools for $1,000,000. These tools had a net book value of $31,470. The agreement does not have any provisions for the Company to repurchase the tools, the tools are leased at an annual rate of $1,000 and the lease can be renewed annually at the customer’s option. The ownership of the tools transferred to the customer on May 15, 2010 with the final payment. In November 2010, Customer D informed the Company that the lease would not be renewed on May 1, 2011.  The equipment will be relocated to the customer’s factory in China.  Since the lease was not renewed and the Company has no continuing relationship with Customer D, the Company recognized the gain of $968,530 for the year ended April 3, 2011.

In addition to the $968,530 gain relating to Customer D, fully depreciated equipment totaling $45,000 was sold to a third party resulting in a total gain on sale of equipment of $1,013,530 for the year ended April 3, 2011.

13. Notes Payable

Per the Asset Purchase Agreement and related Loan Agreement, the Company received short-term financing of $1,650,000 in the form of short-term notes payable from the Purchaser.  The notes are evidenced by promissory notes bearing interest at 8% per annum and due on demand of the Purchaser, given not less than 5 months after the date of the first advance of the loan on September 30, 2010.  The notes are collateralized by assets of the Company.  As of April 3, 2011, the Company had accrued interest of $38,882.  In conjunction with the Asset Purchase Agreement in May 2011, the Company’s obligations under the loan agreement were terminated and released in full in the amount of the liability and accrued interest of $1,707,000.

F-59

Advanced MicroSensors, Inc.

Notes to Financial Statements

14. Stockholders’ Equity

Common Stock

The Company has 6,500,000 shares of authorized common stock, of which 4,300,000 common shares have been reserved for issuance upon conversion of the Series A convertible preferred stock.

Included in the Investor Rights Agreement dated November 23, 1999 and as amended on August 22, 2000, are restrictions on the sale and transfer of founders’ stock, Series A convertible preferred stock, and other capital stock convertible into common stock. Specifically, AMS retains the right of first refusal to purchase any shares made available for sale by any of the founders or initial investors. Should AMS elect not to purchase the offered shares, each founder and investor shall have the right to purchase those shares on a pro rata basis. The agreement also provides for tag-along and registration rights under certain circumstances.

Quantum’s (See Note 4) intent is to maintain an ownership level of 19.9% or less. Accordingly, should AMS initiate any transaction which results in a greater than 19.9% ownership by Quantum, AMS agrees to repurchase Quantum’s capital stock at a predetermined price to the extent necessary to reduce Quantum’s ownership level to 19.9% or less.

Preferred Stock

In December 2004, the Company issued 9,267 shares of Series A-1 convertible preferred stock to Lafé (See Note 4) at a per share price of $107.9098 for an aggregate purchase price of $1,000,000.

In March 2006, the Company issued 20,000 shares of Series A convertible preferred stock at a per share price of $100 for an aggregate purchase price of $2,000,000. The purchase price of the 20,000 shares of Series A Convertible Preferred Stock was paid by the cancellation of the $500,000 note payable with Lafé, the exchange and cancellation of the 9,267 shares of Series A-1 Convertible Preferred Stock with a value of $1.0 million and additional cash consideration of $500,000.

The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.10, of which 129,000 shares have been designated as Series A convertible preferred stock. The Series A convertible preferred stock have certain rights and preferences that include the following:

Dividends

The holders of Series A convertible preferred stock are not entitled to receive dividends. When and as dividends are declared payable in cash, property, or shares of the Company’s capital stock to common stockholders, the Company will declare at the same time and pay to each holder of Series A convertible preferred stock a dividend equal to the dividend which would have been payable to such holder if the shares of Series A and convertible preferred stock held by such holder had been converted into common stock. To date, no dividends have been declared.

Conversion

Each share of Series A convertible preferred stock is convertible into the number of shares of common stock as is obtained by dividing $100 by the Series A conversion price (as defined), in effect at the time of conversion, which can be adjusted for certain dilutive events, at the option of the holder at any time. Conversion is automatic upon the written election of holders of three-quarters of the preferred stock then outstanding or the closing of a public offering of common stock for which the aggregate proceeds are at least $15 million and the per share offering price is at least $9.00. Upon conversion of all the shares of Series A convertible preferred stock, the holders of such stock may receive additional shares of common stock based on a formula.

F-60

Advanced MicroSensors, Inc.

Notes to Financial Statements

Liquidation

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the Series A convertible preferred stockholders will be entitled to receive an amount equal to $100 per share (subject to adjustments for stock splits and similar events) plus all dividends declared but unpaid. Each such liquidation amount will be paid first out of the assets of the Company available for distribution to holders of the capital stock of all classes. As of April 3, 2011, the aggregate liquidation preference for preferred shares outstanding was $12,900,000.

Voting

The holders of Series A convertible preferred stock are entitled to vote on all matters with the holders of common stock as if they were one class of stock. The holders of Series A convertible preferred stock are entitled to the number of votes equal to the number of shares of common stock into which each share is then convertible into.

15. Employee Stock Option Plan

On June 21, 1999, the Company’s board of directors and stockholders approved the Company’s 1999 Incentive and Nonstatutory Stock Option Plan (the “Plan”). Under the terms of the Plan 850,000 shares of common stock are reserved for issuance.

Under the Plan, incentive stock options may be granted only to officers and other employees of the Company. Nonstatutory stock options may be granted to consultants, directors, employees, or officers of the Company. Options typically vest over three years from the date of grant and have a ten-year life.

The following table summarizes information about the stock option activity during the years ended April 3, 2011 and April 4, 2010:

	Number of Shares	Weighted- Average Exercise Price

Options outstanding and exercisable, March 29, 2009	523,670	$1.39
Granted	-	-
Exercised	-	-
Cancelled/forfeited	(392,170)	.59

Options outstanding and exercisable, April 4, 2010	131,500	3.75
Granted	-	-
Exercised	-	-
Cancelled/forfeited	(29,500)	3.89

Options outstanding and exercisable, April 3, 2011	102,000	$3.71

F-61

Advanced MicroSensors, Inc.

Notes to Financial Statements

The remaining contractual life of the options outstanding at April 3, 2011, is approximately 1.5 years.

16. Defined Contribution Plan

The Company has established a defined contribution retirement plan (the “Plan”). All full-time employees who have reached the age of 21 are eligible to contribute to the Plan. The Plan includes a discretionary employer match. Employees vest in Company contributions at a rate of 50% per year over two years. There were no Company contributions for the years ended April 3, 2011 and April 4, 2010.

17.Subsequent Events

The Company evaluated all events and transactions that occurred after April 3, 2011 through June 30, 2011, the date the financial statements were available to be released.

On May 23, 2011, the Company closed an Asset Purchase Agreement to sell substantially all of the assets and specified liabilities of the Company. The Purchase Price was a number of shares of authorized but unissued shares of common stock of the Purchaser, representing 5% of the outstanding common stock of the Purchaser on a fully diluted basis on the closing date.

In addition, subsequent to April 3, 2011, the Company exercised its option to extend its office and manufacturing facilities lease through June 30, 2012.  In accordance with the Asset Purchase Agreement, the lease was assigned to the Purchaser.

The remainder of this page intentionally left blank.

F-62

PLURES TECHNOLOGIES, INC.

______________ Shares

of Common Stock

PROSPECTUS

The Date of This Prospectus is _________________, 2013

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

We agreed to register the offer and sale of the shares of our common stock covered by this prospectus by filing the registration statement that this prospectus is a part under the Securities Act and the securities laws of the states. We agreed to pay all the expenses and fees incurred in connection with the preparation, filing and modification or amendment of the registration statements except for selling commissions. These expenses are estimated as follows:

SEC registration fee	$456.

Accounting fees and expenses	5,000

Legal fees and expenses	10,000

Blue Sky expenses	15,000

Printing expenses	15,000

Total	45,456

Item 14. Indemnification of Directors and Officers

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We maintain two director and officer insurance policies aggregating $6,000,000.

Item 15.  Recent Sales of Unregistered Securities.

The following is a summary of sales of our securities that were not registered under the Securities Act of 1933, as amended (the “Securities Act”) during the last three years.

II-1

On May 23, 2011, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Plures Technologies, Inc., a Delaware corporation, now known as Plures Holdings, Inc. (“Plures”).  Other parties to the Merger Agreement were RENN Universal Growth Investment Trust PLC, a public limited company registered in England and Wales and a stockholder of the Company (“RENN Universal”), RENN Global Entrepreneurs Fund, Inc., a Texas corporation and a stockholder of the Company (“RENN Global”), and the Company’s newly formed, wholly owned subsidiary, Plures Acquisition Corp., a Delaware corporation (“Merger Sub”). On August 10, 2011 (the “Effective Time”), there was a consummation of the merger (the “Merger”) contemplated by the Merger Agreement, in which Plures was merged with Merger Sub, with Plures as the surviving corporation and which became a wholly-owned subsidiary of the Company. At the Effective Time, the Company issued __4,609,230_______ shares of common stock to the former owners of Plures (which figure includes _697,367___ shares held back and to be issued in February 2013 in the absence of indemnification claims) and certain convertible promissory notes issued by Plures to RENN Universal and RENN Global in the aggregate principal amount of $2,000,000 were converted into an aggregate of 1,000,000 shares of Series A Preferred Stock of the Company.

On September 28, 2011, the Registrant sold 394,737 shares of common stock, par value $.001, to RENN Universal. The price was $750,000.00.  The Registrant paid an agency fee of $25,000 and 20,000 shares of common stock to an agent for the transaction. The 394,737 shares of common stock are exchangeable, at the option of the Purchaser, for shares of Series A Preferred Stock of the Registrant at a rate of one share of Series A Preferred Stock for each 1.05632 shares of common stock.

On December 16, 2011, the Board of Directors of the Registrant authorized the amendment of the Certificate of Designations, Preferences, Rights and Limitations of Series A Preferred Stock of the Registrant to increase the shares of Series A Preferred Stock from 1,000,000 shares to 1,375,000 shares.  Under the terms of a Stock Purchase Agreement between the Registrant and RENN Universal , RENN Universal elected to exchange the 394,737 shares of common stock it previously purchased for 375,000 shares of Series A Preferred Stock.

On April 13, 2012, the Registrant sold 1,400 shares of common stock, to Quantum Corp. The shares were issued in exchange for certain shares of preferred stock of AMS Liquidating Corp. (formerly known as Advanced Mircosensors, Inc.), a Delaware corporation and a majority owned subsidiary of the Registrant.

On May 25, 2012, the Registrant sold 166,667 shares of common stock, to RENN Universal for the sum of $500,000 and issued RENN Universal a warrant to purchase 83,334 shares of common stock initially at $3.50 per share for a period of five (5) years (the “Warrant”).  Also on such date, the Registrant sold 83,333 shares of common Stock to RENN Entrepreneurial Fund Limited (“RENN Entrepreneurial”) for $250,000 and issued RENN Entrepreneurial a warrant to purchase 41,666 shares of common stock.

On June 13, 2012, the Registrant sold 83,333 shares of common stock to Leon Wagner for the sum of $250,000 and issued the purchaser a warrant to purchase 41,667 shares of common stock initially at $3.50 per share for a period of five (5) years.

On November 16, 2012, the Registrant entered into a series of agreements dated as of October 15, 2012, which superseded the discretionary loans referred to in a report of the Registrant on Form 8-K filed October 2, 2012. The authorized amount of the notes is up to $2,500,000, of which $1,000,000 has been advanced to such date.  The term of the loans is 54 months and the interest rate is 2% per annum.  Principal and interest on the notes are payable at maturity.  The notes are secured by a security interest on the assets of the Registrant and its subsidiaries subject only to a security interest previously granted to Massachusetts Development Finance Agency.  The notes are guaranteed by each direct and indirect subsidiary of the Registrant.  The notes are convertible into common stock of the Registrant initially a rate determined by diving the principal amount of the notes and all accrued but unpaid interest by $3.00.  Each note is accompanied by a warrant to purchase a number of shares of common stock of the Registrant, equal to the number of shares into which such note is convertible, at a price of $.01 per share.  Both the note and the warrant are adjustable for stock splits, stock dividends, stock combinations and reclassifications.

On May 8, 2013, the Registrant, and a subsidiary of the Registrant (“AMS”), entered into a series of financing agreements pursuant to which the Registrant raised approximately $5,200,000. AMS entered into a loan and security agreement with Hercules Technology Growth Capital Inc. (“Hercules”) pursuant to which AMS borrowed $2,000,000, with the possible loan of an additional $1,000,000 by Hercules in 2014.  The Hercules loan is repayable over a three and one half year period ending in October, 2016.  Hercules received a first priority security interest in all of the assets of the Registrant and its subsidiaries.  Repayment has been guaranteed by the Registrant and its other operating subsidiary.  In connection with the Hercules loan, Hercules received a warrant to purchase Series A Preferred Stock of the Registrant which would be convertible into 3.5% of the fully diluted common stock of the Registrant after such issuance, measured as of the time of the exercise of such warrant.  The exercise price of the warrant is $0.01 per share of Series A Preferred Stock.

II-2

On May 8, 2013, the Registrant’s principal stockholders, and others purchased a total of $3,225,000 of 2% junior secured convertible notes.  The 2% notes are due 54 months after issuance, at which time all principal and interest will be due and payable.  The notes are convertible into the common stock of the Registrant at $1.60 per share (or $1.00 per share if the cash of the Registrant and its subsidiaries drops below $1,000,000).  The 2% notes are accompanied by warrants to purchase the number of shares of common stock of the Registrant into which the notes are then convertible, at an exercise price of $0.01 per share.  The notes are secured by a security interest in all of the assets of the Registrant and its subsidiaries, junior to the security interest of Hercules and Massachusetts Development Finance Agency. Prior to this financing, the Registrant had sold $2,433,333 of 2% notes and warrants (the “Prior Note and Prior Warrants”).  As part of the purchase of approximately $3.225 million of 2% notes, the Prior Notes become convertible at $1.60 per share of common stock of the Registrant (or $1.00 of the cash of the Registrant and its subsidiaries drops below $1,000,000) and the Prior Warrants become exercisable for the number of shares of common stock of the Registrant into which the Prior Notes are then convertible.  The security interest of the Prior Notes was consolidated with the security interest of the $3.2 million of 2% notes.

In connection with the May 8, 2013 transactions, the Registrant paid commissions of approximately $150,000 and issued warrants exercisable at $.01 per share for 75,000 shares of common stock of the Registrant to the registered broker dealer which arranged the financing.

In the above transactions, the purchasers represented that they are accredited investors and are purchasing the shares of preferred stock or common stock for investment and not distribution.   The Registrant believes an exemption from registration under the Securities Act of 1933, as amended, exists based on the provisions of Rule 506 of the General Rules and Regulations under the Securities Act.

Item 16. Exhibits

The following exhibits are filed as a part of, or incorporated by reference into, this Registration Statement.

2(a)	Agreement and Plan of Merger and Reorganization (incorporated by reference to report on Form 8-K filed on May 25, 2011)

2(b)	Amendment to Agreement and Plan of Merger and Reorganization (incorporated by reference to report on Form 8-K/A filed on August 3, 2011)

2(c)	Second Amendment to Agreement and Plan of Merger and Reorganization (incorporated by reference to report on Form 8-K/A filed on August 4, 2011)

2(d)	Third Amendment to Agreement and Plan of Merger and Reorganization (incorporated by reference to report on Form 8-K/A filed on August 8, 2011)

2(e)	Asset Purchase Agreement between AMS Acquisition Corp. (now known as Advanced MicroSensors Corporation) and Advanced MicroSensors, Inc. and First and Second Amendments thereto. (incorporated by reference to report on Form 8-K/A filed on November 16, 2011)

3	Amended and Restated Certificate of Incorporation of CMSF Corp. (incorporated by reference to definitive information statement filed on August 29, 2011)

4	Certificate of Designation of Series A Preferred Stock. (incorporated by reference to report on Form 8-K/A filed on November 16, 2011)

5	Opinion of counsel (to be filed by amendment)

10.1	Supply Agreement between MEMSIC, Inc. and Advanced MicroSensors, Inc. dated January 13, 2010 and amendment dated May 23, 2011, assigned to AMS. (*) (incorporated by reference to report on Form 8-K/A filed on November 16, 2011)

10.2	Equipment Agreements between MEMSIC, Inc. and Advanced MicroSensors, Inc. dated January 6, 2009 and January 13, 2010, assigned to AMS. (incorporated by reference to report on Form 8-K/A filed on November 16, 2011)

II-3

10.3	Technology License Agreement between Quantum Corporation and Advanced MicroSensors, Inc., dated June 21, 1999, assigned to AMS. (incorporated by reference to report on Form 8-K/A filed on November 16, 2011)

10.4	Facilities Lease Agreement between Worcester Citi Campus Corporation and Advanced MicroSensors, Inc. dated July 1, 2006 (“Facilities Lease”) assigned to AMS. (incorporated by reference to report on Form 8-K/A filed on November 16, 2011)

10.4(a)(b)(c)(d)	Amendment One to Facilities Lease dated May 18, 2007, Amendment Two to Facilities Lease dated January 30, 2009, Amendment Three to Facilities Lease dated September 29, 2010, and Amendment Four to Facilities Lease dated May 23, 2011. (incorporated by reference to report on Form 8-K/A filed on November 16, 2011)

10.5	Patent License from Advanced MicroSensors, Inc. to SpinIC, Inc dated January 26, 2009, assigned to AMS. (incorporated by reference to report on Form 8-K/A filed on November 16, 2011)

10.6	Equipment Purchase Usage Agreement between SpinIC, Inc. and Advanced MicroSensors, Inc. dated April 1, 2010. (*) (incorporated by reference to report on Form 8-K/A filed on November 16, 2011)

10.7	RENN Universal and RENN Global Convertible Notes dated May 23, 2011. (incorporated by reference to report on Form 8-K/A filed on November 16, 2011)

10.8	Amended and Restated 2011 Stock Option Plan. (incorporated be reference to report on Form 8-K filed on March 1, 2012)

10.9	Stock Exchange Agreement between Quantum Corp. and the Registrant dated April 13, 2012 (incorporated by reference to report on Form 8-K filed April 17, 2012)

10.10	Form of Stock Purchase Agreement (incorporated by reference to report on Form 8-K filed May 30, 2012)

10.11	Form of Securities Purchase Agreement, Promissory Note, Pledge and Security Agreement, Guaranty Agreement and common stock Purchase Warrant (incorporated by reference to report on Form 8-K filed November 19, 2012)

10.12	Loan and Security Agreement between Hercules (“Hercules”) and Advanced Microsensors Corporation (“AMS”). (incorporated by reference to report on Form 8-K filed May 14, 2013)

10.13	Stock Pledge and Security Agreement between the Registrant and Hercules. (incorporated by reference to report on Form 8-K filed May 14, 2013)

10.14	Stock Pledge and Security Agreement between Plures Holdings, Inc. (“Holdings”) and the Registrant. (incorporated by reference to report on Form 8-K filed May 14, 2013)

10.15	Patent Grant of Security Interest by AMS to Hercules. (incorporated by reference to report on Form 8-K filed May 14, 2013)

10.16	Warrant Agreement of the Registrant with Hercules. (incorporated by reference to report on Form 8-K filed May 14, 2013)

10.17	First Amendment of AMS Term Note to MDFA. (incorporated by reference to report on Form 8-K filed May 14, 2013)

10.18	common stock Purchase Warrant of the Registrant to MDFA. (incorporated by reference to report on Form 8-K filed May 14, 2013)

10.19	Amended Securities Purchase Agreement. (incorporated by reference to report on Form 8-K filed May 14, 2013)

II-4

10.20	2% Secured Convertible Promissory Note. (incorporated by reference to report on Form 8-K filed May 14, 2013)

10.21	Amended Pledge and Security Agreement. (incorporated by reference to report on Form 8-K filed May 14, 2013)

10.22	Common stock Purchase Warrant. (incorporated by reference to report on Form 8-K filed May 14, 2013)

10.23	Fifth Amendment to Lease. (incorporated by reference to report on Form 8-K filed May 14, 2013)

10.24	First Amendment to Investors Rights Agreement. (incorporated by reference to report on Form 8-K filed May 14, 2013)

10.25	Subordination and Intercreditor Agreement. (incorporated by reference to report on Form 8-K filed May 14, 2013)

21	List of Subsidiaries. (incorporated by reference to report on Form 10-K filed April 15, 2013)

23(a)	Consent of Moody, Famiglietti & Andronico

23(b)	Consents of BDO USA LLP

23(c)	Consent of Ruskin Moscou Faltischek, P.C. (to be filed by amendment)

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a) (3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any additional or changed material information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement relating to the securities then being offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of such securities.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

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(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

If the undersigned Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of this Registration Statement, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 3, 2013.

PLURES TECHNOLOGIES, INC.

By:	/s/ David R. Smith
David R. Smith
Chief Executive Officer and
Chairman of the Board

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint David R. Smith and Glenn Fricano and Stuart Sieger, individually, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their names, places, steads, in any and all capacities, to sign this Registration Statement to be filed with the Securities and Exchange Commission and any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ DAVID R. SMITH	Chief Executive Officer	July 3, 2013
David R. Smith

/s/ HARMANDIP KULLAR	Chief Financial Officer	July 3, 2013
Harmandip Kullar

/s/ ALAN FEIN	Director	July 3, 2013
Alan Fein

/s/ GLENN FRICANO	Director	July 3, 2013
Glenn Fricano

/s/ JOSHUA GOTTLIEB	Director	July 3, 2013
Joshua Gottlieb

/s/ STUART M. SIEGER	Director	July 3, 2013
Stuart M. Sieger

/s/ DAVID R. SMITH	Director	July 3, 2013
David R. Smith

/s/ Z. ERIC STEPHENS	Director	July 3, 2013
Z. Eric Stephens

/s/ BURTON WEINSTEIN	Director	July 3, 2013
Burton Weinstein

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